Exhibit 10.1

LOAN AND SECURITY AGREEMENT

dated as of

July 25, 2025

among

STEPSTONE SPV FACILITY V LLC

as the Company

STEPSTONE PRIVATE CREDIT FUND LLC

as the Parent

The Lenders Party Hereto

The Collateral Administrator, Collateral Agent and Securities Intermediary Party Hereto

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent

and

STEPSTONE PRIVATE CREDIT FUND LLC,

as Portfolio Manager

ARTICLE VI
REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.01.	Representations and Warranties	68
SECTION 6.02.	Covenants of the Company and the Portfolio Manager	71
SECTION 6.03.	Amendments of Portfolio Investments, Etc.	79

ARTICLE VII
EVENTS OF DEFAULT

SECTION 7.01.	Events of Default	79

ARTICLE VIII
COLLATERAL ACCOUNTS; COLLATERAL SECURITY

SECTION 8.01.	The Collateral Accounts; Agreement as to Control	81
SECTION 8.02.	Collateral Security; Pledge; Delivery	84

ARTICLE IX
THE AGENTS

SECTION 9.01.	Appointment of the Administrative Agent and the Collateral Agent	87
SECTION 9.02.	Additional Provisions Relating to the Collateral Agent and the Collateral Administrator	90
SECTION 9.04.	Notices	94
SECTION 9.05.	Certain ERISA Matters	95

ARTICLE X
MISCELLANEOUS

SECTION 10.01.	Non-Petition; Limited Recourse	96
SECTION 10.02.	Notices	97
SECTION 10.03.	No Waiver	97
SECTION 10.04.	Expenses; Indemnity; Damage Waiver; Right of Setoff	97
SECTION 10.05.	Amendments	99
SECTION 10.06.	Successors; Assignments	99
SECTION 10.07.	Governing Law; Submission to Jurisdiction; Etc.	101
SECTION 10.08.	Interest Rate Limitation	102
SECTION 10.09.	PATRIOT Act	102
SECTION 10.10.	Counterparts	102
SECTION 10.11.	Headings	103
SECTION 10.12.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions.	103
SECTION 10.13.	Confidentiality	103

Schedules

Schedule 1	Transaction Schedule

Schedule 2	Contents of Notice of Acquisition

Schedule 3	Eligibility Criteria

Schedule 4	Concentration Limitations

Schedule 5	Initial Portfolio Investments

Schedule 6	GICS Industry Classifications

Schedule 7	Partial PIK Portfolio Investment – Notice Form

Exhibits

Exhibit A	Form of Request for Advance

Annexes

Annex A	Certain Commercial Terms

LOAN AND SECURITY AGREEMENT dated as of July 25, 2025 (this “Agreement”) among STEPSTONE SPV FACILITY V LLC, as borrower (the “Company”); STEPSTONE PRIVATE CREDIT FUND LLC (the “Parent”), STEPSTONE PRIVATE CREDIT FUND LLC (the “Portfolio Manager”); the Lenders party hereto; UMB Bank, National Association, in its capacity as collateral agent (in such capacity, the “Collateral Agent”); UMB Bank, National Association, in its capacity as collateral administrator (in such capacity, the “Collateral Administrator”); UMB Bank, National Association, in its capacity as securities intermediary (in such capacity, the “Securities Intermediary”); and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

The Company wishes to acquire and finance certain corporate loans (the “Portfolio Investments”), all on and subject to the terms and conditions set forth herein.

On and subject to the terms and conditions set forth herein, JPMorgan Chase Bank, National Association (“JPMCB”), each other lender party hereto from time to time and each of their respective successors and permitted assigns (collectively, the “Lenders”) have agreed to make advances to the Company (“Advances”) hereunder to the extent specified on the transaction schedule attached as Schedule 1 hereto (the “Transaction Schedule”).

Accordingly, in consideration of the mutual premises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties hereto agree as follows:

Certain Defined Terms

“Account Control Agreements” means, (a) for each Collateral Account that is a deposit account, a deposit account control agreement in form and substance reasonably satisfactory to the Administrative Agent and (b) for each Collateral Account that is a securities account, a securities account control agreement in form and substance reasonably satisfactory to the Administrative Agent, in each case executed by (i) the Company, (ii) the Collateral Agent and (iii) the financial institution maintaining such Collateral Account.

“Additional Distribution Date” has the meaning set forth in Section 4.05.

“Adjusted Applicable Margin” means the stated Applicable Margin for Advances set forth on the Transaction Schedule with respect to the applicable currency plus 2% per annum.

“Adjusted Term CORRA” means a per annum rate equal to Term CORRA plus the Term CORRA Adjustment; provided, further, that, in the event that the Adjusted Term CORRA is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Administrative Agent” has the meaning set forth in the introductory section of this Agreement.

“Advances” has the meaning set forth in the introductory section of this Agreement.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company) at law or in equity, or before or by any Governmental Authority, whether pending, active or, to the Company’s or the Portfolio Manager’s knowledge, threatened against or affecting the Company or the Portfolio Manager or their respective property that would reasonably be expected to result in a Material Adverse Effect.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such former Person but, which shall not, with respect to the Company, include the obligors under any Portfolio Investment and provided further that for the purposes of determining whether any Portfolio Investment meets the Eligibility Criteria or is subject to the Excess Concentration Limitations, the term Affiliate shall not include any Affiliate relationship that exists solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent” has the meaning set forth in Section 9.01.

“Agent Business Day” means any day on which commercial banks settle payments in each of New York City and the city in which the corporate trust office of the Collateral Agent is located (which shall initially be Kansas City, Missouri).

“Agreed Currency” means U.S. Dollars, EUR, GBP, CAD and CHF.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Amendment” has the meaning set forth in Section 6.03.

“Anti-Corruption Laws” means, with respect to a Person, all laws, rules, and regulations of any jurisdiction applicable to that Person from time to time concerning or relating to bribery or corruption.

“Applicable Law” means, for any Person, all existing and future laws, rules, regulations (including the Investment Company Act and temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means the applicable margin for Advances, as set forth on the Transaction Schedule.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Financing Commitments represented by such Lender’s Financing Commitment. If the Financing Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Financing Commitments most recently in effect, giving effect to any assignments at the time of determination.

“AR” is defined in the definition of “Borrowing Base Test”.

“ARR Portfolio Investment” means any Portfolio Investment that is underwritten on multiples of annual recurring revenue of the Portfolio Investment Obligor as determined by the Administrative Agent in its sole discretion.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of a Calculation Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Calculation Period” pursuant to clause (vi) of Section 3.01(h).

“AUD”, “A$” and “Australian dollar” denote the lawful currency of Australia.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” has the meaning set forth in Section 8.01(a).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, with respect to (i) Advances denominated in U.S., Dollars, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1% and (c) the Term SOFR Rate for a one month Calculation Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology), (ii) Advances denominated in CAD, the Canadian Prime Rate and (iii) with respect to Advances denominated in GBP, EUR or CHF, the applicable Reference Bank Base Rate. Any change in the applicable Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, the Term SOFR Rate, the Canadian Prime Rate or the Reference Bank Base Rate, respectively, shall be effective from and including the effective date of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.01(h) (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.01(h)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. In the event that the applicable Base Rate is below zero at any time during the term of this Agreement, it shall be deemed to be zero until it exceeds zero again.

“Base Rate Advance” means any Advance bearing interest at a rate determined by reference to the applicable Base Rate.

“Benchmark” means, initially, the applicable Reference Rate for such Agreed Currency; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to such applicable Reference Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (ii) or clause (iii) of Section 3.01(h).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Advance denominated in an Agreed Currency (other than USD), “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1) in the case of any Advance denominated in U.S. Dollars, the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated or bilateral credit facilities denominated in the applicable Agreed Currency at such time and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than 0% per annum, the Benchmark Replacement will be deemed to be 0% per annum for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Calculation Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated or bilateral credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Advance, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Daily Simple SOFR,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Calculation Period,” timing and frequency of determining rates and making payments of interest, timing of Request for Advances or prepayment or conversion notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 3.01(h) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 3.01(h).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrowing Base Test” means a test that will be satisfied on any date of determination if the following is true:

Net Advance Net Asset Value	≤ AR

Where:

AR = 62.5%.

“Broadly Syndicated Loan” means any Senior Secured Loan the assignment and assumption documentation with respect to which is governed by LSTA documentation for which at least two (2) bid-side prices are available as determined by LoanX or Markit Group Limited on any Business Day of determination.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are open for business in each of New York City, Dublin, Republic of Ireland, and the city in which the corporate trust office of the Collateral Agent is located; provided that, in addition to the foregoing, a Business Day shall be, (i) in relation to Term Benchmark Advances denominated in U.S. Dollars and any interest rate settings, fundings, disbursements, settlements or payments of any such Term Benchmark Advances or any other dealings of such Term Benchmark Advances, any such day that is only a U.S. Government Securities Business Day, (ii) in relation to Advances denominated in GBP, “Business Day” shall mean any day (other than a Saturday or a Sunday) on which banks are open for business in London, England and the city in which the corporate trust office of the Collateral Agent is located, (iii) in relation to Advances denominated in Euros and in relation to the calculation or computation of EURIBOR Rate, “Business Day” shall mean any day which is a TARGET Day and on which banks are open for business in the city in which the corporate trust office of the Collateral Agent is located (iv) in relation to Advances denominated in CAD, “Business Day” shall mean any day (other than a Saturday or a Sunday) on which banks are open for business in Toronto, Canada and the city in which the corporate trust office of the Collateral Agent is located and (v) in relation to any RFR Advances and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Advance, or any other dealings in the applicable Agreed Currency of such RFR Advance, “Business Day” shall mean any such day that is only an RFR Business Day and on which banks are open for business in the city in which the corporate trust office of the Collateral Agent is located.

“CAD” means Canadian dollars.

“CAD” and “C$” denote the lawful currency of Canada.

“Calculation Period” means, with respect to any Advance, initially, the period from and including the date on which such Advance is made hereunder to but excluding the first Calculation Period Start Date following the date of such Advance and, thereafter, each successive quarterly period from and including a Calculation Period Start Date to but excluding (i) the immediately succeeding Calculation Period Start Date or (ii) in the case of the last Calculation Period, if the last Calculation Period does not end on the last calendar day of March, June, September or December, the period from and including the related Calculation Period Start Date to but excluding the Maturity Date).

“Calculation Period Start Date” means the first calendar day of January, April, July and October of each year (or, if any such date is not a Business Day, the immediately succeeding Business Day), commencing on October 1, 2025.

“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate published by Bloomberg Financial Markets Commodities News (or any successor to or substitute for such service, providing rate quotations comparable to those currently provided by such service, as reasonably determined by the Administrative Agent from time to time) at 10:15 a.m. Toronto time on such day and (ii) Adjusted Term CORRA for thirty (30) days, plus 1% per annum; provided that if any of the above rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or Term CORRA shall be effective from and including the effective date of such change in the PRIMCAN Index or Term CORRA, respectively.

“Cash Equivalents” means, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within three months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) at the time of acquisition thereof, has the highest rating obtainable from either S&P or Moody’s; and (vi) such other similar instruments to the extent Permitted Non-USD Currencies are invested therein.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act or (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) shall be deemed to have occurred after the date of this Agreement for purposes of this definition, regardless of the date adopted, issued, promulgated or implemented.

“Change of Control” means an event or series of events by which (a) the Parent (i) shall cease to possess the right to elect or appoint (through contract, ownership of voting securities, or otherwise) managers that at all times have a majority of the votes of the board of managers (or similar governing body) of the Company or to direct the management policies and decisions of the Company or (ii) shall cease to own and control legally and beneficially all of the Equity Interests of the Company, (b) StepStone Group Private Debt LLC (or an affiliate thereof) ceases to manage the Parent or the Portfolio Manager, (c) StepStone Group Private Debt AG individually or together with StepStone Group LP (or an affiliate thereof) (i) shall cease to possess the right to elect or appoint (through contract, ownership of voting securities, or otherwise) managers that at all times have a majority of the votes of the board of managers (or similar governing body) of StepStone Group Private Debt LLC or to direct the management policies and decisions of StepStone Group Private Debt LLC or (ii) shall cease to own and control legally and beneficially all of the Equity Interests of StepStone Group Private Debt LLC.

“Charges” has the meaning set forth in Section 10.08.

“CHF”, “₣” and “Swiss franc” denote the lawful currency of Switzerland.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 8.02(a).

“Collateral Accounts” has the meaning set forth in Section 8.01(a).

“Collateral Administrator” has the meaning set forth in the introductory section of this Agreement.

“Collateral Agent” has the meaning set forth in the introductory section of this Agreement.

“Collateral Principal Amount” means, on any date of determination, (A) the aggregate principal balance of the Portfolio, limited to, in the case of any Revolving Loan and any Delayed Funding Term Loan, the funded principal balance thereof, as of such date plus (B) the amounts on deposit in the Unfunded Exposure Account (including cash and Eligible Investments) as of such date plus (C) the amounts on deposit in the Collateral Accounts other than the Operating Account (in each case, including cash and Eligible Investments) representing Principal Proceeds as of such date minus (D) the aggregate principal balance of all Ineligible Investments as of such date.

“Collection Account” means the account(s) established by the Bank or the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Bank or the Securities Intermediary.

“Commitment Fee Rate” has the meaning set forth in Section 4.03(d).

“Company” has the meaning set forth in the introductory section of this Agreement.

“Competitor” has the meaning set forth in Annex A.

“Concentration Limitation Excess” means, on any date of determination, without duplication, the portion (which may be all) of the principal amount of any Portfolio Investment (other than any Ineligible Investment) that exceeds any Concentration Limitation as of such date; provided that the Company shall select in its sole discretion which Portfolio Investment(s) constitute part of the Concentration Limitation Excess; provided further that with respect to any Delayed Funding Term Loan or Revolving Loan, the Company shall select any term Portfolio Investment from the same Portfolio Investment Obligor and/or any funded portion of such Delayed Funding Term Loan or Revolving Loan before selecting any unfunded portion of such Delayed Funding Term Loan or Revolving Loan; provided further that if the Company does not so select any Portfolio Investment(s), the applicable portion of the Portfolio Investment(s) determined by the Administrative Agent shall make up the Concentration Limitation Excess.

“Concentration Limitations” has the meaning set forth in Schedule 4.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Corresponding Tenor” means, with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Risk Party” has the meaning set forth in Article VII.

“Currency Shortfall” has the meaning set forth in Section 4.06(c).

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), (1) with respect to any Advance denominated in GBP, an interest rate per annum equal to the greater of (a) SONIA for the day that is five Business Days prior to (i) if such RFR Interest Day is a Business Day, such RFR Interest Day or (ii) if such RFR Interest Day is not a Business Day, the Business Day immediately preceding such RFR Interest Day and (b) 0% and (2) with respect to any Advance denominated in CHF, an interest rate per annum equal to the greater of (a) SARON for the day that is five RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not a Business Day, the Business Day immediately preceding such RFR Interest Day and (b) 0%. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Company.

“Daily Simple SOFR Advance” means any Advance bearing interest at a rate determined by reference to the Daily Simple SOFR.

“Debt Securities” means obligations (other than Loans) evidenced by bonds, notes, debentures or similar instruments.

“Default” has the meaning set forth in Section 1.03.

“Delayed Funding Term Loan” means any Loan that (a) requires the holder thereof to make one or more future advances to the Portfolio Investment Obligor under the underlying instruments relating thereto, (b) specifies a maximum amount that can be borrowed on or prior to one or more fixed dates and (c) does not permit the re-borrowing of any amount previously repaid by the Portfolio Investment Obligor thereunder; but, for the avoidance of doubt, any such Loan will be a Delayed Funding Term Loan only until all commitments by the holders thereof to make such future advances to the Portfolio Investment Obligor thereon expire or are terminated or reduced to zero; provided that, upon the making of each installment, such portions shall no longer be deemed to be a “Delayed Funding Term Loan” for purposes of this Agreement.

“Deliver” (and its correlative forms) means the taking of the following steps by the Company or the Portfolio Manager on its behalf:

(1) except as provided in clauses (3) or (4) below, in the case of Portfolio Investments and Eligible Investments and amounts on deposit in the Collateral Accounts, by (x) causing the Securities Intermediary to indicate by book entry that a financial asset comprised thereof has been, if applicable, credited to the applicable Collateral Account and (y) causing the Securities Intermediary to agree, pursuant to this Agreement or an Account Control Agreement, if applicable, that it will comply with entitlement orders originated by the Collateral Agent with respect to each such security entitlement without further consent by the Company (subject to, with respect to the Operating Account, delivery of notice of exclusive control by the Collateral Agent);

(2) in the case of each general intangible, by notifying the Portfolio Investment Obligor thereunder of the security interest of the Collateral Agent;

(3) in the case of Portfolio Investments consisting of instruments (the “Possessory Collateral”) that do not constitute a financial asset forming the basis of a security entitlement delivered to the Collateral Agent pursuant to clause (1) above, by causing (x) the Collateral Agent to obtain possession of such Possessory Collateral in the State of Missouri (or other State in which the custodial office of the Collateral Agent is located), or (y) a Person other than the Company and a securities intermediary (A)(I) to obtain possession of such Possessory Collateral in the State of Missouri (or other State in which the custodial office of the Collateral Agent is located), and (II) to then authenticate a record acknowledging that it holds possession of such Possessory Collateral for the benefit of the Collateral Agent or (B)(I) to authenticate a record acknowledging that it will take possession of such Possessory Collateral for the benefit of the Collateral Agent and (II) to then acquire possession of such Possessory Collateral in the State of Missouri (or other State in which the custodial office of the Collateral Agent is located);

(4) in the case of money, by causing such money to be deposited in the related Collateral Account that is a deposit account, and, in the case of any account which constitutes a “deposit account” under Article 9 of the UCC, by causing the Bank to continuously identify on its books and records the security interest of the Collateral Agent in such account and, except as may be expressly provided herein to the contrary, establishing dominion and control over such account in favor of the Collateral Agent pursuant to this Agreement or an Account Control Agreement, if applicable;

(5) in the case of any Portfolio Investments consisting of Uncertificated Securities (other than any Uncertificated Securities credited to a securities account subject to an Account Control Agreement), by causing the issuer of such Uncertificated Security to either (at the option of the Company) (i) register the Collateral Agent as the registered owner thereof on the books and records of such issuer or (ii) execute an agreement in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such Uncertificated Security without further consent by the Company;

(6) in the case of any Portfolio Investments that are held in certificated form, by crediting to a Collateral Account or delivering to the Collateral Agent, as applicable, certificates representing the relevant Collateral with respect to such Portfolio Investments;

(7) in the case of any Loan, by delivering or causing a third party to deliver to the Securities Intermediary a facsimile or photocopy of a fully executed assignment agreement evidencing the acquisition by the Company of the Loan or a confirmation or certification from or on behalf of the Company to the effect that it has acquired such Loan and/or has received or will receive, and will deliver to the Securities Intermediary, appropriate Underlying Definitive Documents constituting, evidencing or representing such Loan with an instruction to identify such Loan in its internal books and records without any position code. The Securities Intermediary shall identify such Loan in its internal books and records without associating it with a position code. The Securities Intermediary shall maintain in its books and records a list of all of the Loans in accordance with this Agreement (including identifying in its reports to the Company and the Administrative Agent the Loans which are not direct interests in loans under the collateral notation “Participation”), and shall make available to the Company and the Administrative Agent such list upon request. For avoidance of doubt, no Loans will be registered in the name of the Securities Intermediary. The Securities Intermediary shall have no responsibilities or duties whatsoever with respect to any Underlying Definitive Document, except for such responsibilities as are expressly set forth herein. The Company shall instruct the administrative agent in respect of each Loan to make all payments receivable by the Company in respect of such Loan to the Collection Account or a Permitted Non-USD Currency Account, as applicable, or otherwise provide for the direct payment of such payments to the Collection Account or a Permitted Non-USD Currency Account, as applicable;

(8) in all cases, by filing or causing the filing of a financing statement with respect to such Collateral with the applicable Secretary of State; and

(9) in all cases by otherwise (i) ensuring that all steps, if any, required under applicable Law or reasonably requested by the Administrative Agent to ensure that this Agreement creates a valid, first priority Lien (subject only to Permitted Liens) on such Collateral in favor of the Collateral Agent, shall have been taken, and that such Lien shall have been perfected by filing and, to the extent applicable, possession or control and (ii) to the extent necessary, obtaining a consent from the applicable general partner, managing member, board of directors or any similar governing body of the Portfolio Investment Obligor authorizing and consenting to the pledge of the Collateral in accordance with the Loan Documents.

Notwithstanding clauses (1) and (3) above, the Company shall ensure that all Portfolio Investments denominated in a Permitted Non-USD Currency and all proceeds thereof shall be deposited in or credited to the applicable Permitted Non-USD Currency Account.

“Designated Email Notification Address” means scred.notices@stepstonegroup.com, provided that, so long as no Event of Default shall have occurred and be continuing and no Market Value Event shall have occurred, the Company may, upon at least five (5) Business Days’ written notice to the Administrative Agent, the Collateral Administrator and the Collateral Agent, designate any other email address as the Designated Email Notification Address.

“Designated Independent Dealer” means J.P. Morgan Securities LLC; provided that, so long as no Market Value Event shall have occurred and no Event of Default shall have occurred and be continuing, the Company may, upon at least five (5) Business Days’ written notice to the Administrative Agent, the Collateral Administrator and the Collateral Agent, designate another Independent Dealer as the Designated Independent Dealer.

“DKK”, “kr.” and “Danish krone” denote the lawful currency of Denmark.

“Dollar Equivalent” means, with respect to any amount denominated in any Permitted Non-USD Currency, the amount of U.S. Dollars that would be required to purchase such amount of such Permitted Non-USD Currency using the reciprocal foreign exchange rates obtained as described in the definition of the term Spot Rate.

“EBITDA” means, with respect to the last four full fiscal quarters with respect to any Portfolio Investment, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the underlying instruments for each such Portfolio Investment, and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such underlying instruments, an amount, for the Portfolio Investment Obligor and any parent that is obligated pursuant to the underlying instruments for such Portfolio Investment (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (a) interest expense, (b) income taxes, (c) depreciation and amortization for such four fiscal quarter period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), other non-cash charges and organization costs, (e) to the extent expressly approved by the Administrative Agent on a Portfolio Investment by Portfolio Investment basis, any (i) extraordinary losses in accordance with GAAP or IFRS and (ii) one-time, non-recurring non-cash charges and (f) any other item the Company (or the Portfolio Manager on its behalf) and the Administrative Agent deem to be appropriate; provided that with respect to any Portfolio Investment Obligor for which four full fiscal quarters of economic data are not available, EBITDA shall be determined for such Portfolio Investment Obligor based on annualizing the economic data from the reporting periods actually available as determined by the Administrative Agent.

“Effective Date” has the meaning set forth in Section 2.04.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligibility Criteria” has the meaning set forth in Section 1.03.

“Eligible Currency” means U.S. Dollars and any Permitted Non-USD Currency.

“Eligible Investments” has the meaning set forth in Section 4.01.

“Eligible Jurisdictions” means the United States and any State therein, Canada, United Kingdom, Switzerland and countries in the European Union.

“Equity Interests” means, with respect to any Person, all (a) shares, interests, participations or other equivalents (howsoever designated) of capital stock and other equity interests of such Person, including without limitation stockholder interest, general partnership interests, limited partnership interests or membership interests, whether common or preferred and whether voting or non-voting and (b) rights (other than debt securities convertible into capital stock or other equity interests), warrants or options to acquire any of the foregoing.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Company or the Parent, as applicable, within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412, 430 or 431 of the Code).

“ERISA Event” means that (1) any of the Company or the Parent has underlying assets which constitute “plan assets” within the meaning of the Plan Asset Rules, (2) any of the Company or the Parent sponsors, maintains, contributes to, is required to contribute to or has any direct liability with respect to any Plan or (3) any ERISA Affiliate sponsors, maintains, contributes to, is required to contribute to or has any material liability with respect to any Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EUR”, “€” and “Euro” denote the single currency of the Participating Member States.

“EURIBOR Rate” means, for each Calculation Period relating to an Advance in Euros, the Euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for a three-month period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters (the “EURIBOR Screen Rate”). If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Company. Notwithstanding anything in the foregoing to the contrary, if the EURIBOR Rate as calculated for any purpose under this Agreement is below zero, the EURIBOR Rate will be deemed to be zero for such purpose until such time as it exceeds zero again.

“EURIBOR Screen Rate” has the meaning set forth in the definition of “EURIBOR Rate”.

“Event of Default” has the meaning set forth in Article VII.

“Excess Interest Proceeds” means, at any time of determination, the excess of (1) amounts then on deposit in the Collateral Accounts other than the Operating Account representing Interest Proceeds over (2) the projected amount required to be paid pursuant to Section 4.05(a) and (b) on the next Interest Payment Date or the Maturity Date, as applicable, in each case, as determined by the Company in good faith and in a commercially reasonable manner and verified by the Administrative Agent.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Secured Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Financing Commitment or Advance pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Financing Commitment or Advance or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party’s failure to comply with Section 3.03(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and intergovernmental agreements entered into thereunder or any similar or related non-U.S. law that correspond to Sections 1471 to 1474 of the Code, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of such sections of the Code and any U.S. or non-U.S. fiscal or regulatory law, legislation, rules, guidance, notes or practices adopted pursuant to such intergovernmental agreement or analogous provisions of non-U.S. law.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letter” means that certain Fee Letter, dated as of the Effective Date, between the Company and the Administrative Agent.

“Financial Sponsor” means any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“Financing Commitment” means, with respect to each Lender, the commitment of such Lender to provide Advances to the Company hereunder in an amount up to but not exceeding the amount set forth opposite such Lender’s name on the Transaction Schedule, as such amounts may be increased from time to time pursuant to Section 2.06 or as a consequence of transfer of Financing Commitments in accordance with this Agreement or reduced from time to time in accordance with the terms of this Agreement.

“Financing Commitment Increase Date” means any Business Day on which the Administrative Agent (in its sole discretion) approves in writing (which may be by email) (with a copy to the Collateral Agent, which may also be by email) a Financing Commitment Increase Option Request.

“Financing Commitment Increase Option Request” means, on any date (i) during the Reinvestment Period and (ii) on which the aggregate outstanding principal amount of Advances is not less than the applicable Minimum Funding Amount as of such date, the request of the Company in writing (which may be by email) to the Administrative Agent and the Lenders (with a copy to the Collateral Agent) for an increase of the Financing Commitments pursuant to Section 2.06; provided that the Company (in consultation with the Administrative Agent) shall determine the proposed effective date of any such increase in the Financing Commitments, which may be as early as ten (10) Business Days after delivery of a Financing Commitment Increase Option Request (or such shorter period as the Administrative Agent may agree in its sole discretion).

“First Lien Last Out Loan” means a Loan that, prior to a default with respect to such Portfolio Investment, is entitled to receive payments pari passu with other Senior Secured Loans of the same Portfolio Investment Obligor, but following a default becomes fully subordinated, or otherwise junior in right of payment, to certain other Senior Secured Loans of the same Portfolio Investment Obligor and is not entitled to any payments until such other Senior Secured Loans are paid in full.

“Foreign Lender” means a Lender that is not a U.S. Tax Person.

“Functional” has the meaning set forth in Section 8.01(a).

“Fundamental Policies” means, collectively, (i) the policies and objectives for, and limits and restrictions on, investing by the Company and the Parent set forth in the Prospectus as in effect on the Effective Date which may be changed only by a vote of a majority of the Company’s outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act), and (ii) all policies limiting the incurrence of Indebtedness by the Company and the Parent as set forth in the Prospectus, as applicable, as in effect on the Effective Date.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, as applied from time to time by the Company.

“GBP”, “£” and “sterling” denote the lawful currency of the United Kingdom.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hague Convention” has the meaning set forth in Section 8.01(e).

“Increased Financing Commitment” has the meaning set forth in Section 2.06.

“Indebtedness” as applied to any Person, means, without duplication, as determined in accordance with GAAP, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) that portion of obligations with respect to capital leases that is properly classified as a liability of such Person on a balance sheet; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; and (vii) all debt, lease obligations or similar obligations to repay money of others guaranteed by such Person or for which such Person acts as surety and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss. Notwithstanding the foregoing, “Indebtedness” shall not include a commitment arising in the ordinary course of business to purchase a future Portfolio Investment in accordance with the terms of this Agreement.

“Indemnified Person” has the meaning set forth in Section 5.03.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 10.04(b).

“Independent Appraiser” means an entity which is (a) not an Affiliate of the Borrower or Parent, (b) providing professional asset valuation services and (c) at the relevant time of determination, not engaged to provide valuation or other related services to any Credit Risk Party.

“Independent Dealer” means any of the following (as such list may be revised from time to time by mutual agreement of the Company and the Administrative Agent): Bank of America/BofA Securities, Inc., Barclays Bank, BNP Paribas, Citibank, Deutsche Bank, Goldman Sachs, JPMorgan, Morgan Stanley, UBS, Wells Fargo, Macquarie Capital (USA) Inc. and any Affiliate of any of the foregoing, but in no event including the Company or any Affiliate of the Company.

“Ineligible Investment” means any Portfolio Investment that fails, at any time, to satisfy the Eligibility Criteria; provided that with respect to any Portfolio Investment for which the Administrative Agent has waived one or more of the criteria set forth on Schedule 3, the Eligibility Criteria in respect of such Portfolio Investment shall be deemed not to include such waived criteria at any time after such waiver and such Portfolio Investment shall not be considered an “Ineligible Investment” by reason of its failure to meet such waived criteria; provided further that any Portfolio Investment (other than an Initial Portfolio Investment) which has not been approved by the Administrative Agent pursuant to Section 1.02 on or prior to its Trade Date will be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved; provided further that any Participation Interest (including, for the avoidance of doubt, any Initial Portfolio Investments that are Participation Interests) acquired by the Company that has not been elevated to an absolute assignment on terms and conditions acceptable to the Administrative Agent on or prior to the 45th calendar day following the Effective Date or, if acquired after the Effective Date, the applicable Trade Date (the “Elevation Deadline”), shall constitute an Ineligible Investment from the day following the Elevation Deadline until the date on which such elevation has been approved by the Administrative Agent.

“Information” means all information received from the Company relating to the Company, the Parent or the Portfolio Manager or their respective business hereunder or pursuant hereto, other than any such information that is available to a Lender on a non-confidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry.

“Initial Portfolio Investments” means the Portfolio Investments listed in Schedule 5.

“Interest Payment Date” means the fourth (4th) Business Day after the last day of each Calculation Period.

“Interest Proceeds” means all payments of interest received in respect of the Portfolio Investments and Eligible Investments acquired with the proceeds of Portfolio Investments, all other payments on the Eligible Investments acquired with the proceeds of Portfolio Investments (for the avoidance of doubt, such other payments shall not include principal payments (including, without limitation, prepayments, repayments or sale proceeds) with respect to Eligible Investments acquired with Principal Proceeds) and all payments of fees, dividends and other similar amounts received in respect of the Portfolio Investments or deposited into any of the Collateral Accounts other than the Operating Account (including closing fees, commitment fees, underwriting fees, facility fees, late payment fees, amendment fees, waiver fees, prepayment fees and premiums, ticking fees, delayed compensation, customary syndication or other up-front fees and customary administrative agency or similar fees); provided, however, that for the avoidance of doubt, Interest Proceeds shall not include amounts or Eligible Investments in the MV Cure Account or Unfunded Exposure Account or any proceeds therefrom.

“Investment” means (a) the purchase of any Debt Security or Equity Interest of any other Person, (b) the making of any Loan or advance to any other Person or (c) becoming obligated with respect to a contingent obligation in respect of obligations of any other Person.

“IRS” means the United States Internal Revenue Service.

“JPMCB” has the meaning set forth in the introductory section of this Agreement.

“Lender Participant” has the meaning set forth in Section 10.06(c).

“Lenders” has the meaning set forth in the introductory section of this Agreement.

“Leverage Ratio” means, with respect to the last four full fiscal quarters with respect to any Portfolio Investment other than an ARR Portfolio Investment, the meaning of “Leverage Ratio” (for such applicable lien or level within the capital structure) or any comparable definition in the underlying instruments for each such Portfolio Investment and in any case that “Leverage Ratio” or such comparable definition is not defined in such underlying instruments, the ratio obtained by dividing (i) the indebtedness of the Portfolio Investment Obligor and any parent that is obligated pursuant to the underlying instruments for such Portfolio Investment (determined on a consolidated basis without duplication in accordance with GAAP) by (ii) EBITDA, in each case, as calculated by the Portfolio Manager in good faith and in a commercially reasonable manner using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Portfolio Investment Obligor as per the requirements of the applicable underlying instruments.

“Liabilities” has the meaning set forth in Section 5.03.

“Lien” means any security interest, lien, charge, pledge, preference, equity, assignment by way of security or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law.

“Loan” means any obligation for the payment or repayment of borrowed money that is documented by a term and/or revolving loan agreement or other similar credit agreement.

“Loan Documents” means this Agreement, the Fee Letter, the Sale and Contribution Agreement, the Account Control Agreements, if any, and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of this Agreement or any of the other Loan Documents and any additional documents delivered in connection with any such amendment, supplement or modification.

“Loan to Value Ratio” means, as of any date of calculation, the ratio (expressed as a percentage) of (a) the Net Advances to (b) the Net Asset Value, in each case, as of such date.

“LTV Default” means, as of any date of determination, the Loan to Value Ratio is greater than AR as of such date plus 10%.

“Margin Stock” has the meaning provided such term in Regulation U of the Federal Reserve Board.

“Market Value” means, on any date of determination (after giving effect to Section 1.06), (a) with respect to any Broadly Syndicated Loan, the average indicative bid-side price (expressed as a percentage) determined by Markit Group Limited or LoanX (and in the case of discrepancies between indicative bid-side prices determined by Markit Group Limited and LoanX, at the choice of the Administrative Agent or, if the Administrative Agent determines in its sole discretion that such bid price is not available or is not indicative of the actual current market value, the market value of such Broadly Syndicated Loan as determined by the Administrative Agent in good faith and in a commercially reasonable manner) and (b) with respect to any other Portfolio Investment, the market value of such Portfolio Investment as determined by the Administrative Agent in good faith and in a commercially reasonable manner, in each case, expressed as a percentage of par or the face amount thereof, as applicable.

So long as no Market Value Event has occurred and no Event of Default has occurred and is continuing, the Company shall have the right to initiate a dispute of the Market Value of certain Portfolio Investments as set forth below; provided that the Company provides (i) the executable bid or (ii) the valuations set forth below no later than 12:00 p.m. New York City time on the Business Day immediately following the related date of determination; provided, further, that with respect to each Portfolio Investment, the Portfolio Manager may not initiate a dispute of the Market Value thereof until the date on which the Administrative Agent provides a Market Value with respect to such Portfolio Investment that is lower than the Market Value of such Portfolio Investment on the Trade Date of such Portfolio Investment.

If the Company disputes the determination of Market Value with respect to any Portfolio Investment (other than a Traded Asset), the Company may, with respect to up to 12% of the principal amount or face amount, as applicable, of all eligible Non-Traded Assets (other than any Ineligible Investment), engage a Nationally Recognized Valuation Provider, at the expense of the Company, to provide a valuation of the applicable Portfolio Investments and submit evidence of such valuation to the Administrative Agent, at which time the Market Value of such Portfolio Investment shall be equal to such valuation; provided that any such valuation shall be in form and substance acceptable to the Administrative

Agent in its sole discretion and shall give reference to factors commonly used by market participants in conducting robust valuation processes, including without limitation (A) industry and comparable company analysis, (B) market yield assumptions, (C) credit fundamentals, cyclical nature, and outlook of the business of the Portfolio Investment Obligor; (D) historical and prospective debt-financed acquisitions consummated by the Portfolio Investment Obligor and (E) other corporate actions taken by the Portfolio Investment Obligor; provided, further, that if the Company engages a Nationally Recognized Valuation Provider that provides a range of valuation, then the valuation for purposes of this paragraph shall be equal to the mean of the highest and lowest valuations of such range.

If the Company disputes the determination of Market Value with respect to any Traded Asset, the Company may, at the expense of the Company, submit to the Administrative Agent two or more written and executable bids for the full principal or face amount, as applicable, of such Portfolio Investment from Independent Dealers, at which time the Market Value of such Traded Asset shall be equal to the average of such bids.

The market value of any Portfolio Investment determined in accordance with this definition will be the Market Value for such Portfolio Investment from the applicable date set forth above until the Administrative Agent has made a good faith and commercially reasonable determination that the Market Value of such Portfolio Investment has changed, in which case the Administrative Agent may determine another Market Value (in accordance with this definition of Market Value).

Notwithstanding anything to the contrary herein, (A) the Market Value for any Portfolio Investment shall not be greater than the par or face amount thereof, (B) the Market Value of any Ineligible Investment shall be deemed to be zero and (C) the Administrative Agent shall be entitled to disregard as invalid any bid submitted by the Company or the Portfolio Manager on its behalf from any Independent Dealer if, in the Administrative Agent’s good faith judgment: (i) such Independent Dealer is ineligible to accept assignment or transfer of the relevant Portfolio Investment or portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for such Portfolio Investment, as reasonably determined by the Administrative Agent; (ii) such firm bid or such firm offer is not bona fide due to the insolvency of the Independent Dealer; or (iii) the Administrative Agent does not have the ability to execute any such bid by selling any portion of such Portfolio Investment held by the Administrative Agent or its Affiliate for its own account to any such Independent Dealer (either directly or indirectly through a broker or other intermediary reasonably acceptable to the Administrative Agent) at the time (but no earlier than the time) such bid is delivered to the Administrative Agent by the Company or the Portfolio Manager on its behalf (the provisions set forth in the preceding four (4) paragraphs of this definition, the “Market Value Dispute Mechanisms”).

The Administrative Agent shall notify the Portfolio Manager in writing of the then-current Market Value of each Portfolio Investment in the Portfolio no later than the 10th day of each calendar month or upon the reasonable request of the Portfolio Manager (acting on behalf of the Company); provided that the Company and the Portfolio Manager hereby acknowledge that the Administrative Agent may make available to the Company and the Portfolio Manager the Market Value of each Portfolio Investment by posting such materials or information on the Financing Connect platform hosted by JPMorgan Chase Bank, N.A. or another similar electronic system and such posting shall satisfy the Administrative Agent’s requirements under this paragraph. Any notification (which may be by email) from the Administrative Agent to the Portfolio Manager that a Market Value Trigger Event has occurred shall be accompanied by a written statement showing the then-current Market Value of each Portfolio Investment.

“Market Value Cure” means, on any date of determination, (i) with the consent of the Administrative Agent, the contribution by the Parent, in its sole discretion and without any obligation to do so, of additional Portfolio Investments and the Delivery thereof by the Company to the Collateral Agent pursuant to the terms hereof, (ii) the contribution by the Parent, in its sole discretion and without any obligation to do so, of cash or Cash Equivalents to the Company and the Delivery thereof by the Company to the Collateral Agent pursuant to the terms hereof (which amounts shall be deposited in the MV Cure Account), (iii) the sale by the Company of one or more Portfolio Investments in accordance with the provisions of this Agreement, (iv) the prepayment by the Company of an aggregate principal amount of Advances (together with accrued and unpaid interest thereon) or (v) any combination of the foregoing clauses (i), (ii), (iii) and (iv), in each case during the Market Value Cure Period, at the option of the Portfolio Manager (acting on behalf of the Company), and in an amount such that after giving effect to all such actions and the application of proceeds thereof, the Borrowing Base Test is satisfied; provided that, any Portfolio Investment contributed to the Company in connection with the foregoing must meet all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent) and the Borrowing Base Test shall be satisfied after such contribution. In connection with any Market Value Cure, a Portfolio Investment shall be deemed to have been contributed to the Company if there has been a valid, binding and enforceable contract for the assignment of such Portfolio Investment to the Company and, in the reasonable judgment of the Portfolio Manager, such assignment will settle within fifteen (15) Business Days of the Trade Date thereof (or such longer period as the Administrative Agent agrees in its sole discretion) (the “Settlement Period”). The Portfolio Manager shall use its commercially reasonable efforts to effect any such assignment within the applicable Settlement Period.

“Market Value Cure Failure” means the failure by the Company to effect a Market Value Cure as set forth in the definition of such term during the Market Value Cure Period.

“Market Value Cure Period” means the period (a) commencing on the Business Day on which the Portfolio Manager receives notice from the Administrative Agent (which, if received after 5:00 p.m., New York City time, on any Business Day, shall be deemed to have been received on the next succeeding Business Day) of the occurrence of a Market Value Trigger Event and (b) ending at the close of business in New York two (2) Business Days thereafter (or such longer period as the Administrative Agent may agree in its sole discretion).

“Market Value Dispute Mechanisms” has the meaning set forth in the definition of “Market Value”.

“Market Value Event” means (A) the occurrence of (i) a Market Value Trigger Event and (ii) a Market Value Cure Failure or (B) if in connection with any Market Value Cure a Portfolio Investment sold, contributed or deemed to have been contributed to the Company shall fail to settle within the applicable Settlement Period, the first date after such Settlement Period, unless the relevant Market Value Trigger Event would have been cured without taking into consideration such sale or contribution.

“Market Value Trigger” has the meaning set forth on the Transaction Schedule.

“Market Value Trigger Event” means an event that shall have occurred if the Administrative Agent has determined and notified the Company in writing as of any date that the Loan to Value Ratio is greater than or equal to the Market Value Trigger.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition, of the Portfolio Manager, the Company or the Parent, (b) the ability of the Company or the Parent to perform its obligations under this Agreement or any of the other Loan Documents to which it is a party or (c) the rights of or benefits available to the Agents or the Lenders under this Agreement or any of the other Loan Documents.

“Material Amendment” means any amendment, modification or supplement to this Agreement that (i) increases the Financing Commitment of any Lender, (ii) reduces the principal amount of any Advance or reduces the rate of interest thereon, or reduces any fees payable to a Lender hereunder, (iii) postpones the scheduled date of payment of the principal amount of any Advance, or any interest thereon, or any other amounts payable hereunder, or reduces the amount of, waives or excuses any such payment, or postpones the scheduled date of expiration of any Financing Commitment, (iv) changes any provision in a manner that would alter the pro rata sharing of payments required hereby or (v) changes any of the provisions of this definition or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder.

“Maturity Date” means the date that is the earliest of (1) the Scheduled Termination Date set forth on the Transaction Schedule, (2) the date on which the Secured Obligations become due and payable upon the occurrence of an Event of Default under Article VII and the acceleration of the Secured Obligations, (3) the date on which the principal amount of the Advances is irrevocably reduced to zero as a result of one or more prepayments and the Financing Commitments are irrevocably terminated, and (4) the date after the occurrence of a Market Value Event on which all Portfolio Investments have been sold and the proceeds therefrom have been received by the Company.

“Maximum Rate” has the meaning set forth in Section 10.08.

“Mezzanine Obligation” means a Portfolio Investment that is not a Senior Secured Loan or a Second Lien Loan.

“Minimum Funding Amount” means, on any date of determination, the amount set forth in the table below:

Period Start Date	Period End Date	Minimum Funding Amount (as a percentage of aggregate Financing Commitments)
July 25, 2025	October 25, 2025	0.0%
October 26, 2025	January 25, 2026	20.0%
January 26, 2026	April 25, 2026	45.0%
April 26, 2026	July 25, 2026	57.5%
July 26, 2026	Last day of the Reinvestment Period	67.5%

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“MV Cure Account” means the account established by the Bank or the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Bank or the Securities Intermediary.

“Nationally Recognized Valuation Provider” means (i) Lincoln International LLC (f/k/a Lincoln Partners LLC), (ii) Valuation Research Corporation, (iii) Alvarez & Marsal, (iv) Kroll, Inc., (v) Hilco Valuation Services, (vi) Citrin Cooperman & Company, LLP and (vii) Houlihan Lokey, Inc., (each to the extent it is an Independent Appraiser as determined by the Administrative Agent in its sole discretion); provided that any Independent Appraiser may be added to this definition by the Company (with the consent of the Administrative Agent) or added to this definition by the Administrative Agent from time to time by notice thereof to the Company and the Portfolio Manager; provided, further, that the Administrative Agent may remove any provider from this definition by written notice to the Company and the Portfolio Manager so long as, after giving effect to such removal, (x) there are at least three providers designated pursuant to this definition and (y) at least two of the initial providers designated pursuant to this definition as of the Effective Date shall at all times continue to be so designated.

“Net Advances” means the principal amount of the outstanding Advances (inclusive of Advances that have been requested for any outstanding Purchase Commitments which have traded but not settled) minus the amounts then on deposit in the Collateral Accounts (including cash and Eligible Investments) representing Principal Proceeds (excluding any Principal Proceeds which are required to settle any outstanding Purchase Commitments).

“Net Asset Value” means, on any date of determination (after giving effect to Section 1.06), the sum of the product, for each Portfolio Investment, of (x) the Market Value of such Portfolio Investment multiplied by (y) the funded principal amount or face amount, as applicable, of such Portfolio Investment, excluding, for any Delayed Funding Term Loan or Revolving Loan, the unfunded commitment amount thereof; provided that, for the avoidance of doubt, (1) the Concentration Limitation Excess, (2) any Portfolio Investment which has traded but not settled within the applicable Settlement Period and (3) any Ineligible Investments will, in each case, be excluded from the calculation of the Net Asset Value and assigned a value of zero for such purposes.

“NOK”, “NKr” and “Norwegian krone” denote the lawful currency of Norway.

“Non-Call Period” means the period beginning on, and including, the Effective Date and ending on, but excluding, January 25, 2027.

“Non-Traded Asset” means any Loan or Debt Security that is not a Traded Asset.

“Notice of Acquisition” has the meaning set forth in Section 1.02(a).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NZD”, “$” and “New Zealand dollar” denote the lawful currency of New Zealand.

“Operating Account” means the account(s) established by the Bank or the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Bank or the Securities Intermediary, to the extent such account is subject to an Account Control Agreement.

“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Parent” has the meaning set forth in the introductory section of this Agreement.

“Parent ICA Status” has the meaning set forth in Section 6.01(f).

“Partial PIK Portfolio Investment” has the meaning set forth in Schedule 3.

“Participant Register” has the meaning set forth in Section 10.06(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Participation Interest” means a participation interest in a Loan or a Debt Security.

“PATRIOT Act” has the meaning set forth in Section 2.04(f).

“Payment” has the meaning set forth in Section 9.03(a).

“Payment Notice” has the meaning set forth in Section 9.03(b).

“Permitted Distribution” means, on any Business Day, distributions of Interest Proceeds and/or Principal Proceeds at the discretion of the Company to the Operating Account (or the Parent or any other permitted equity holders of the Company); provided that (a) with respect to any Permitted Distribution other than any Permitted Distribution made on an Interest Payment Date pursuant to Section 4.05(g), there are Excess Interest Proceeds remaining after giving effect to such distribution, (b) Principal Proceeds may only be distributed during the Reinvestment Period, but after the Ramp-Up Period, (c) no Default or Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Distribution), (d) no Market Value Event shall have occurred, (e) no Market Value Trigger Event shall have occurred or would occur after giving effect to such Permitted Distribution, (f) the Borrowing Base Test is satisfied (and will be satisfied after giving effect to such Permitted Distribution), (g) the Company gives at least two (2) Business Days’ prior written notice thereof to the Administrative Agent, the Collateral Agent and the

Collateral Administrator, (h) for Permitted Distributions of Principal Proceeds denominated in any Agreed Currency (other than USD), proportionate Advances denominated in such Agreed Currency (other than USD) have been repaid, (i) not more than six (6) Permitted Distributions are made in any single Calculation Period and (j) the Company and the Administrative Agent confirm in writing (which, in each case, may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted Distribution set forth herein are satisfied. Notwithstanding the above, the Company may make Permitted RIC Distributions in accordance with this Agreement at any time.

“Permitted Lien” means any of the following: (a) Liens for Taxes that are (i) not due and payable at such time or (ii) being contested in good faith by appropriate proceedings and with respect to which reserves have been provided in accordance with GAAP on the books of the Person required to pay such Taxes, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens granted pursuant to or by the Loan Documents, (d) judgement Liens not constituting an Event of Default hereunder and (e) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to securities, cash and Cash Equivalents on deposit in one or more accounts maintained by such Person, in each case granted in the ordinary course of business in favor of the bank or custodian with which such accounts are maintained, securing amounts owing to such bank or custodian with respect to cash management, operating account arrangements and netting arrangements, as applicable.

“Permitted Non-USD Currency” means EUR, GBP, CHF, SEK, NOK, DKK, AUD, NZD and CAD.

“Permitted Non-USD Currency Account Opening Notice” has the meaning set forth in Section 8.01(a).

“Permitted Non-USD Currency Accounts” means the account(s) established by the Bank and set forth on the applicable Permitted Non-USD Currency Account Opening Notice in an applicable jurisdiction to hold cash or Portfolio Investments denominated in a Permitted Non-USD Currency and any successor accounts established in connection with the resignation or removal of the Bank, which accounts may consist of a subaccount or an additional account of any Collateral Account.

“Permitted RIC Distribution” means distributions to the Parent (from the Collateral Accounts or otherwise) to the extent required to allow the Parent to make sufficient distributions to qualify as a RIC, and to otherwise eliminate federal or state income or excise taxes payable by the Parent in or with respect to any taxable year of the Parent (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Parent shall not exceed 115% of the amounts that the Company would have been required to distribute to the Parent to: (i) allow the Company to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a RIC for any such taxable year, (ii) reduce to zero for any such taxable year the Company’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), and (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Company’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Company had qualified to be taxed as a RIC under the Code and (B) amounts may be distributed pursuant to this definition only from Excess Interest Proceeds and so long as (i) the Borrowing Base Test is satisfied, (ii) the Company gives at least two (2) Business

Days prior notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator, (iii) if any such Permitted RIC Distributions are made after the occurrence and during the continuance of an Event of Default, the amount of Permitted RIC Distributions made in any 90 calendar day period shall not exceed $1,500,000 and (iv) the Company and the Administrative Agent have confirmed in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted RIC Distribution set forth herein are satisfied.

“Permitted Working Capital Lien” has meaning set forth in the definition of “Senior Secured Loan”.

“Person” means any natural person, corporation, exempted company, partnership (including any exempted limited partnership), trust, limited liability company, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Section 412 of the Code or Title IV of ERISA.

“Plan Asset Rules” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA.

“Portfolio” means all Portfolio Investments Purchased and not otherwise sold or liquidated.

“Portfolio Investments” has the meaning set forth in the introductory section of this Agreement.

“Portfolio Investment Obligor” means, with respect to any Portfolio Investment, the borrower or issuer thereof.

“Portfolio Manager” has the meaning set forth in the introductory section of this Agreement.

“Possessory Collateral” has the meaning set forth in the definition of “Deliver”.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Proceeds” means all amounts received with respect to the Portfolio Investments or any other Collateral, and all amounts otherwise on deposit in the Collateral Accounts other than the Operating Account, in each case other than Interest Proceeds or amounts on deposit in the Unfunded Exposure Account.

“Priority of Payments” has the meaning set forth in Section 4.05.

“Proceeding” has the meaning set forth in Section 10.07(b).

“Prospectus” means the Parent’s current prospectus and current statement of additional information, and any subsequent prospectus or statement of additional information of the Parent, each as may be amended, supplemented or restated from time to time.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase” means each acquisition of a Portfolio Investment by way of (i) a contribution or sale by the Parent to the Company pursuant to the relevant Sale Agreement, (ii) a direct issuance to the Company by the obligor thereunder or extension of credit by the Company to the obligor thereunder, or (iii) an acquisition from an unaffiliated third party.

“Purchase Commitment” has the meaning set forth in Section 1.02(a).

“Ramp-Up Period” means the period from and including the Effective Date to, but excluding, July 25, 2026.

“Reference Bank Base Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Administrative Agent at its request by the Reference Banks:

(a) in relation to Advances denominated in GBP, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time;

(b) in relation to Advances denominated in CHF, the policy rate of the Swiss National Bank (or any successor thereto) as published by the Swiss National Bank (or any successor thereto) from time to time; and

(c) in relation to Advances denominated in Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time.

“Reference Banks” means, in relation to Advances denominated in GBP, the principal office of JPMCB in London and/or such other banks as may be appointed by the Administrative Agent from time to time in consultation with the Company, in relation to Advances denominated in Euro, the principal office in Europe of JPMCB and, in relation to Advances denominated in CHF, the principal office of JPMCB in London or such other banks as may be appointed by the Administrative Agent from time to time in consultation with the Company.

“Reference Rate” means (i) with respect to Advances denominated in U.S. Dollars, the Term SOFR Rate, (ii) with respect to Advances denominated in CAD, Adjusted Term CORRA, (iii) with respect to Advances denominated in Euros, the EURIBOR Rate and (iv) with respect to Advances denominated in GBP or CHF, the Daily Simple RFR. The Reference Rate shall be determined by the Administrative Agent (and notified to the Collateral Administrator and the Portfolio Manager), and such determination shall be conclusive absent manifest error.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, (2) if such Benchmark is the EURIBOR Rate, 11:00 a.m. (Brussels time) two TARGET Days preceding the date of such setting, (3) if such Benchmark is Daily Simple RFR or Daily Simple SOFR, then four Business Days prior to such setting, and (4) with respect to other Benchmarks, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 3.01(c).

“Regulated Investment Company” has the meaning set forth in Section 851 of the Code.

“Reinvestment Period” means the period beginning on, and including, the Effective Date and ending on, but excluding, the earliest of (i) July 25, 2028, (ii) the date on which a Market Value Event occurs, (iii) the date on which an Event of Default occurs and (iv) the date on which the investment period of the Parent terminates.

“Related Parties” has the meaning set forth in Section 9.01.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Advances denominated in U.S. Dollars, the Federal Reserve Board, the NYFRB, the SOFR Administrator, or a committee officially endorsed or convened by the Federal Reserve Board, the NYFRB, the SOFR Administrator, or, in each case any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Advances denominated in GBP, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto (iv) with respect to a Benchmark Replacement in respect of Loans denominated in CHF, the Swiss National Bank, or a committee officially endorsed or convened by the Swiss National Bank or, in each case, any successor thereto and (v) with respect to a Benchmark Replacement in respect of Advances denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Screen Rate” means (i) with respect to any Advances denominated in U.S. Dollars, the Term SOFR Reference Rate, (ii) with respect to any Advances denominated in Euros, the EURIBOR Screen Rate or (iii) with respect to any Advances denominated in CAD, Term CORRA.

“Removed Agent” has the meaning set forth in Section 9.01.

“Request for Advance” has the meaning set forth in Section 2.03(d).

“Required Lenders” means Lenders collectively holding aggregate Applicable Percentages of 50.1% or more.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means with respect to the Collateral Agent, the Collateral Administrator or the Securities Intermediary, any officer of the Collateral Agent, the Collateral Administrator or the Securities Intermediary customarily performing functions with respect to corporate trust matters and, with respect to a particular corporate trust matter under this Agreement, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this Agreement.

“Restricted Payment” means (i) any dividend or other distribution (including, without limitation, a distribution of non-cash assets), direct or indirect, on account of any Equity Interests in the Company now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by the Company of any Equity Interests in the Company now or hereafter outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Equity Interests in the Company now or hereafter outstanding.

“Retiring Agent” has the meaning set forth in Section 9.01.

“Revolving Loan” means any Loan (other than a Delayed Funding Term Loan, but including funded and unfunded portions of revolving credit lines) that under the underlying instruments relating thereto may require one or more future advances to be made to the obligor by a creditor, but any such Loan will be a Revolving Loan only until all commitments by the holders thereof to make advances to the obligor thereon expire or are terminated or are irrevocably reduced to zero.

“RFR” means, for any Advance denominated in (a) GBP, SONIA and (b) CHF, SARON.

“RFR Advance” means an Advance that bears interest at a rate based on Daily Simple RFR.

“RFR Business Day” means, for any Advance denominated in (a) GBP, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) CHF, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“Sale Agreement” means, with respect to each Portfolio Investment, the agreement between the Company and the relevant seller documenting the Purchase of such Portfolio Investment by the Company, including, without limitation, the Sale and Contribution Agreement.

“Sale and Contribution Agreement” means the agreement dated as of the date hereof between the Company and the Parent, as seller, documenting the Purchase of certain Portfolio Investments by the Company.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Effective Date, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine, and non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state, His Majesty’s Treasury of the United Kingdom or any other sanctions authority with jurisdiction over the Company, any of its Affiliates or any other party hereto, (b) any Person located, organized or resident in a Sanctioned Country, (c) any Person owned 50% or more, or controlled, by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any EU member state, His Majesty’s Treasury of the United Kingdom or any other sanctions authority with jurisdiction over the Company, any of its Affiliates or any other party hereto.

“SARON” means, with respect to any Business Day, a rate per annum equal to the Swiss Average Rate Overnight for such Business Day published by the SARON Administrator on the SARON Administrator’s Website.

“SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).

“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.

“Scheduled Termination Date” has the meaning set forth in the Transaction Schedule.

“SEC” means the U.S. Securities and Exchange Commission and/or any other Governmental Authority succeeding to the functions thereof with respect to the Investment Company Act and the Securities Act.

“Second Lien Loan” means a Loan (i) that is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to liens permitted under the related underlying instruments that are reasonable and customary for similar Loans) under Applicable Law (provided that, for the avoidance of doubt, a Loan that is second priority solely to a Permitted Working Capital Lien shall constitute a Senior Secured Loan) and (ii) the Portfolio Manager determines in good faith that the value of the collateral securing the Loan (including based on enterprise value) on or about the time of origination or acquisition by the Company equals or exceeds the outstanding principal balance thereof plus the aggregate outstanding balances of all other Loans of equal or higher seniority secured by the same collateral; provided that all First Lien Last Out Loans shall be deemed Second Lien Loans.

“Secured Obligations” has the meaning set forth in Section 8.02(a).

“Secured Party” has the meaning set forth in Section 8.02(a).

“Securities Intermediary” has the meaning set forth in the introductory section of this Agreement.

“SEK”, “kr” and “Swedish krona” denote the lawful currency of Sweden.

“Senior Secured Loan” means any Loan, that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation of the Portfolio Investment Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to a Permitted Working Capital Lien and customary waterfall provisions contained in the applicable loan agreement), (ii) is secured by a pledge of collateral, which security interest is (a) validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are reasonable for similar Loans, and liens accorded priority by law in favor of any Governmental Authority) or (b)(1) validly perfected and second priority (subject to liens permitted under the applicable credit agreement that are reasonable for similar Loans, and liens accorded priority by law in favor of any Governmental Authority) in the accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit accounts, investments accounts (as such terms are defined in the UCC) and any other assets securing any Working Capital Revolver under Applicable Law and proceeds of any of the foregoing (a first priority lien on such assets a “Permitted Working Capital Lien”) and (2) validly perfected and first priority (subject to liens permitted under the related underlying instruments that are reasonable and customary for similar Loans, and liens accorded priority by law in favor of any Governmental Authority) in all other collateral under Applicable Law and (iii) the Portfolio Manager determines in good faith that the value of the collateral for such Loan (including based on enterprise value) on or about the time of acquisition equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other Loans of equal or higher seniority secured by a first priority Lien over the same collateral; provided that “Senior Secured Loan” shall not include any First Lien Last Out Loan.

“Senior Security” means any bond, debenture, note, or similar obligation or instrument constituting a security and evidencing indebtedness, and any stock of a class having priority over any other class as to distribution of assets or payment of dividends within the meaning of Section 18(g) of the Investment Company Act and related SEC guidance.

“Settlement Date” has the meaning set forth in Section 1.03.

“Settlement Period” has the meaning set forth in the definition of “Market Value Cure”.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning set forth in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning set forth in the definition of “Daily Simple SOFR”.

“Solvent” means, with respect to any Person, that as of the date of determination, (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on the date of this Agreement; and (c) such Person has not incurred debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Covenant” means the following: immediately upon the occurrence of a UMB Rating Event, the Company shall, as soon as feasible (and in any event within 30 days), replace UMB Bank, National Association (in its capacities as Collateral Agent, Collateral Administrator and Securities Intermediary) with successors reasonably satisfactory to the Administrative Agent.

“Spot Rate” means, as of any date of determination, (x) with respect to actual currency exchange between U.S. Dollars and any Permitted Non-USD Currency, the applicable currency-U.S. Dollar rate available through Securities Intermediary’s banking facilities (or, if Securities Intermediary has notified the Administrative Agent and the Company that it will no longer provide such services or if Securities Intermediary or one of its affiliates is no longer the Collateral Agent, through such other source agreed to by the Administrative Agent in writing) and (y) with respect to all other purposes between U.S. Dollars and any Permitted Non-USD Currency, the applicable currency-U.S. Dollar spot rate that appeared on the Bloomberg screen (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) for such currency at 5:00 p.m. New York City time on the immediately preceding Business Day. The determination of the Spot Rate shall be conclusive absent manifest error.

“Structured Finance Obligation” means any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Portfolio Investment Obligor, including collateralized debt obligations and mortgage-backed securities.

“Subsidiary” of a Person means a corporation, exempted company, partnership, exempted limited partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Synthetic Security” means a security or swap transaction, other than a participation interest or a letter of credit, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark Advance” means any Advance bearing interest at a rate determined by reference to the Term SOFR Rate.

“Term CORRA” means, for each Calculation Period relating to an Advance denominated in CAD, the Term CORRA Reference Rate for a tenor of three (3) months, as such rate is published by the Term CORRA Administrator on the Term CORRA Determination Date for such Calculation Period; provided, however, that if as of 1:00 p.m. (Toronto time) on the Term CORRA Determination Date the Term CORRA Reference Rate for such tenor has not been published by the Term CORRA Administrator, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator.

“Term CORRA Adjustment” means a percentage equal to 0.32138% (32.138 basis points).

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Determination Date” means, with respect to each Calculation Period, the day that is two (2) Business Days prior to the first day of such Calculation Period.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, for each Calculation Period, the 3-month Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such Calculation Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate as so determined would be less than the 0%, such rate shall be deemed to be equal to 0% for the purposes of this Agreement.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Advance denominated in U.S. Dollars and for any tenor comparable to the applicable Calculation Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Trade Date” has the meaning set forth in Section 1.03.

“Traded Asset” means any Broadly Syndicated Loan.

“Transaction Schedule” has the meaning set forth in the introductory section of this Agreement.

“UCC” means the Uniform Commercial Code in effect in the State of New York.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UMB Rating Event” means UMB Bank, National Association (a) does not have a long term issuer rating of at least BBB (Fitch), Baa3 (Moody’s) or BBB- (S&P) or (b) ceases to have a long term issuer rating by at least two of three rating agencies above.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uncertificated Security” has the meaning set forth in the UCC.

“Underlying Definitive Documents” means with respect to any Portfolio Investment, each loan agreement, indenture, other financing agreement, promissory note, collateral security agreement, guarantee and any other agreement or document evidencing, securing, governing or executed in connection with such Portfolio Investment, including without limitation, the agreements and instruments in respect of which the Company acquired such Portfolio Investment.

“Undrawn Amount” means, on any applicable date of determination, the greater of (i) zero and (ii) the Minimum Funding Amount minus the aggregate outstanding amount of the Advances.

“Undrawn Fee” has the meaning set forth in Section 4.03(f).

“Undrawn Fee Rate” means a per annum rate equal to the Applicable Margin minus the Commitment Fee Rate.

“Unfunded Exposure Account” means the account established by the Bank or the Securities Intermediary and set forth on the Transaction Schedule for the deposit of funds used to cash collateralize the Unfunded Exposure Amount and any successor accounts established in connection with the resignation or removal of the Bank or the Securities Intermediary.

“Unfunded Exposure Amount” means, on any date of determination, with respect to any Delayed Funding Term Loan or Revolving Loan, an amount equal to the aggregate amount of all unfunded commitments (in the case of unfunded commitments denominated in any Permitted Non-USD Currency, converted to U.S. Dollars at the Spot Rate on such date of determination) associated with such Delayed Funding Term Loan or Revolving Loan, as applicable.

“Unfunded Exposure Shortfall” means, on any date of determination, an amount equal to the greater of (x) zero and (y) the aggregate Unfunded Exposure Amount for all Portfolio Investments minus the amounts on deposit in the Unfunded Exposure Account.

“Unfunded Exposure Threshold 2” has the meaning set forth in Annex A.

“Unfunded Exposure Threshold 3” has the meaning set forth in Annex A.

“Unused Facility Amount” means, on any applicable date of determination and with respect to a Lender, (i) the aggregate Financing Commitments of such Lender minus (ii) the aggregate outstanding amount of the Advances of such Lender.

“U.S. Dollars” or “USD” means the lawful currency of the United States of America.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 3.03(f).

“U.S. Tax Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Working Capital Revolver” means a revolving lending facility secured on a first lien basis solely by all or a portion of the current assets of the related obligor, which current assets subject to such security interest do not constitute a material portion of the obligor’s total assets.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Zero-Coupon Security” means any Debt Security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding or (b) pays interest only at its stated maturity.

ARTICLE I

THE PORTFOLIO INVESTMENTS

SECTION 1.01. Purchases of Portfolio Investments. On the Effective Date, the Company may acquire (including via origination) the Initial Portfolio Investments, subject to the conditions specified in this Agreement. From time to time during the Reinvestment Period, the Company may Purchase additional Portfolio Investments, or request that Portfolio Investments be Purchased for the Company’s account, all on and subject to the terms and conditions set forth herein.

SECTION 1.02. Procedures for Purchases and Related Advances.

(a) Timing of Notices of Acquisition. No later than five (5) Agent Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) before the date on which the Company proposes that a binding commitment or other agreement to acquire (including via origination) any Portfolio Investment (other than an Initial Portfolio Investment) be made by it or for its account (a “Purchase Commitment”), the Portfolio Manager, on behalf of the Company, shall deliver to the Administrative Agent (with a copy to the Collateral Agent) a notice of acquisition (a “Notice of Acquisition”); it being understood and agreed, that any delivery of a Notice of Acquisition by the Portfolio Manager to the Administrative Agent on behalf of the Company shall be deemed to be a certification by the Company of the contents thereof.

(b) Contents of Notices of Acquisition. Each Notice of Acquisition shall consist of one or more electronic submissions to the Administrative Agent (in such format and transmitted in such a manner as the Administrative Agent, the Portfolio Manager and the Company may reasonably agree (which shall initially be the format and include the information regarding such Portfolio Investment identified on Schedule 2)), and shall be accompanied by such other information as the Administrative Agent may reasonably request (which information shall include in any event whether such Portfolio Investment is subject to any event of default (as such term or similar term is defined in the underlying instruments for such Portfolio Investment)).

(c) Eligibility of Portfolio Investments. The Administrative Agent shall have the right, on behalf of all Lenders, to request additional information regarding any proposed Portfolio Investment. The Administrative Agent shall notify the Portfolio Manager and the Company of its approval or failure to approve each Portfolio Investment proposed to be acquired pursuant to a Notice of Acquisition (and, if approved, an initial determination of the Market Value for such Portfolio Investment) no later than the fifth (5th) Agent Business Day succeeding the date on which it receives such Notice of Acquisition and any information requested in connection therewith); provided that (i) any Initial Portfolio Investment shall be deemed to be approved by the Administrative Agent and (ii) the failure of the Administrative Agent to notify the Portfolio Manager and the Company of its approval in accordance with this Section 1.02 shall be deemed to be a disapproval of such proposed acquisition. Each approval granted by the Administrative Agent for the purchase of a proposed Portfolio Investment shall remain effective for a period of thirty (30) days (or such longer period of time agreed to by the Administrative Agent in its sole discretion); provided that, for the avoidance of doubt, the Portfolio Manager (on behalf of the Company) or the Company may re-submit any proposed Portfolio Investment to the Administrative Agent for approval during or following the expiration of any such thirty (30) day period.

(d) The failure of the Administrative Agent to approve the acquisition of a Portfolio Investment will not prohibit the Company from acquiring such Portfolio Investment (subject to the conditions set forth in Section 1.03); provided that any Portfolio Investment not so approved prior to its Trade Date shall be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved.

SECTION 1.03. Conditions to Purchases. No Purchase Commitment or Purchase shall be entered into or made unless each of the following conditions is satisfied (or waived by the Required Lenders) as of the date on which such Purchase Commitment is entered into or such Purchase would otherwise be made (such Portfolio Investment’s “Trade Date”):

(1) the information contained in the Notice of Acquisition accurately describes, in all material respects, such Portfolio Investment and such Portfolio Investment satisfies the eligibility criteria set forth in Schedule 3 (the “Eligibility Criteria”);

(2) with respect to a Purchase, the proposed Settlement Date for such Portfolio Investment is not later than the end of the applicable Settlement Period;

(3) no Market Value Event has occurred and no Event of Default or event that, with notice or lapse of time or both, would constitute an Event of Default (a “Default”), has occurred and is continuing, and the Reinvestment Period has not otherwise ended;

(4) after giving pro forma effect to the Purchase of such Portfolio Investment and any related Advance, the Borrowing Base Test, is satisfied; and

(5) with respect to any Portfolio Investment denominated in any Permitted Non-USD Currency, the Securities Intermediary has confirmed in accordance with Section 8.01(a) that the relevant Permitted Non-USD Currency Account is Functional.

If the above conditions to a Purchase Commitment or a Purchase are satisfied or waived by the Required Lenders, the Portfolio Manager shall give notice to the Administrative Agent, the Lenders and the Collateral Administrator, of the date on which such Purchase (if any) shall settle (the “Settlement Date” for such Portfolio Investment).

Promptly following the Settlement Date for a Portfolio Investment and its receipt thereof (and at other times thereafter promptly following the written request of the Administrative Agent (including via email)), the Portfolio Manager (acting on behalf of the Company) shall provide to the Administrative Agent a copy of the executed assignment agreement pursuant to which such Portfolio Investment was assigned, sold or otherwise transferred to the Company.

SECTION 1.04. Sales of Portfolio Investments. The Company shall not sell, transfer or otherwise dispose of any Portfolio Investment or any other asset, except that, subject to Section 6.02(w), the Company may sell any Portfolio Investment (including any Ineligible Investment) or other asset so long as (and any trade ticket or other direction or instruction from the Company (or the Portfolio Manager on its behalf) shall be deemed to constitute a certification that the following conditions have been satisfied), (x) after giving effect thereto on a pro forma basis, the Borrowing Base Test is (A) satisfied or, (B) if not satisfied prior to that sale, following that sale the result of the Borrowing Base Test is the same or less than the result of the Borrowing Base Test immediately prior to that sale, and no Market Value Event shall have occurred and no Market Value Trigger Event, Default or Event of Default shall have occurred and be continuing (other than, for the avoidance of doubt, any sale for the purpose of curing (i) any LTV Default in accordance with Section 7.01(m) or (ii) any Market Value Trigger Event in accordance with the definition of “Market Value Cure”) and (y) the sale of such asset by the Company shall be on an arm’s-length basis at fair market value and in accordance with the Portfolio Manager’s standard market practices. In addition, subject to clauses (x) and (y) in the immediately preceding sentence, (a) within two (2) Business Days of any Revolving Loan or Delayed Funding Term Loan with an unfunded commitment becoming an Ineligible Investment, the Company shall sell such Revolving Loan or Delayed Funding Term Loan and shall pay any amount payable in connection with such sale and (b) upon the request of the Administrative Agent within two (2) Business Days of any other Portfolio Investment becoming an Ineligible Investment, the Company shall, subject to clauses (x) through (y) in the immediately preceding sentence, sell such Portfolio Investment.

Notwithstanding anything in this Agreement to the contrary (but subject to this Section 1.04): (i) following the occurrence and during the continuance of an Event of Default, neither the Company nor the Portfolio Manager on its behalf shall have any right to cause the sale, transfer or other disposition of a Portfolio Investment or any other asset (including, without limitation, the transfer of amounts on deposit in the Collateral Accounts (other than the transfer of funds from the Permitted Non-USD Currency Accounts to another Collateral Account (other than the Operating Account) in accordance with this Agreement)) without the prior written consent of the Administrative Agent (which consent may be granted or withheld in the sole discretion of the Administrative Agent), (ii) following the occurrence of a Market Value Event, the Company shall use commercially reasonable efforts to sell Portfolio Investments (individually or in lots, including a lot comprised of all of the Portfolio Investments) at the sole direction of, and in the manner (including, without limitation, the time of sale, sale price, principal amount to be sold and purchaser) required by the Administrative Agent (provided that the Administrative Agent shall only require sales at the direction of the Required Lenders and at least equal to the then-current fair market value and in accordance with the Administrative Agent’s standard market practices) and the proceeds from such sales shall be used to prepay the Advances outstanding hereunder and (iii) following the occurrence of a Market Value Event, the Portfolio Manager shall have no right to act on behalf of, or otherwise direct, the Company, the Administrative Agent, the Collateral Agent or any other Person in connection with a sale of Portfolio Investments pursuant to any provision of this Agreement except with the prior written consent of the Administrative Agent. Following the occurrence of a Market Value Event and in connection with the sale of any Portfolio Investment by or at the direction of the Administrative Agent, the Portfolio Manager shall take such actions as the Administrative Agent may reasonably request in writing (including via email) to facilitate the consummation of such sale. Any prepayments made pursuant to this paragraph shall automatically reduce the Financing Commitments as provided in Section 4.07(c).

In connection with any sale of Portfolio Investments required by the Administrative Agent following the occurrence of a Market Value Event, the Administrative Agent or a designee of the Administrative Agent shall:

(i) notify the Company at the Designated Email Notification Address promptly upon distribution of bid solicitations regarding the sale of such Portfolio Investments; and

(ii) direct the Company to sell such Portfolio Investments to the Designated Independent Dealer if the Designated Independent Dealer provides the highest bid in the case where bids are received in respect of the sale of such Portfolio Investments, it being understood that if the Designated Independent Dealer provides a bid to the Administrative Agent that is the highest bona fide bid to purchase a Portfolio Investment on a line-item basis where such Portfolio Investment is part of a pool of Portfolio Investments for which there is a bona fide bid on a pool basis proposed to be accepted by the Administrative Agent (in its sole discretion), then the Administrative Agent shall accept any such line-item bid only if such line-item bid (together with any other line-item bids by the Designated Independent Dealer or any other bidder for other Portfolio Investments in such pool) is greater than the bid on a pool basis.

For purposes of this paragraph, the Administrative Agent shall be entitled to disregard as invalid any bid submitted by the Designated Independent Dealer if, in the Administrative Agent’s judgment (acting reasonably):

(A) either:

(x) the Designated Independent Dealer is ineligible to accept assignment or transfer of the relevant Portfolio Investments or any portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for the relevant Portfolio Investments; or

(y) the Designated Independent Dealer would not, through the exercise of its commercially reasonable efforts, be able to obtain any consent required under any agreement or instrument governing or otherwise relating to the relevant Portfolio Investments to the assignment or transfer of the relevant Portfolio Investments or any portion thereof, as applicable, to it; or

(B) such bid is not bona fide, including, without limitation, due to (x) the insolvency of the Designated Independent Dealer or (y) the inability, failure or refusal of the Designated Independent Dealer to settle the purchase of the relevant Portfolio Investments or any portion thereof, as applicable, or otherwise settle transactions in the relevant market or perform its obligations generally.

In connection with any sale of a Portfolio Investment directed by the Administrative Agent pursuant to this Section 1.04 and the application of the net proceeds thereof, the Company hereby appoints the Administrative Agent as the Company’s attorney-in-fact (it being understood that the Administrative Agent shall not be deemed to have assumed any of the obligations of the Company by this appointment), with full authority in the place and stead of the Company and in the name of the Company to effectuate the provisions of this Section 1.04 (including, without limitation, the power to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Section 1.04 or any direction or notice to the Collateral Agent in respect of the application of net proceeds of any such sales). None of the Administrative Agent, the Lenders, the Collateral Administrator, the Securities Intermediary, the Collateral Agent or any Affiliate of any thereof shall incur any liability to the Company, the Portfolio Manager, any Lender or any other Person in connection with any sale effected at the direction of the Administrative Agent in accordance with this Section 1.04, including, without limitation, as a result of the price obtained for any Portfolio Investment, the timing of any sale or sales of Portfolio Investments or the notice or lack of notice provided to any Person in connection with any such sale, so long as, in the case of the Administrative Agent only, any such sale does not violate Applicable Law.

SECTION 1.05. Certain Assumptions relating to Portfolio Investments. For purposes of all calculations hereunder, any Portfolio Investment for which the Trade Date in respect of a sale thereof by the Company has occurred, but the Settlement Date for such sale has not occurred, shall be considered to be owned by the Company until such Settlement Date.

SECTION 1.06. Valuation of Permitted Non-USD Currency Portfolio Investments; Trade Instructions. (a) For purposes of all valuations, calculations and reports hereunder, the principal amount and Market Value of all Portfolio Investments and Eligible Investments denominated in a Permitted Non-USD Currency and proceeds denominated in a Permitted Non-USD Currency on deposit in any Permitted Non-USD Currency Account shall be converted to U.S. Dollars at the Spot Rate in accordance with the definition of such term in consultation with the Administrative Agent on the applicable date of such valuation, calculation or report, as applicable. Additionally, for all calculations of Net Advances hereunder, the principal amount of outstanding Advances denominated in any Agreed Currency (other than USD) shall for the purposes of such determination be equal to the Dollar Equivalent amount thereof.

(b) Without limiting the procedures and conditions otherwise set forth herein, any direction required hereunder relating to the acquisition, sale, disposition or other transfer of a Portfolio Investment may be in the form of a trade ticket, confirmation of trade, instruction to post or to commit to the trade or similar instrument or document or other written instruction (including by email or other electronic communication or file transfer protocol) from the Company (or the Portfolio Manager on its behalf) on which the Collateral Agent may rely.

SECTION 1.07. Interest Rates; Benchmark Notification. The interest rate on an Advance may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.01(h) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Company. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.08. Currency Equivalents Generally. For purposes of determining (a) whether the amount of any Advance, together with all other Advances then outstanding or to be made at the same time as such Advances, would exceed the aggregate amount of the Financing Commitments, (b) the aggregate unutilized amount of the Financing Commitments and (c) except in connection with the calculation of Net Advances as described in Section 1.06, the outstanding aggregate principal amount of Advances, the outstanding principal amount of any Advances that are denominated in any Agreed Currency (other than USD) shall be deemed to be the Dollar Equivalent of the amount of such Agreed Currency of such Advances determined as of the date such Advances were made. Wherever in this Agreement in connection with an Advance an amount, such as a required minimum or multiple amount, is expressed in U.S. Dollars, but such Advance is denominated in any Agreed Currency (other than USD), such amount shall be the Dollar Equivalent of such Agreed Currency (rounded to the nearest 1,000 units of such Agreed Currency).

ARTICLE II

THE ADVANCES

SECTION 2.01. Financing Commitments. Subject to the terms and conditions set forth herein, only during the Reinvestment Period, each Lender hereby severally agrees to make available to the Company Advances, in any Agreed Currency, in an aggregate amount outstanding not exceeding the amount of such Lender’s Financing Commitment. The Financing Commitments shall terminate on the earliest of (a) the close of business on the last day of the Reinvestment Period, (b) the Maturity Date and (c) the occurrence of a Market Value Event.

SECTION 2.02. [Reserved].

SECTION 2.03. Advances; Use of Proceeds.

(a) Subject to the satisfaction or waiver of the conditions to the Purchase of a Portfolio Investment set forth in Section 1.03 and/or an Advance set forth in Section 2.05 as of (i) both the related Trade Date and Settlement Date and/or (ii) the Advance date, as applicable, the Lenders will (ratably in accordance with their respective Financing Commitments) make the applicable Advance available to the Company on the related Settlement Date (or otherwise on the related Advance date if no Portfolio Investment is being acquired on such date) as provided herein. If the Company requests an Advance for application to a Permitted Distribution, the Lenders will (ratably in accordance with their respective Financing Commitments) make the applicable Advance available to the Company on the date requested by the Company subject to the satisfaction or waiver of the conditions to Advance set forth in Section 2.05.

(b) Except as expressly provided herein, the failure of any Lender to make any Advance required hereunder shall not relieve any other Lender of its obligations hereunder. If any Lender shall fail to provide any Advance to the Company required hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid.

(c) The Company shall use the proceeds of the Advances received by it hereunder to purchase the Portfolio Investments identified in the related Notice of Acquisition or to make advances to the Portfolio Investment Obligor of Delayed Funding Term Loans or Revolving Loans in accordance with the underlying instruments relating thereto or to make Permitted Distributions; provided that, if the proceeds of an Advance are deposited in the Operating Account (or, in the case of Advances denominated in any Agreed Currency (other than USD), the applicable Permitted Non-USD Currency Account) as provided in Section 3.01 prior to or on the Settlement Date for any Portfolio Investment but the Company is unable to Purchase such Portfolio Investment on the related Settlement Date, or if there are proceeds of such Advance remaining after such Purchase, then, subject to Section 3.01(a), upon written notice from the Portfolio Manager the Collateral Agent shall apply such proceeds as provided in Section 4.05. The proceeds of the Advances shall not be used for any other purpose.

(d) With respect to any Advance, the Portfolio Manager shall, on behalf of the Company, submit a request substantially in the form of Exhibit A (a “Request for Advance”) to the Lenders and the Administrative Agent, with a copy to the Collateral Agent and the Collateral Administrator, not later than, (x) with respect to any Advance in USD, 10:00 a.m. New York City time, one (1) Business Day prior, (y) with respect to any Advance in any Agreed Currency (other than with respect to Advances in USD and CHF), 2:00 p.m. New York City time, two (2) Business Days prior, and (z) with respect to any Advance in CHF, 11:00 a.m. New York City time, four (4) Business Days prior, to the Business Day specified as the date on which such Advance shall be made and, upon receipt of such request, the Lenders shall make such Advances in accordance with the terms set forth in Section 3.01. Any requested Advance shall be in an amount such that, after giving effect thereto and the related purchase (if any) of the applicable Portfolio Investment(s), the Borrowing Base Test is satisfied. Subject to any deemed request pursuant to Section 3.01(h), no Request for Advance shall request a Daily Simple SOFR Advance unless the then-current Benchmark is Daily Simple SOFR.

(e) [Reserved]

(f) If two (2) Business Days prior to the end of the Reinvestment Period there exists any Unfunded Exposure Shortfall, then the Portfolio Manager, on behalf of the Company, shall be deemed to have requested an Advance on such date, and the Lenders shall make a corresponding Advance on the last day of the Reinvestment Period (with written notice to the Collateral Administrator by the Administrative Agent) in accordance with Article III in an amount to be deposited in the Unfunded Exposure Account, equal to the least of (i) the aggregate Unfunded Exposure Shortfall, (ii) the Financing Commitments in excess of the aggregate principal amount of the outstanding Advances and (iii) an amount such that the Borrowing Base Test is satisfied after giving effect to such Advance; provided that, if the Company provides evidence to the Administrative Agent (satisfactory to the Administrative Agent in its reasonable discretion) that it has cash from other sources that is available in accordance with the terms of this Agreement to make any such future advances in respect of any Delayed Funding Term Loan or Revolving Loan, then the amount of any such Advance shall be reduced by the amount of such funds. After giving effect to such Advance, the Company shall cause the proceeds of such Advance and cash from other sources that are available in accordance with the terms of this Agreement in an amount equal to the aggregate Unfunded Exposure Shortfall to be deposited in the Unfunded Exposure Account.

(g) If, at any time (i) during the Reinvestment Period, the Unfunded Exposure Amount exceeds the Unfunded Exposure Threshold 2, the Company shall deposit, within two (2) Business Days thereof, cash collateral in the Unfunded Exposure Account in an amount equal to the excess of (A) the Unfunded Exposure Amount over (B) the Unfunded Exposure Threshold 2 or (ii) after the end of the Reinvestment Period, the Unfunded Exposure Shortfall is greater than zero, the Company shall immediately deposit in the Unfunded Exposure Account cash in an amount equal to such Unfunded Exposure Shortfall.

SECTION 2.04. Conditions to Effective Date. Notwithstanding anything to the contrary herein, this Agreement shall not become effective until the date (the “Effective Date”) on which each of the following conditions is satisfied (or waived by the Administrative Agent in its sole discretion):

(a) Executed Counterparts. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) Loan Documents. The Administrative Agent (or its counsel) shall have received reasonably satisfactory evidence that the Loan Documents have been executed and are in full force and effect.

(c) Opinions. The Administrative Agent (or its counsel) shall have received one or more reasonably satisfactory written opinions of counsel for the Company, the Portfolio Manager and the Parent, covering such matters relating to the transactions contemplated hereby and by the other Loan Documents as the Administrative Agent shall reasonably request (including, without limitation, certain bankruptcy matters) in writing.

(d) Corporate Documents. The Administrative Agent (or its counsel) shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of the directors or officers (as applicable) of the Company, the Parent and the Portfolio Manager as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each director or officer thereof or other Person authorized to act in connection with this Agreement and the other Loan Documents, and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, formation, registration or incorporation, existence and good standing of the Company, the Parent and the Portfolio Manager and any other legal matters relating to the Company, the Parent, the Portfolio Manager, this Agreement or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel.

(e) Payment of Fees, Etc. The Administrative Agent, the Lenders, the Collateral Agent and the Collateral Administrator shall have received all fees and other amounts due and payable by the Company in connection herewith on or prior to the Effective Date, including the fee payable pursuant to Section 4.03(e) and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including legal fees and expenses) required to be reimbursed or paid by the Company hereunder.

(f) PATRIOT Act, Etc. (i) To the extent requested by any Agent or Lender, such Agent or Lender, as the case may be, shall have received all documentation and other information required by regulatory authorities under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and other applicable “know your customer” and anti-money laundering rules and regulations and (ii) to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Company at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Company shall have received such Beneficial Ownership Certification.

(g) Filings. Proper financing statements, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged hereunder shall have been filed and are in full force and effect.

(h) Certain Acknowledgements. The Administrative Agent shall have received (i) UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches indicating that there are no effective lien notices or comparable documents that name the Company as debtor and that are filed in the jurisdiction in which the Company is organized, and (ii) such other searches that the Administrative Agent deems necessary or appropriate.

(i) Officer’s Certificate. The Administrative Agent (or its counsel) shall have received a certificate of an officer of the Company, certifying that the conditions set forth in Sections 2.05(4) and 2.05(6) have been satisfied on and as of the Effective Date.

(j) Other Documents. Such other documents as the Administrative Agent may reasonably require.

SECTION 2.05. Conditions to Advances. No Advance shall be made unless each of the following conditions is satisfied as of the proposed date of such Advance: (or waived by the Administrative Agent in its sole discretion):(1) the Effective Date shall have occurred;

(2) the Company shall have delivered a Request for Advance in accordance with Section 2.03(d);

(3) no Market Value Event has occurred;

(4) no Default or Event of Default has occurred and is continuing;

(5) the Reinvestment Period has not ended;

(6) all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(7) after giving pro forma effect to such Advance (and any related Purchase) hereunder:

(x) the Borrowing Base Test is satisfied;

(x) the aggregate principal balance of Advances then outstanding will not exceed the limit for Advances set forth in the Transaction Schedule; and

(y) the Dollar Equivalent of the outstanding principal amount of Advances denominated in CHF does not exceed the lesser of (1) the product of (i) 5% and (ii) the Financing Commitments then in effect and (2) the Collateral Principal Amount of Portfolio Investments denominated in CHF; and

(z) the Dollar Equivalent of the aggregate outstanding principal amount of all Advances denominated in any Agreed Currency (other than USD) does not exceed an amount equal to the lesser of (A) the product of (i) 10% and (ii) the Financing Commitments then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in any Agreed Currency (other than USD);

(8) the amount of such Advance shall be not less than $1,000,000; provided that the amount of the initial Advance on the Effective Date shall be not less than $1,000,000; and

(9) for any Advance denominated in an Agreed Currency (other than USD), the Collateral Agent and Administrative Agent shall have received evidence that the applicable Permitted Non-USD Currency Account has been opened and is Functional.

If the above conditions to an Advance are satisfied or waived by the Administrative Agent, the Portfolio Manager shall determine, in consultation with the Administrative Agent and with notice to the Lenders and the Collateral Administrator, the date on which any Advance shall be provided.

SECTION 2.06. Financing Commitment Increase Option. The Company may, on any date during the Reinvestment Period, submit a Financing Commitment Increase Option Request to increase the Financing Commitment by an amount such that the aggregate amount of Financing Commitment (including any Increased Financing Commitments) does not exceed $500,000,000 (any Financing Commitment resulting from the approval of a Financing Commitment Increase Option Request, an “Increased Financing Commitment”). Unless otherwise agreed among JPMCB and any Affiliate thereof that is a Lender, the Administrative Agent and the Company, each increase to the Financing Commitment of the Lenders on a Financing Commitment Increase Date shall be allocated to JPMCB and any Affiliate thereof that is a Lender in the amount(s) designated by such Lenders to the Administrative Agent. Any portion of such increase remaining after allocation in accordance with the immediately preceding sentence (and after allocation of such increase to any additional lender providing all or a portion of such increase) shall be allocated to the Lenders that have notified the Administrative Agent that they wish to participate in such increase on a pro rata basis (determined without giving effect to the Financing Commitments of JPMCB and its Affiliates). Approval by the increasing Lenders of a Financing Commitment Increase Option Request is subject to satisfaction of the following conditions precedent:

(a) each of the Lenders and the Administrative Agent (in their sole discretion) approve in writing (which may be by email) such Financing Commitment Increase Option Request;

(b) no Market Value Event shall have occurred and no Default or Event of Default shall have occurred and be continuing, in each case, on and as of the Financing Commitment Increase Date;

(c) all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the Financing Commitment Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(d) no commitment termination or reduction shall have occurred pursuant to Section 4.07(a)(i)(B) prior to the Financing Commitment Increase Date;

(e) the Company shall have paid to the Administrative Agent on the Financing Commitment Increase Date, for the account of each Lender, an upfront fee in an amount to be mutually agreed between the Company and the Administrative Agent;

(f) any Financing Commitment Increase Option Request shall be in an amount not less than $100,000,000; and

receipt by the Administrative Agent of such other documentation as the Administrative Agent may reasonably request, including without limitation, documentation similar to that provided pursuant to Sections 2.04(c), (d) and (f)(ii) on the Effective Date.

ARTICLE III

ADDITIONAL TERMS APPLICABLE TO THE ADVANCES

SECTION 3.01. The Advances.

(a) Making the Advances. If the Lenders are required to make an Advance to the Company as provided in Section 2.03, then each Lender shall make such Advance on the proposed date thereof by wire transfer of immediately available funds to the (x) the Collateral Agent for deposit to the Operating Account or (y) in the case of Advances denominated in any Agreed Currency (other than USD), the applicable Permitted Non-USD Currency Account. Each Lender at its option may make any Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Advance; provided that any exercise of such option shall not affect the obligation of the Company to repay such Advance in accordance with the terms of this Agreement. Subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Advances, except that prepayments made after the Reinvestment Period shall result in a reduction of Financing Commitments as provided in Section 4.07(e).

(b) Interest on the Advances. Subject to Section 3.01(h), all outstanding Advances shall bear interest (from and including the date on which such Advance is made to but excluding the Maturity Date or, if earlier, the date on which such Advance is repaid) at a per annum rate equal to the applicable Benchmark for each Calculation Period in effect plus the Applicable Margin for Advances set forth on the Transaction Schedule; provided that, following the occurrence and during the continuance of an Event of Default, all outstanding Advances and any unpaid interest thereon shall bear interest (from and including the date of such Event of Default) at a per annum rate equal to the applicable Benchmark for each Calculation Period in effect plus the Adjusted Applicable Margin.

(c) Evidence of the Advances. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder and the applicable currency thereof. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices a register (the “Register”) in which it shall record (1) the amount of each Advance made hereunder, (2) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (3) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the Register maintained pursuant to this paragraph (c) shall be conclusive absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such Register or any error therein shall not in any manner affect the obligation of the Company to repay the Advances in accordance with the terms of this Agreement. No assignment shall be effective unless it has been recorded in the Register as provided in this section. This Section 3.01(c) shall be construed so that the Advances are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code.

Any Lender may request that Advances made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or its registered assigns) and in a form approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed). Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

(d) Pro Rata Treatment. Except as otherwise provided herein, all borrowings of, and payments in respect of, the Advances shall be made on a pro rata basis by or to the Lenders in accordance with their respective portions of the Financing Commitments in respect of Advances held by them.

(e) Illegality. Notwithstanding any other provision of this Agreement, if any Lender or the Administrative Agent shall notify the Company that the adoption of any law, rule or regulation, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, makes it unlawful, or any Governmental Authority asserts that it is unlawful, for a Lender or the Administrative Agent to perform its obligations hereunder to fund or maintain Advances hereunder in any applicable currency, then (1) the obligation of such Lender or the Administrative Agent hereunder to fund or maintain the Advances in such currency shall immediately be suspended until such time as such Lender or the Administrative Agent determines (in its sole discretion) that such performance is again lawful, (2) at the request of the Company, such Lender or the Administrative Agent, as applicable, shall use reasonable efforts (which will not require such party to incur a loss, other than immaterial, incidental expenses), until such time as the Advances are required to be prepaid as required under clause (3) below, to transfer all of its rights and obligations under this Agreement to another of its offices, branches or Affiliates with respect to which such performance would not be unlawful, and (3) if such Lender or the Administrative Agent is unable to effect a transfer under clause (2), then (I) any outstanding Advances of such Lender in such applicable currency shall be promptly paid in full by the Company (together with all accrued interest and all other amounts owing hereunder) but not later than the earlier of (x) if the Company requests such Lender or the Administrative Agent to take the actions set forth in clause (2) above, 20 calendar days after the date on which such Lender or the Administrative Agent notifies the Company in writing that it is unable to transfer its rights and obligations under this Agreement as specified in such clause (2) and (y) such date as shall be mandated by law or (II) if requested by the Portfolio Manager or the Company, any outstanding Advances in such currency shall be converted to an Advance denominated in USD on the date specified by the Administrative Agent at the Spot Rate and shall become denominated and payable in USD and thereafter shall bear interest at the rates applicable to Advances denominated in USD and the Company shall pay all amounts owing in connection therewith, including all interest accrued on the Advances being covered through such date; provided that, to the extent that any such adoption or change makes it unlawful for the Advances to bear interest by reference to the applicable Reference Rate, then the foregoing clauses (1) through (3) shall not apply and the Advances subject to such Reference Rate shall bear interest (from and after the last day of the Calculation Period ending immediately after such adoption or change) at a per annum rate equal to the applicable Base Rate plus the relevant Applicable Margin for Advances set forth on the Transaction Schedule.

(f) Increased Costs.

(i) If any Change in Law shall:

(A) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(B) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender; or

(C) subject any Lender or the Administrative Agent to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (z) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making, continuing, converting or maintaining any Advance or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise), then, upon request by such Lender or the Administrative Agent, the Company will pay to such Lender or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

(ii) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Advances made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(iii) A certificate of a Lender setting forth the amount or amounts necessary to compensate, and the basis for such compensation of, such Lender or its holding company, as the case may be, as specified in paragraph (i) or (ii) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(iv) Failure or delay on the part of any Lender or the Administrative Agent to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Administrative Agent’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Administrative Agent pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Administrative Agent notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Administrative Agent’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(v) Each of the Lenders and the Administrative Agent agrees that it will take such commercially reasonable actions as the Company may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 3.01(f); provided that no Lender or the Administrative Agent shall be obligated to take any actions that would, in the reasonable opinion of such Lender or the Administrative Agent, be disadvantageous to such Lender or the Administrative Agent (including, without limitation, due to a loss of money). In no event will the Company be responsible for increased amounts referred to in this Section 3.01(f) which relates to any other entities to which any Lender provides financing.

(vi) If any Lender (A) provides notice of unlawfulness or requests compensation under clause (e) above or this clause (f), (B) defaults in its obligation to make Advances hereunder, (C) does not consent to a Material Amendment consented to by the Administrative Agent and the Required Lenders or (D) becomes the subject of a Bail-In Action, then the Company may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related transaction documents to an assignee identified by the Company that shall assume such obligations (whereupon such Lender shall be obligated to so assign), provided that, (x) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder through the date of such assignment, (y) a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply and (z) such assignment or delegation shall be offered first to JPMCB and any Affiliate thereof that is a Lender. No prepayment fee that may otherwise be due hereunder shall be payable to such Lender in connection with any such assignment.

(g) No Set-off or counterclaim. Subject to Section 3.03, all payments to be made hereunder by the Company in respect of the Advances shall be made without set-off or counterclaim and in such amounts as may be necessary in order that every such payment (after deduction or withholding for or on account of any present or future Taxes imposed by the jurisdiction in which the Company is organized or any political subdivision or taxing authority therein or thereof) shall not be less than the amounts otherwise specified to be paid under this Agreement.

(h) Alternate Rate of Interest.

(i) Temporary Benchmark Unavailability. Subject to clauses (ii), (iii), (iv), (v) and (vi) of this Section 3.01(h), if:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) adequate and reasonable means do not exist for ascertaining the applicable Reference Rate (including because the Relevant Screen Rate is not available or published on a current basis) for the applicable tenor or applicable currency and such Calculation Period or (B) if the then-current Benchmark is Daily Simple SOFR, adequate and reasonable means do not exist for ascertaining Daily Simple SOFR; or

(b) the Administrative Agent is advised by the Required Lenders that (A) the Reference Rate will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advance) or (B) if the then-current Benchmark is Daily Simple SOFR, Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advance) denominated in U.S. Dollars, then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter (with a copy to the Collateral Agent and the Collateral Administrator) and until (x) the Administrative Agent notifies the Company and the Lenders (with a copy to the Collateral Agent and the Collateral Administrator) that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Request for Advance in accordance with the terms of Section 2.03(d), then, with respect for Advances referencing the affected Benchmark (1) any Request for Advance that requests a Term Benchmark Advance shall instead be deemed to be a request for (x) Daily Simple SOFR Advance so long as Daily Simple SOFR is not the subject of Section 3.01(h)(i)(a)(B) or (b)(B) above or (y) a Base Rate Advance if Daily Simple SOFR is the subject of Section 3.01(h)(i)(a)(B) or (b)(B) above, (2) any Request for Advance that requests a Daily Simple SOFR Advance shall instead be deemed to be a request for a Base Rate Advance and (3) (x) any Request for Advance in Agreed Currency (other than USD) with respect to the applicable Reference Rate for the applicable Calculation Period shall be ineffective and (y) the obligations of the Lenders to make any Advances in Agreed Currency (other than USD) in connection with such Reference Rate shall be suspended.

Furthermore, if any Daily Simple SOFR Advance or Term Benchmark Advance is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 3.01(h)(i) with respect to a Benchmark applicable to such Term Benchmark Advance or Daily Simple SOFR Advance, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Request for Advance in accordance with the terms of Section 2.03(d) then, with respect to Advances referencing the affected Benchmark (1) any Term Benchmark Advance shall, on the last day of the Calculation Period applicable to such Advance (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) a Daily Simple SOFR Advance so long as Daily Simple SOFR is not the subject of Section 3.01(h)(i)(a)(B) or (b)(B) above or (y) a Base Rate Advance if Daily Simple SOFR is the subject of Section 3.01(h)(i)(a)(B) or (b)(B) above, on such day, and (2) any Daily Simple SOFR Advance or any Advance denominated in an Agreed Currency (other than USD) shall, on and from such day, be converted by the Administrative Agent to, and shall constitute, a Base Rate Advance.

(ii) Permanent Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then:

(a) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to U.S. Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and

(b) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(iii) Benchmark Replacement Conforming Changes. Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iv) Notices from and Determinations by the Administrative Agent. The Administrative Agent will promptly notify the Company and the Lenders (with a copy to the Collateral Agent and the Collateral Administrator) of (a) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (b) the implementation of any Benchmark Replacement, (c) the effectiveness of any Benchmark Replacement Conforming Changes, (d) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (v) below and (e) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.01(h), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.01(h).

(v) Unavailable Term Rate Tenors. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (a) if the then-current Benchmark is a term rate (including the Term SOFR Rate or EURIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Calculation Period” or “Term SOFR Rate” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (b) if a tenor that was removed pursuant to clause (a) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of definition of “Calculation Period” or “Term SOFR Rate” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(vi) Benchmark Unavailability Period. Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for or conversion to an Advance or Daily Simple SOFR Advance to be made or converted during any Benchmark Unavailability Period and, failing that, the Company will be deemed to have converted any request for, or request for conversion to (i), a Term Benchmark Advance into a request for, or conversion to, (A) a Daily Simple SOFR Advance so long as Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) a Base Rate Advance if Daily Simple SOFR is the subject of a Benchmark Transition Event or (ii) an Advance in an Agreed Currency (other than USD) into a request for, or conversion to a Base Rate Advance.

During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

Furthermore, if any Advance is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the applicable Reference Rate, then until such time as a Benchmark Replacement is implemented pursuant to this Section 3.01(h), (1) any Term Benchmark Advance shall on the last day of the Calculation Period applicable to such Advance (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) a Daily Simple SOFR Advance so long as Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a Base Rate Advance if Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any Daily Simple SOFR Advance and any Advance in an Agreed Currency (other than USD) shall, on and from such day, be converted by the Administrative Agent to, and shall constitute, a Base Rate Advance.

SECTION 3.02. [Reserved].

SECTION 3.03. Taxes.

(a) Payments Free of Taxes. All payments to be made hereunder by the Company in respect of the Advances shall be made without deduction or withholding for any Taxes, except as required by Applicable Law (including FATCA). If any Applicable Law requires the deduction or withholding of any Tax from any such payment by the Company, then the Company shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Company shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Company. The Company shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Company. The Company shall indemnify each Lender, Collateral Agent, the Securities Intermediary or the Administrative Agent, as the case may be, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender or the Administrative Agent or required to be withheld or deducted from a payment to such Lender or the Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), the Collateral Agent or the Securities Intermediary (with a copy to the Administrative Agent and Lender) or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so) and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by the Company to a Governmental Authority pursuant to this Section 3.03, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Secured Parties. (i) Any Secured Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the

Company or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.03(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Tax Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an IRS Form W-8BEN or IRS Form W-8BEN-E or any applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) an executed IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, is not a “10 percent shareholder” of the Company or the Parent within the meaning of Section 881(c)(3)(B) of the Code, and is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form; or

(iv) to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W- 8BEN-E or applicable successor form, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made;

(D) if a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so; and

(E) The Administrative Agent shall deliver to the Company an electronic copy of an IRS Form W-9 upon becoming a party under this Agreement attesting to the fact that it is a “U.S. Tax person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1 and a “U.S. financial institution” within the meaning of Treasury Regulations Section 1.1471-3(a)(3)(iii) and that it will comply with its obligations to withhold under Section 1441 and FATCA.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.03 (including by the payment of additional amounts pursuant to this Section 3.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 3.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Financing Commitments, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE IV

COLLECTIONS AND PAYMENTS

SECTION 4.01. Interest Proceeds. The Company shall notify the Portfolio Investment Obligor with respect to each Portfolio Investment to remit all amounts that constitute Interest Proceeds to the Collection Account or the applicable Permitted Non-USD Currency Account. To the extent Interest Proceeds are received other than by deposit into the Collection Account, the Company shall cause all Interest Proceeds on the Portfolio Investments to be deposited in the Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Collection Account all Interest Proceeds received by it immediately upon receipt thereof in accordance with the written direction of the Portfolio Manager on behalf of the Company; provided that Interest Proceeds denominated in a Permitted Non-USD Currency shall be deposited into the applicable Permitted Non-USD Currency Account. Interest Proceeds denominated in an Agreed Currency and on deposit in the Collection Account or a Permitted Non-USD Currency Account shall, to the extent (a) such proceeds exceed the amounts payable hereunder in such Agreed Currency on any Interest Payment Date, Additional Distribution Date or the Maturity Date and (b) the funds then on deposit in the Collection Account or a Permitted Non-USD Currency Account are insufficient to pay any amount required to be paid hereunder on any Interest Payment Date, Additional Distribution Date or the Maturity Date in any applicable Agreed Currency, be converted into such applicable Agreed Currency and credited to the Collection Account or applicable Permitted Non-USD Currency Account to the extent necessary to make such payment due in such Agreed Currency on such date. The Company or the Portfolio Manager on its behalf (or, upon the occurrence and during the continuance of an Event of Default or upon the occurrence of a Market Value Event, the Administrative Agent) shall provide written direction to the Collateral Agent to make such conversions in accordance with the foregoing.

Interest Proceeds shall be retained in the Collection Account (or any Permitted Non-USD Currency Account, as applicable) and held in cash and/or invested (and reinvested) at the written direction of the Company (or the Portfolio Manager on its behalf) provided to the Collateral Agent in Cash Equivalents denominated in the applicable currency of such account selected by the Portfolio Manager on behalf of the Company (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent) (“Eligible Investments”). Eligible Investments shall mature no later than the end of the then-current Calculation Period.

Interest Proceeds on deposit in the Collection Account (or any Permitted Non-USD Currency Account, as applicable) shall be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement or (ii) to make Permitted Distributions or Permitted RIC Distributions in accordance with this Agreement.

SECTION 4.02. Principal Proceeds. The Company shall notify the Portfolio Investment Obligor with respect to each Portfolio Investment to remit all amounts that constitute Principal Proceeds to the Collection Account or a Permitted Non-USD Currency Account, as applicable. To the extent Principal Proceeds are received other than by deposit into the Collection Account, the Company shall cause all Principal Proceeds received on the Portfolio Investments to be deposited in the Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Collection Account all Principal Proceeds received by it immediately upon receipt thereof in accordance with the written direction of the Portfolio Manager, acting on behalf of the Company; provided that Principal Proceeds denominated in a Permitted Non-USD Currency shall be deposited into the applicable Permitted Non-USD Currency Account. Principal Proceeds denominated in an Agreed Currency and on deposit in the Collection Account or a Permitted Non-USD Currency Account shall, to the extent (a) such proceeds exceed the amounts payable hereunder in such Agreed Currency on any Interest Payment Date, Additional Distribution Date or the Maturity Date and (b) the funds then on deposit in the Collection Account or a Permitted Non-USD Currency Account are insufficient to pay any amount required to be paid hereunder on any Interest Payment Date, Additional Distribution Date or the Maturity Date in any applicable Agreed Currency, be converted into such applicable Agreed Currency and credited to the Collection Account or applicable Permitted Non-USD Currency Account to the extent necessary to make such payment due in such Agreed Currency on such date. The Company or the Portfolio Manager on its behalf (or, upon the occurrence and during the continuance of an Event of Default or upon the occurrence of a Market Value Event, the Administrative Agent) shall provide written direction to the Collateral Agent to make such conversions in accordance with the foregoing.

All Principal Proceeds shall be retained in the Collection Account (or any Permitted Non-USD Currency Account, as applicable) and held in cash and/or invested (and reinvested) at the written direction of the Administrative Agent in Eligible Investments denominated in the applicable currency of such account selected by the Portfolio Manager acting on behalf of the Company (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent). All investment income on such Eligible Investments shall constitute Interest Proceeds.

Principal Proceeds on deposit in the Collection Account (or any Permitted Non-USD Currency Account, as applicable) shall be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement, (ii) towards the purchase price of Portfolio Investments purchased in accordance with this Agreement or (iii) to be deposited into the Unfunded Exposure Account in accordance with this Agreement, in each case with prior notice to the Administrative Agent. For the avoidance of doubt, Principal Proceeds received in connection with the sale of any Portfolio Investment pursuant to Section 1.04 following a Market Value Event shall be used to prepay Advances as set forth therein at the written direction of the Administrative Agent.

The Company shall bear all risks of investing in Portfolio Investments denominated in a foreign currency. For purposes of making any currency conversion required hereunder, the Collateral Agent and the Securities Intermediary may rely conclusively on the determination of the Spot Rate provided to it and shall not be liable for any losses, shortfalls or expenses associated with the determination of such rate or conversion and delivery of such amounts on behalf of the Company of such amounts. It is understood and agreed that any foreign exchange transaction effected by the Collateral Agent or the Securities Intermediary may be entered with the bank serving in such capacity or its affiliates acting as principal or otherwise through customary banking channels. The Collateral Agent and the Securities Intermediary shall be entitled at all times to comply with any legal or regulatory requirements applicable to currency or foreign exchange transactions. It is acknowledged and agreed that the bank serving as Collateral Agent or the Securities Intermediary or any affiliates thereof involved in any such foreign exchange transactions may make a margin or banking income from foreign exchange transactions entered into pursuant to this section for which they shall not be required to account to any person.

SECTION 4.03. Principal and Interest Payments; Prepayments; Commitment Fee.

(a) The Company shall pay the unpaid principal amount of the Advances in cash in the currency in which each relevant Advance was made (together with accrued interest thereon) to the Administrative Agent for the account of each Lender on the Maturity Date in accordance with the Priority of Payments and any and all cash in the Collateral Accounts shall be applied to the satisfaction of the Secured Obligations on the Maturity Date and on each Additional Distribution Date in accordance with the Priority of Payments.

(b) Accrued interest on the Advances shall be payable in arrears on each Interest Payment Date, each Additional Distribution Date and the Maturity Date in accordance with the Priority of Payments; provided that (i) interest accrued pursuant to the proviso to Section 3.01(b) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Advances, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) for the avoidance of doubt, interest on Advances shall continue to accrue during the period between the end of a Calculation Period and the corresponding Interest Payment Date, with such accrued interest to be included in the calculation of interest for the immediately succeeding Calculation Period. Each payment of interest on an Advance shall be made in the currency in which such Advance was made.

(c) (i) Subject to the requirements of this Section 4.03(c), the Company shall have the right from time to time to prepay outstanding Advances (which prepayment shall result in a termination of Financing Commitments to the extent required pursuant to Section 4.07) in whole or in part up to but not more than five (5) times during any calendar month. The Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any prepayment pursuant to this Section 4.03(c)(i) not later than (x) with respect to any Advance in USD, 2:00 p.m., New York City time, one (1) Business Day prior, (y) with respect to any Advance in any Agreed Currency (other than with respect to Advances in USD and CHF), 2:00 p.m., New York City time, two (2) Business Days prior and (z) with respect to any Advance in CHF, 11:00 a.m., New York City time, four (4) Business Days prior to the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Advances to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Except in connection with a Market Value Cure, each partial prepayment of outstanding Advances shall be in an amount not less than $1,000,000 or such lesser amount as is outstanding. Prepayments shall be accompanied by accrued and unpaid interest; provided that, if a prepayment occurs other than on an Interest Payment Date, the Portfolio Manager shall certify that there will be sufficient amounts remaining in the Collection Account to pay outstanding amounts due or payable to the Collateral Agent, the Collateral Administrator and the Securities Intermediary hereunder which are payable prior to the repayment of Advances pursuant to Section 4.05 hereof on the next Interest Payment Date after giving effect to such prepayment.

(ii) At the request of any Lender (which request shall contain reasonable detail to the extent not constituting confidential or proprietary information), any prepayment pursuant to Section 4.03(c)(i) that is made on a date other than an Interest Payment Date shall be accompanied by any costs incurred by such Lender in respect of such prepayment.

(d) The Company agrees to pay to the Administrative Agent, for the account of each Lender, a commitment fee in accordance with the Priority of Payments which shall accrue at 0.60% per annum (the “Commitment Fee Rate”) on the average daily Unused Facility Amount of such Lender during the period from and including the Effective Date to but excluding the last day of the Reinvestment Period. Accrued commitment fees shall be payable in arrears on each Interest Payment Date, and on the date on which the Financing Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e) The Company agrees to pay the Administrative Agent for the account of each Lender an upfront fee, which shall be paid on the Effective Date, in the amount set forth in the Fee Letter. Once paid, such fees or any part thereof shall not be refundable under any circumstances.

(f) If the aggregate principal amount of the outstanding Advances is less than the Minimum Funding Amount on any date on or after the Effective Date and prior to the last day of the Reinvestment Period, then the Company agrees to pay to the Administrative Agent, for the account of each Lender, an undrawn fee (the “Undrawn Fee”) in accordance with the Priority of Payments which shall accrue at a per annum rate equal to the Undrawn Fee Rate on the average daily Undrawn Amount during the period from and including such date to but excluding the last day of the Reinvestment Period. Accrued Undrawn Fees shall be payable in arrears on each Interest Payment Date occurring after the date on which the aggregate principal amount of the outstanding Advances is less than the Minimum Funding Amount until the earlier of (i) the date on which the Financing Commitments terminate and (ii) the last day of the Reinvestment Period. All Undrawn Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(g) Without limiting Section 4.03(c), the Company shall have the obligation from time to time to prepay outstanding Advances in whole or in part on any date with proceeds from sales of Portfolio Investments (i) directed by the Administrative Agent pursuant to Section 1.04 following the occurrence of a Market Value Event and as set forth in Section 8.01(i). All such prepayments shall be made in the currency of the applicable Advances and accompanied by accrued and unpaid interest in the same currency, and with respect to each currency and shall be applied to the repayment of the longest outstanding Advance in such currency.; provided, that, if a prepayment does not occur on an Interest Payment Date, either (i) such prepayment shall be subject to the payment of amounts to the Collateral Agent, the Collateral Administrator and the Securities Intermediary hereunder due and payable on the next succeeding Interest Payment Date which are payable prior to the repayment of Advances pursuant to Section 4.05 hereof, or (ii) the Portfolio Manager shall certify that there will be sufficient amounts remaining in the Collection Accounts to pay outstanding amounts due or payable to the Collateral Agent, the Collateral Administrator and the Securities Intermediary hereunder which are payable prior to the repayment of Advances pursuant to Section 4.05 hereof on the next Interest Payment Date after giving effect to such prepayment.

(h) Notwithstanding any other provision of this Agreement, each optional repayment by the Company of an Advance hereunder may only be made if, after giving effect to such repayment, (i) the aggregate outstanding principal amount of Advances denominated in any Agreed Currency (other than USD) does not exceed an amount equal to the lesser of (A) the product of (x) 10% and (y) the Financing Commitments then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in any Agreed Currency (other than USD) and (ii) the outstanding principal amount of Advances denominated in CHF does not exceed an amount equal to the lesser of (A) the product of (x) 5% and (y) the Financing Commitments then in effect and (B) the Collateral Principal Amount of Portfolio Investments denominated in CHF.

(i) If any Lender does not consent to a Material Amendment consented to by the Administrative Agent and the Required Lenders, then the Company may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, prepay the Advances of such Lender or require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related transaction documents to an assignee identified by the Company that shall assume such obligations (whereupon such Lender shall be obligated to so assign); provided that such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder through the date of such assignment.

SECTION 4.04. MV Cure Account.

(a) The Company shall cause all cash received by it in connection with a Market Value Cure to be deposited in the MV Cure Account or remitted to the Collateral Agent, and the Collateral Agent shall credit to the MV Cure Account such amounts received by it (and identified in writing as such) immediately upon receipt thereof. Prior to the Maturity Date, all cash amounts in the MV Cure Account shall be invested in overnight Eligible Investments selected by the Portfolio Manager acting on behalf of the Company (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent). All amounts contributed to the Company by the Parent in connection with a Market Value Cure shall be paid free and clear of any right of chargeback or other equitable claim.

(b) Amounts on deposit in the MV Cure Account may be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and remitted to the Company with prior notice to the Administrative Agent (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, to the Lenders for prepayment of Advances and reduction of Financing Commitment); provided that the Company may not direct any withdrawal from the MV Cure Account if the Borrowing Base Test is not satisfied (or would not be satisfied after such withdrawal).

SECTION 4.05. Priority of Payments. On (w) each Interest Payment Date, (x) the Maturity Date, (y) each Agent Business Day after the occurrence of a Market Value Event and (z) each Agent Business Day after the occurrence of an Event of Default and the declaration of the Secured Obligations as due and payable, in the cases of clause (y) and (z) on the second Business Day following receipt of proceeds (provided, that any payments under clauses (y) and (z) may be deferred on any such date in which the aggregate amount of proceeds available for distribution is less than U.S.$10,000) (each date set forth in clauses (y) and (z) above, an “Additional Distribution Date”), the Collateral Agent shall distribute all amounts in the Collection Account (and any Interest Proceeds and/or Principal Proceeds then on deposit in any Permitted Non-USD Currency Account) in the following order of priority (the “Priority of Payments”):

(a) to pay (i) first, amounts due or payable to the Collateral Agent, the Collateral Administrator and the Securities Intermediary hereunder (including fees, out-of-pocket expenses and indemnities) and (ii) second, any other accrued and unpaid fees and out-of-pocket expenses (other than the commitment fee payable to the Lenders, but including Lender indemnities) due hereunder, up to a maximum amount under this clause (a) of $50,000 on each Interest Payment Date, the Maturity Date and each Additional Distribution Date (in the case of any Additional Distribution Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Distribution Date or Interest Payment Date occurring in the same calendar quarter); provided that if any portion of such $50,000 cap is not utilized on any Interest Payment Date then such unutilized portion may be applied during any of the three succeeding Interest Payment Dates (or, if applicable, any succeeding Additional Distribution Date or Maturity Date occurring during such time period); provided however that in no event shall the amount paid on any Interest Payment Date under this clause (a) exceed $150,000;

(b) to pay interest due in respect of the Advances and any increased costs and commitment fees payable to the Lenders (pro rata based on amounts due);

(c) to pay (i) on each Interest Payment Date, all prepayments of the Advances permitted or required under this Agreement (including any applicable premium) and (ii) on the Maturity Date (and, if applicable, any Additional Distribution Date), principal of the Advances until the Advances are paid in full;

(d) prior to the end of the Reinvestment Period, at the direction of the Portfolio Manager (acting on behalf of the Company), to fund the Unfunded Exposure Account up to the Unfunded Exposure Amounts;

(e) following the end of the Reinvestment Period, solely with respect to Principal Proceeds, to pay principal of the Advances until the Advances are paid in full;

(f) to pay all amounts set forth in clause (a) above not paid due to the limitation set forth therein;

(g) to make any Permitted Distributions or Permitted RIC Distributions directed pursuant to this Agreement; and

(h) (i) on any Interest Payment Date, to deposit any remaining amounts in the Collection Account (or, with respect to any such amounts denominated in a Permitted Non-USD Currency, in the applicable Permitted Non-USD Currency Account) as Principal Proceeds and (ii) on the Maturity Date and any Additional Distribution Date, any remaining amounts to the Company.

Subject to Section 4.06(b), with respect to any amounts payable under Sections 4.05(a) through (h) above resulting from an Advance denominated in any Agreed Currency (other than USD), such amounts shall be first paid using Interest Proceeds and/or Principal Proceeds denominated in such Agreed Currency from the applicable Permitted Non-USD Currency Account.

SECTION 4.06. Payments Generally.

(a) All payments to the Lenders or the Administrative Agent shall be made to the Administrative Agent at the account designated in writing to the Company and the Collateral Agent for further distribution by the Administrative Agent (if applicable). The Administrative Agent shall give written notice to the Collateral Agent and the Collateral Administrator (on which the Collateral Agent and the Collateral Administrator may conclusively rely) and the Portfolio Manager of the calculation of amounts payable to the Lenders in respect of the Advances and the amounts payable to the Portfolio Manager. At least two (2) Business Days prior to each Interest Payment Date, the Administrative Agent shall deliver an invoice to the Portfolio Manager, the Collateral Agent and the Collateral Administrator in respect of the interest due on such Interest Payment Date. All payments not made to the Administrative Agent for distribution to the Lenders shall be made as directed in writing by the Administrative Agent. Subject to Section 3.03 hereof, all payments by the Company hereunder shall be made without setoff or counterclaim. Subject to Section 4.03, all payments hereunder shall be made in U.S. Dollars; provided that prepayments and repayments of Advances and payments of interest shall be made in the currency in which such Advance was made. All amounts in any Permitted Non-USD Currency Account to be disbursed hereunder shall be converted into the applicable Agreed Currency in accordance with Sections 4.01 and 4.02. All interest calculated using the Term SOFR Rate, EURIBOR Rate and SARON hereunder shall be computed on the basis of a year of 360 days and all interest calculated using the Base Rate, SONIA and Term CORRA hereunder shall be computed on the basis of a year of 365 days in each case, payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) At any time following the occurrence of a Market Value Event or if an Event of Default has occurred and is continuing, the Administrative Agent may in its sole discretion direct the Securities Intermediary or the Bank, as applicable, to exchange amounts held in each Permitted Non-USD Currency Account for U.S. Dollars or to exchange amounts held in the Collateral Accounts for one or more Permitted Non-USD Currencies, in each case at the Spot Rate for application hereunder.

(c) If after receipt of an invoice from the Administrative Agent pursuant to Section 4.06(a) and at least two (2) Business Day prior to any Interest Payment Date or the Maturity Date, the Company does not have a sufficient amount of funds in a Permitted Non-USD Currency on deposit in the applicable Permitted Non-USD Currency Account that will be needed (1) to pay to the Lenders all of the amounts required to be paid in such Permitted Non-USD Currency on such date and/or (2) to pay any expenses required to be paid in accordance with the Priority of Payments, in each case, in the Permitted Non-USD Currency required for such payment (a “Currency Shortfall”), then, so long as no Event of Default shall have occurred and be continuing and no Market Value Event has occurred, the Company shall exchange (or shall direct the Collateral Agent to exchange), in each case with the consent of the Administrative Agent, as obtained by the Company, amounts in U.S. Dollars held in the Collection Account, for such Permitted Non-USD Currency in an amount necessary to cure such Currency Shortfall. Each such exchange shall occur no later than one Business Day prior to such Interest Payment Date or the Maturity Date, as applicable, and shall be made at the Spot Rate. If for any reason the Company shall have failed to effect any such currency exchange by such date, then the Administrative Agent shall be entitled to (but shall not be obligated to) direct such currency exchange on behalf of the Company.

SECTION 4.07. Termination or Reduction of Financing Commitments.

(a) (i) Subject to the requirements of this Section 4.07(a) the Company shall be entitled at its option (A) on any Business Day that JPMorgan Chase Bank, National Association ceases to act as Administrative Agent and (B) at any time following the Non-Call Period, up to but not more than three times during any Calculation Period, to either (i) terminate the Financing Commitments in whole upon payment in full of all Advances, all accrued and unpaid interest, all applicable premium and all other Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations) or (ii) reduce in part any portion of the Financing Commitments that exceeds the sum of the outstanding Advances. The Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any termination or reduction, as applicable, pursuant to this Section 4.07(a)(i) not later than 2:00 p.m., New York City time, two (2) Business Days before the date of termination or reduction, as applicable. Each such notice shall be irrevocable and shall specify the date of termination or reduction, as applicable, and the principal amount of the Financing Commitments to be so terminated or reduced, as applicable. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial reduction of Financing Commitments shall be in an amount not less than $1,000,000.

(ii) Each commitment termination or reduction pursuant to Section 4.07(a)(i)(B) that is made, whether in full or in part during the period beginning with the end of the Non-Call Period and ending upon the end of the Reinvestment Period, shall be accompanied by a premium equal to 1% of the amount of Financing Commitments so terminated or reduced, as applicable.

(b) [Reserved].

(c) The Financing Commitments shall be automatically and irrevocably reduced by all amounts that are used to prepay or repay Advances following the occurrence of (i) a Market Value Event or (ii) an Event of Default and a notice thereof by the Administrative Agent (which notice may be delivered via email).

(d) All unused Financing Commitments as of the last day of the Reinvestment Period shall automatically be terminated.

(e) The Financing Commitments shall be irrevocably reduced by the amount of any repayment or prepayment of Advances following the last day of the Reinvestment Period.

ARTICLE V

THE PORTFOLIO MANAGER

SECTION 5.01. Appointment and Duties of the Portfolio Manager. The Company hereby appoints the Portfolio Manager as its portfolio manager under this Agreement and to perform the investment management functions of the Company set forth herein, and the Portfolio Manager hereby accepts such appointment. For so long as no Market Value Event has occurred and no Event of Default has occurred and is continuing and subject to Section 1.04, the services to be provided by the Portfolio Manager shall consist of (x) selecting, purchasing, managing and directing the investment, reinvestment and disposition of Portfolio Investments, delivering Notices of Acquisition on behalf of and in the name of the Company and (y) acting on behalf of the Company for all other purposes hereof and the transactions contemplated hereby. The Portfolio Manager agrees to comply with all covenants and restrictions imposed on the Company herein and in each other Loan Document. The Company hereby irrevocably appoints the Portfolio Manager its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with the performance of its duties provided for herein. Without limiting the foregoing:

(a) The Portfolio Manager shall perform its obligations hereunder with reasonable care, using a degree of skill not less than that which the Portfolio Manager exercises with respect to assets of the nature of the Portfolio Investments that it manages for itself and others having similar investment objectives and restrictions and consistent with practices and procedures followed by institutional managers of national standing relating to assets of the nature and character of the Portfolio; and

(b) The Portfolio Manager shall not (and shall not cause the Company to) take any action that it knows or reasonably should know would (1) violate the constituent documents of the Company, (2) violate any law, rule or regulation applicable to the Company, (3) require registration of the Company as an “investment company” under the Investment Company Act of 1940, or (4) cause the Company to violate the terms of this Agreement, any other Loan Document or any instruments relating to the Portfolio Investments.

The Portfolio Manager may employ third parties (including its Affiliates) to render advice (including investment advice) and assistance to the Company and to perform any of the Portfolio Manager’s duties hereunder, provided that the Portfolio Manager shall not be relieved of any of its duties or liabilities hereunder regardless of the performance of any services by third parties. For the avoidance of doubt, neither the Administrative Agent nor any Lender shall have the right to remove or replace the Portfolio Manager as investment adviser or portfolio manager hereunder.

SECTION 5.02. Portfolio Manager Representations as to Eligibility Criteria; Etc. The Portfolio Manager agrees to cause the Company to comply with all covenants and restrictions imposed on the Company hereunder and not to act in contravention of this Agreement. The Portfolio Manager represents to the other parties hereto that (a) as of the Trade Date and Settlement Date for each Portfolio Investment purchased, such Portfolio Investment meets all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent) and, except as otherwise permitted hereunder, the Borrowing Base Test shall be satisfied (unless otherwise consented to by the Administrative Agent) and (b) all of the information contained in the related Notice of Acquisition is true, correct and complete in all material respects; provided that, to the extent any such information was furnished to the Company by any third party, such information is as of its delivery date true, complete and correct in all material respects to the knowledge of the Portfolio Manager.

SECTION 5.03. Indemnification. The Portfolio Manager and the Parent shall indemnify and hold harmless the Company, the Agents, the Securities Intermediary, the Collateral Administrator and the Lenders and their respective affiliates, directors, officers, stockholders, partners, agents, employees and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, demands, damages or liabilities of any kind, including legal fees and disbursements (collectively, “Liabilities”), and shall reimburse each such Indemnified Person on a current basis for all reasonable and documented expenses (including fees and disbursements of counsel), incurred by such Indemnified Person in connection with investigating, preparing, responding to or defending any investigative, administrative, judicial or regulatory action, suit, claim or proceeding, relating to or arising out of (a) any breach by the Portfolio Manager of any of its obligations hereunder (including, for the avoidance of doubt, the obligation set forth in Section 6.02(k) to comply with any applicable conflicts procedure set forth in its constituent documents), (b) the failure of any of the representations or warranties of the Portfolio Manager set forth herein to be true when made or when deemed made or repeated, (c) any exercise by the Company of its voting rights as set forth in Section 6.03 which results in equitable subordination with respect to any Portfolio Investment in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding, except to the extent that such Liabilities or expenses are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person, (d) any liabilities that arise to the extent due to their or any of their Affiliate’s own gross negligence, recklessness, bad faith or willful misconduct (including any affirmative act taken with the knowledge that it would cause liability under this Agreement), (e) fraud at the Company or the Parent or (f) a Company or Portfolio Manager Event of Default pursuant to Section 7.01(e).

This Section 5.03 shall survive the termination of this Agreement and the repayment of all amounts owing to the Secured Parties hereunder.

ARTICLE VI

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.01. Representations and Warranties. The Company (and, with respect to clauses (a) through (e), (l), (n), (o), (t) through (w) and (aa), the Portfolio Manager) represents to the other parties hereto that as of the date hereof and each Trade Date (or as of such other date as maybe expressly set forth herein):

(a) it is duly organized, formed, registered or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization, formation, registration or incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and each other Loan Document to which it is or may become a party and to consummate the transactions herein and therein contemplated;

(b) the execution, delivery and performance of this Agreement and each such other Loan Document to which it is party, and the consummation of the transactions contemplated herein and therein have been duly authorized by it and this Agreement and each other Loan Document to which it is or may become a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c) the execution, delivery and performance of this Agreement and each other Loan Document to which it is or may become a party and the consummation of the transactions contemplated herein and therein (i) do not conflict with the provisions of its governing instruments and (ii) will not violate in any material respect any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and (iii) will not result in the material breach of, or constitute a default, or require any consent, under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected;

(d) it is not subject to any Adverse Proceeding;

(e) it has obtained all consents and authorizations (including all required consents and authorizations of any Governmental Authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Loan Document to which it is or may become a party and each such consent and authorization is in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(f) the Parent (i) is not required to register as an investment company under the Investment Company Act of 1940, as amended, and (ii) has elected to be treated as a business development company for purposes of the Investment Company Act of 1940, as amended;

(g) it has not issued any securities that are or are required to be registered under the Securities Act of 1933, as amended, and it is not a reporting company under the Securities Exchange Act of 1934, as amended;

(h) it has no Indebtedness other than (i) Indebtedness incurred under the terms of the Loan Documents, (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Loan Documents and (iii) if applicable, the obligation to make future payments under any Delayed Funding Term Loan or Revolving Loan;

(i) (x) neither it nor the Parent has underlying assets which constitute “plan assets” within the meaning of the Plan Asset Rules; (y) neither it nor the Parent has within the last six years sponsored, maintained, contributed to or been required to contribute to, or has any direct liability with respect to, any Plan; and (z) no ERISA Affiliate has within the last six years sponsored, maintained, contributed to, or been required to contribute to, or has any liability with respect to any Plan;

(j) as of the date of this Agreement it is, and after giving effect to any Advance it will be, Solvent and it is not entering into this Agreement or any other Loan Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors;

(k) it is not in default under any other contract to which it is a party except where such default would not reasonably be expected to have a Material Adverse Effect;

(l) it has complied with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and the Portfolio, except where noncompliance would not reasonably be expected to have a Material Adverse Effect;

(m) it does not have any Subsidiaries or own any Investments in any Person other than the Portfolio Investments or Investments (i) constituting Eligible Investments (as measured at their time of acquisition), (ii) acquired by the Company as permitted hereunder, or (iii) those the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof;

(n) (x) it has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters actually known to it that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (y) no information (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) heretofore furnished by or on behalf of it in writing to the Administrative Agent or any Lender in connection with this Agreement or any transaction contemplated hereby (after taking into account all updates, modifications and supplements to such information) contains (or, to the extent any such information was furnished by a third party, to its knowledge contains), when taken as a whole, as of its delivery date, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (z) as of the Effective Date, to the best knowledge of it, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects;

(o) On the Trade Date and the Settlement Date with respect to any Portfolio Investment to be acquired with the proceeds of any Advance, all of the conditions to the acquisition such Portfolio Investment specified in Section 1.03 have been satisfied or waived;

(p) it has timely filed all material federal, state and other Tax returns required by Applicable Law to have been filed by it; all such federal, state and other Tax returns are true and correct in all material respects; and it has paid or withheld (as applicable) all material Taxes owing or required to be withheld by it (if any) shown on all such federal, state and other Tax returns, except any such Taxes which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves shall have been set aside in accordance with GAAP on its books and records;

(q) it is and will be treated as a disregarded entity for U.S. federal income tax purposes;

(r) the Company is and will be wholly owned by the Parent, which is a U.S. Tax Person;

(s) prior to the date hereof, the Company has not engaged in any business operations or activities other than as an ownership entity for Portfolio Investments and similar Loan or debt obligations and activities incidental thereto;

(t) neither it nor any of its Affiliates is (i) the subject or target of Sanctions; (ii) a Person that resides or has a place of business in a Sanctioned Country or any country or territory which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns. It is in compliance with all applicable Sanctions and also in compliance with all applicable provisions of the PATRIOT Act;

(u) it has implemented and maintains in effect policies and procedures designed to ensure compliance by it, its agents and their respective directors, managers, officers and employees (as applicable) with Anti-Corruption Laws and applicable Sanctions, and it and its officers and directors and, to its knowledge, its employees, members and agents are in compliance with Anti-Corruption Laws and applicable Sanctions and are not knowingly engaged in any activity that would reasonably be expected to result in it being designated as a Sanctioned Person. None of (i) it or its directors, officers, managers or employees or (ii) to the knowledge of it, any director, manager or agent of it that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person;

(v) (i) the Loan Documents represent all of the material agreements between the Portfolio Manager and the Parent, on the one hand, and the Company, on the other and (ii) it has good and marketable title to all Portfolio Investments and other Collateral free of any Liens (other than Permitted Liens) and no effective financing statement (other than with respect to Permitted Liens) against it or other instrument similar in effect naming or purportedly naming it or any of its Affiliates as debtor and covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as “Secured Party” pursuant hereto or in connection with any Permitted Lien, as necessary or advisable in connection with the relevant Sale Agreements or which has been terminated and/or fully and validly assigned to the Collateral Agent or the Company on or prior to the date hereof;

(w) it is not relying on any advice (whether written or oral) of any Lender, Agent or any of their respective Affiliates;

(x) there are no judgments for Taxes with respect to it and no claim is being asserted with respect to its Taxes;

(y) upon the making of each Advance, the Collateral Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in the Collateral acquired with the proceeds of such Advance, free and clear of any adverse claim (other than Permitted Liens) or restrictions on transferability;

(z) neither it nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither it nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if it were a U.S. Person or (iii) any other activity that would cause Administrative Agent to be in violation of the Outbound Investment Rules or cause the Administrative Agent to be legally prohibited by the Outbound Investment Rules from performing under this Agreement;

(aa) the Parent and Portfolio Manager are managed by StepStone Group Private Debt LLC, which is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

(bb) no ERISA Event has occurred; and

(cc) all proceeds of the Advances will be used by the Company only in accordance with the provisions of this Agreement. No part of the proceeds of any Advance will be used by the Company to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Federal Reserve Board. No Advance is secured, directly or indirectly, by Margin Stock, and the Collateral does not include Margin Stock;

(dd) each of the Parent and the Company complies, including after giving effect to any proposed Advance hereunder, and will comply in all material respects with applicable asset coverage and other leverage limits under the Investment Company Act (including, for the avoidance of doubt, any applicable limits relating to Senior Securities), as amended, as interpreted by the SEC and its staff from time to time; and

(ee) Neither Company nor Parent has issued any of its securities in violation of any Federal or state securities laws applicable thereto, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.02. Covenants of the Company and the Portfolio Manager. The Company (and, with respect to clauses (e), (g), (k), (o), (r), (bb) and (gg), the Portfolio Manager and, with respect to clause (dd) and (ll), the Parent):

(a) shall at all times: (i) maintain at least one independent manager or director (who is in the business of serving as an independent manager or director); (ii) maintain its own separate books and records and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from any other Person; (iv) have a board of managers separate from that of any other Person; (v) file its own Tax returns, except to the extent that the Company is treated as a “disregarded entity” for Tax purposes and is not required to file any Tax returns under Applicable Law, and pay any Taxes so required to be paid under Applicable Law, except for those Taxes being contested in good faith by appropriate proceedings and in respect of which the Company has established proper reserves on its books in accordance with GAAP; (vi) not commingle its assets with assets of any other Person; (vii) conduct its business in its own name and comply with all organizational formalities to maintain its separate existence; (viii) maintain separate financial statements; (ix) pay its own liabilities only out of its own funds; (x) maintain an arm’s-length relationship with the Parent and each of its other Affiliates; (xi) not hold out its credit or assets as being available to satisfy the obligations of others; (xii) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for shared office space; (xiii) use separate stationery, invoices and checks; (xiv) except as expressly permitted by this Agreement, not pledge its assets as security for the obligations of any other Person; (xv) correct any known misunderstanding regarding its separate identity; (xvi) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets; (xvii) not acquire the obligations or any securities of its Affiliates; (xviii) cause the managers, officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company; and (xix) maintain at least one special member, who, upon the dissolution of the sole member or the withdrawal or the disassociation of the sole member from the Company, shall immediately become the member of the Company in accordance with its organizational documents.

(b) shall not (i) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the preceding clause (a) including, other than with respect to any warrants received in connection with a Portfolio Investment, controlling the decisions or actions respecting the daily business or affairs of any other Person except as otherwise permitted hereunder (which, for the avoidance of doubt, shall not prohibit it from taking, or refraining to take, any action under or with respect to a Portfolio Investment); (ii) fail to be Solvent; (iii) release, sell, transfer, convey or assign any Portfolio Investment unless in accordance with the Loan Documents; (iv) except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on its books and records, enter into any transaction with any of its Affiliates except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction; (v) identify itself as a department or division of any other Person; or (vi) own any asset or property other than the Collateral and the related assets and complimentary and incidental personal property necessary for the ownership or operation of these assets.

(c) shall take all actions consistent with and shall not take any action contrary to the “Facts and Assumptions” sections in the opinions of Akin Gump Strauss Hauer & Feld LLP, dated the date hereof, relating to certain true sale and non-consolidation matters;

(d) shall not create, incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness incurred under the terms of the Loan Documents, (ii) Indebtedness incurred pursuant to certain ordinary business expenses required to maintain its existence and arising pursuant to the transactions contemplated by this Agreement and the other Loan Documents and (iii) if applicable, the obligation to make future payments under any Delayed Funding Term Loan or Revolving Loan;

(e) shall comply with all Anti-Corruption Laws and applicable Sanctions and shall maintain in effect and enforce policies and procedures designed to ensure compliance by it and its Subsidiaries and their respective directors, managers, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions;

(f) shall not amend (1) any of its constituent documents or (2) any document to which it is a party in any manner that would reasonably be expected to adversely affect the rights of the Lenders under the Loan Documents in any material respect, without, in each case, the prior written consent of the Administrative Agent;

(g) shall not (A) permit the validity or effectiveness of this Agreement or any grant hereunder to be impaired, or permit the Lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement, any other Loan Document or the Advances, except as may be expressly permitted hereby, (B) permit any Lien to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, in each case, other than Permitted Liens or (C) take any action that would cause the Lien of this Agreement not to constitute a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, except for Permitted Liens;

(h) shall not, without the prior consent of the Administrative Agent (acting at the direction of the Required Lenders), which consent may be withheld in the sole and absolute discretion of the Required Lenders, enter into any hedge agreement;

(i) shall not change its name, identity or corporate or partnership structure in any manner that would make any financing statement or continuation statement filed by it (or by the Collateral Agent on its behalf) in accordance with subsection (a) above materially misleading or change its jurisdiction of organization, formation, registration or incorporation, unless it shall have given the Administrative Agent and the Collateral Agent at least 30 days prior written notice thereof, and shall promptly file, or authorize the filing of, appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Collateral Agent and the Administrative Agent together with written confirmation to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed);

(j) shall do or cause to be done all things reasonably necessary to (i) preserve and keep in full force and effect its existence as a limited liability company, limited partnership or corporation, as applicable, and take all reasonable action to maintain its rights, franchises, licenses and permits material to its business in the jurisdiction of its formation and (ii) qualify and remain qualified as a limited liability company, limited partnership or corporation, as applicable, in good standing in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the Loan Documents or any of the Collateral;

(k) shall comply with, and shall ensure that the Parent complies with (A) all Applicable Laws (whether statutory, regulatory or otherwise), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (B) with respect to the performance of its respective obligations or the exercise of its respective rights, any applicable conflicts procedure set forth in its constituent documents, including its limited partnership agreement or portfolio management agreement, as applicable;

(l) shall not merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, in each case, without the prior written consent of the Administrative Agent;

(m) except for Investments permitted by Section 6.02(u)(C) and without the prior written consent of the Administrative Agent, shall not form, or cause to be formed, any Subsidiaries; or make or suffer to exist any Loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Loan Documents;

(n) shall ensure that (i) its and the Parent’s affairs are conducted so that its and the Parent’s underlying assets do not constitute “plan assets” within the meaning of the Plan Asset Rules, (ii) neither it nor the Parent sponsors, maintains, contributes to or is required to contribute to, or has any direct liability with respect to, any Plan and (iii) no ERISA Affiliate sponsors, maintains, contributes to or is required to contribute to or has any liability with respect to any Plan;

(o) except for the security interest granted hereunder and as otherwise permitted hereunder, shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Collateral or any interest therein (other than Permitted Liens), and it shall defend the right, title, and interest of the Collateral Agent (for the benefit of the Secured Parties) and the Lenders in and to the Collateral against all claims of third parties claiming through or under it (other than Permitted Liens);

(p)

(i) shall promptly furnish to the Administrative Agent, and the Administrative Agent shall furnish to the Lenders, copies of the following financial statements, reports and information: (A) as soon as available, but in any event within 120 days after the end of each fiscal year of the Parent, a copy of the audited consolidated and consolidating balance sheet of the Parent and its consolidated Subsidiaries as at the end of such year, the related consolidated and consolidating statements of income for such year and the related consolidated statements of changes in net assets and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; provided, that the financial statements required to be delivered pursuant to this clause (A) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Parent’s annual report on Form 10-K, shall be deemed delivered to the Administrative Agent on the date such documents are made so available; (B) as soon as available and in any event within twenty (20) days after the end of each calendar month (a “Relevant Month”), details of each Portfolio Investment that is a Partial PIK Portfolio Investment and the quantum of interest payable under such Partial PIK Portfolio Investments that is actually being paid in kind rather than in cash as at the end of such Relevant Month (with such update to be substantially in the form of Schedule 7 and which may be delivered via email); (C) as soon as available and in any event within 60 days after the end of its fiscal half-year, an unaudited consolidated and consolidating balance sheet of the Parent and its consolidated Subsidiaries as of the end of such fiscal half-year and including the prior comparable period (if any), and the unaudited consolidated and consolidating statements of income of the Parent and its consolidated Subsidiaries for such fiscal half-year and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal half-year, and the unaudited consolidated statements of cash flows of the Parent and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal half-year; provided, that the financial statements required to be delivered pursuant to this clause (C) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Parent’s semi-annual report on Form 10-K, shall be deemed delivered to the Administrative Agent on the date such documents are made so available; and (D) from time to time, such other information or documents (financial or otherwise) as the Administrative Agent or the Required Lenders may reasonably request;

(ii) shall promptly furnish to the Administrative Agent (with a copy to the Collateral Agent) as soon as available, but no later than the date any financial statements are due pursuant to Section 6.02(p)(i)(A) or (B), a compliance certificate, certified by a Responsible Officer of the Company to be true and correct, (a) stating whether any Default or Event of Default exists; (b) stating that the representations and warranties of the Company contained in Article IV, or in any other Loan Document, or which are contained in any document furnished at any time or in connection herewith or therewith, are true and correct in all material respects on and as of the date thereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; and (c) certifying that such financial statements fairly present in all material respects, the financial condition and the results of operations of the Company on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments;

(q) shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all Taxes levied or imposed upon it or upon its income, profits or property; provided that it shall not be required to pay or discharge or cause to be paid or discharged any such Tax the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves in accordance with GAAP have been made;

(r) shall permit representatives of the Administrative Agent at any time and from time to time as the Administrative Agent shall reasonably request, and at the Company’s expense, (A) to inspect and make copies of and abstracts from its records relating to the Portfolio Investments and (B) to visit its properties in connection with the collection, processing or managing of the Portfolio Investments for the purpose of examining such records, and to discuss matters relating to the Portfolio Investments or such Person’s performance under this Agreement and the other Loan Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters. The Company agrees to render to the Administrative Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided that such assistance shall not interfere in any material respect with the Company’s or the Portfolio Manager’s business and operations. So long as no Event of Default has occurred and is continuing and no Market Value Event has occurred, such visits and inspections shall occur only (i) upon five (5) Business Days’ prior written notice, (ii) during normal business hours and (iii) no more than once in any calendar year. Following the occurrence of a Market Value Event or following the occurrence and during the continuance of an Event of Default, there shall be no limit on the timing or number of such inspections and only two (2) Business Days’ prior notice will be required before any inspection;

(s) shall not use any part of the proceeds of any Advance, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X;

(t) shall not make any Restricted Payments without the prior written consent of the Administrative Agent; provided that the Company may make Permitted Distributions and Permitted RIC Distributions subject to the other requirements of this Agreement;

(u) shall not make or hold any Investments, except (A) the Portfolio Investments or Investments constituting Eligible Investments (measured at the time of acquisition), (B) those that have been consented to by the Administrative Agent or (C) those the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof;

(v) shall not request any Advance, and the Company shall not directly or indirectly, use, and shall procure that its directors, officers, employees and agents shall not directly or indirectly use, the proceeds of any Advance (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto;

(w) shall not transfer to any of its Affiliates any Portfolio Investment purchased from any of its Affiliates (other than sales to Affiliates conducted on terms and conditions consistent with those of an arm’s-length transaction and at fair market value);

(x) shall post on a password protected website maintained by the Administrative Agent to which the Portfolio Manager will have access or deliver via email to the Administrative Agent, with respect to each Portfolio Investment Obligor in respect of a Portfolio Investment, without duplication of any other reporting requirements set forth in this Agreement or any other Loan Document, (i) any management discussion and analysis, (ii) any financial reporting packages (including all financial statements) and (iii) notifications of credit events, in each case provided by such Portfolio Investment Obligor with respect to such Portfolio Investment Obligor and the applicable Portfolio Investment (including any attached or included information, statements and calculations) promptly (and in any event within five (5) days) following the receipt thereof by the Company or the Portfolio Manager; provided that, in the case of any credit event described in the foregoing clause (iii), the Company shall post on such website and deliver via email to the Administrative Agent notice of any such material event promptly upon obtaining knowledge thereof. The Company shall cause the Portfolio Manager to provide such other information as the Administrative Agent may reasonably request with respect to any Portfolio Investment or Portfolio Investment Obligor (to the extent reasonably available to the Portfolio Manager);

(y) shall not elect to be classified as other than a disregarded entity or partnership for U.S. federal income tax purposes, nor shall the Company take any other action or actions that would cause it to be classified, taxed or treated as a corporation or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes (including transferring interests in the Company on or through an established securities market or secondary market (or the substantial equivalent thereof)), within the meaning of Section 7704(b) of the Code (and Treasury regulations thereunder);

(z) shall only have partners or owners that are treated as U.S. Tax Persons or that are disregarded entities owned by a U.S. Tax Person and shall not recognize the transfer of any interest in the Company that constitutes equity for U.S. federal income tax purposes to a Person that is not a U.S. Tax Person;

(aa) shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be reasonably necessary to secure the rights and remedies of the Secured Parties hereunder and to grant more effectively all or any portion of the Collateral, maintain or preserve the security interest (and the priority thereof) of this Agreement or to carry out more effectively the purposes hereof, perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement, preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral and the Collateral Agent against the claims of all Persons and parties, pay any and all Taxes levied or assessed upon all or any part of the Collateral or give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable to create, preserve, perfect or validate the security interest granted pursuant to this Agreement or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, and hereby authorizes the Collateral Agent to file a UCC financing statement listing ‘all assets of the debtor’ (or substantially similar language) in the collateral description of such financing statement;

(bb) shall, upon the request of the Administrative Agent (which shall be limited to two (2) per quarter), participate in a conference call with Lenders arranged by the Administrative Agent to provide discussion and analysis with respect to the Portfolio Investments at a time at which the Company and the Administrative Agent mutually agree; notwithstanding the foregoing, the Administrative Agent may request additional conference calls under this paragraph (bb) where it considers such additional conference calls to be reasonable and the Company shall not unreasonably withhold its consent to such additional requests;

(cc) shall comply with the Specified Covenant;

(dd) shall not hire any employees;

(ee) shall not maintain any bank accounts or securities accounts other than the Collateral Accounts;

(ff) except as otherwise expressly permitted herein, shall not cancel or terminate any of the underlying instruments in respect of a Portfolio Investment to which it is party or beneficiary (in any capacity), or consent to or accept any cancellation or termination of any of such agreements unless (in each case) the Administrative Agent shall have consented thereto in writing in its sole discretion;

(gg) in the case of the Company and the Parent only, shall not make or incur any capital expenditures except as reasonably required to perform its functions in accordance with this Agreement and maintain existence;

(hh) shall not act on behalf of, a country, territory, entity or individual that, at the time of such act, is the subject or target of Sanctions, and none of the Company, the Portfolio Manager or any of their respective Affiliates, owners, directors or officers is a natural person or entity with whom dealings are prohibited under Sanctions for a natural person or entity required to comply with such Sanctions. The Company does not own and will not acquire, and the Portfolio Manager will not cause the Company to own or acquire, any security issued by, or interest in, any country, territory, or entity whose direct ownership would be or is prohibited under Sanctions for a natural person or entity required to comply with Sanctions;

(ii) shall give notice to the Administrative Agent promptly in writing upon (and in no event later than (A) with respect to subparagraphs (2) and (5) below, one (1) Business Day and (B) otherwise, three (3) Business Days) after the earlier of (x) actual knowledge and (y) upon due inquiry would have had actual knowledge, of the occurrence of any of the following:

(1) any Adverse Proceeding;

(2) any Default or Event of Default;

(3) any adverse claim asserted against any of the Portfolio Investments, the Collateral Accounts or any other Collateral;

(4) any change in the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification; and

(5) a Portfolio Investment which constitutes an Eligible Investment hereunder becomes an Ineligible Investment;

(jj) shall ensure that all Portfolio Investments denominated in a Permitted Non-USD Currency and all proceeds thereof are at all times deposited in or credited to a Permitted Non-USD Currency Account except to the extent that any such proceeds are transferred to another Collateral Account (other than the Operating Account) in accordance with this Agreement or any such Portfolio Investment is sold in accordance with this Agreement;

(kk) shall ensure that the Unfunded Exposure Amount shall not exceed the Unfunded Exposure Threshold 3; provided that any Unfunded Exposure Amount shall be cash collateralized as required in accordance with Section 2.03(g);

(ll) neither the Company nor the Parent shall (i) make or maintain any Portfolio Investment other than as permitted by the Investment Company Act, the Prospectus and the Fundamental Policies, (ii) amend or otherwise modify the Fundamental Policies in violation of the Investment Company Act, or (iii) for purposes of the Loan Documents or financial reporting, value any Portfolio Investment or other property thereof other than in accordance with GAAP, the Applicable Laws (including the Investment Company Act), the Prospectus, and the Parent’s valuation procedures;

(mm) shall ensure that the Parent maintains insurance of such types and in such amounts as are consistent with customary practices of registered investment companies, except to the extent the failure to maintain any such insurance would not result in a Material Adverse Effect, or as may otherwise be required by the Investment Company Act or the SEC (including such fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the Investment Company Act or any successor provision and errors and omissions insurance);

(nn) Parent shall not be subject to any statute, rule, regulation or organizational or offering document which prohibits or limits the incurrence of debt under the Loan Documents, except for the limitations set forth in Parent’s organizational documents, the Prospectus, the Investment Company Act, state securities laws to the extent applicable and the Fundamental Policies;

(oo) shall not, and shall not permit any of its Subsidiaries to (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if it were a U.S. Person or (iii) any other activity that would cause Administrative Agent to be in violation of the Outbound Investment Rules or cause Administrative to be legally prohibited by the Outbound Investment Rules from performing under this Agreement; and

(pp) shall identify to the Collateral Administrator whether each Portfolio Investment is an absolute assignment or a Participation Interest (for inclusion in the daily position and cash flow reports to be provided by the Collateral Administrator in accordance with Section 9.02(g)), and (a) shall notify the Collateral Administrator promptly after a Participation Interest is elevated to an absolute assignment, and (b) shall notify the Administrative Agent within two Business Days if any Participation Interest is not elevated on or prior to the Elevation Deadline for that Participation Interest.

SECTION 6.03. Amendments of Portfolio Investments, Etc. If the Company or the Portfolio Manager receives any notice or other communication concerning any amendment, supplement, consent, waiver or other modification of any Portfolio Investment or any related underlying instrument or rights thereunder (each, an “Amendment”) with respect to any Portfolio Investment or any related Underlying Definitive Documents, which notice or communication is either (i) posted on the data site related to such Portfolio Investment or (ii) otherwise made available to lenders under such Portfolio Investment, or makes any affirmative determination to exercise or refrain from exercising any rights or remedies thereunder, it will give prompt (and in any event, not later than five (5) Business Days’) notice thereof to the Administrative Agent. In any such event, the Company shall exercise all voting and other powers of ownership relating to such Amendment or the exercise of such rights or remedies as the Portfolio Manager shall deem appropriate under the circumstances; provided that if an Event of Default has occurred and is continuing or a Market Value Event has occurred, the Company will exercise all voting and other powers of ownership as the Administrative Agent (acting at the direction of the Required Lenders) shall instruct (it being understood that if the terms of the related Underlying Definitive Documents expressly prohibit or restrict any such rights given to the Administrative Agent, then such right shall be limited to the extent necessary so that such prohibition or restriction is not violated). In any such case, following the Company’s receipt thereof, the Company shall promptly provide to the Administrative Agent copies of all executed amendments to Underlying Definitive Documents, executed waiver or consent forms or other documents executed or delivered in connection with any Amendment.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) the Company shall fail to pay any amount owing by it in respect of the Secured Obligations (whether for principal, interest, fees or other amounts) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and, solely in the case of amounts other than principal, interest and fees, (i) such failure continues for a period of two (2) Business Days following such failure, or (ii) in the case of a default in payment resulting solely from an administrative error or omission by the Collateral Agent, such failure continues for a period of three (3) Business Days following such failure;

(b) any representation or warranty made or deemed made by or on behalf of the Company or the Portfolio Manager or the Parent (collectively, the “Credit Risk Parties”) herein or in any other Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, or other document (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) furnished pursuant hereto or in connection herewith or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute a failure) and if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) receipt by such Credit Risk Party of written notice of such inaccuracy from the Administrative Agent and (ii) an officer of such Credit Risk Party becoming aware of such inaccuracy;

(c) (A) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a)(i) through (vii), (xi), (xiv) or (xix), (b)(i) through (iv), (d), (f), (h), (i), (l), (m), (o), (t), (v), (w) or (hh), Section 8.02(b) or the last sentence of the first paragraph of Section 1.04 or (B) any Credit Risk Party shall fail to observe or perform any other covenant, condition or agreement contained herein (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute such a failure) or in any other Loan Document and, in the case of this clause (B), if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) receipt by such Credit Risk Party of written notice of such failure from the Administrative Agent and (ii) an officer of such Credit Risk Party becoming aware of such failure;

(d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, administration or other relief in respect of any Credit Risk Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect in any jurisdiction or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official in any jurisdiction for any Credit Risk Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for thirty (30) days or an order or decree approving or ordering any of the foregoing shall be entered;

(e) any Credit Risk Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Credit Risk Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(f) any Credit Risk Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(g) the passing of a resolution by the equity holders of the Company in respect of the winding up on a voluntary basis of the Company;

(h) any final judgments or orders (not subject to appeal or otherwise non-appealable) by one or more courts of competent jurisdiction for the payment of money in an aggregate amount in excess of $1,000,000 (after giving effect to insurance, if any, available with respect thereto) shall be rendered against the Company, and the same shall remain unsatisfied, unvacated, unbonded or unstayed for a period of thirty (30) days after the date on which the right to appeal has expired;

(i) an ERISA Event occurs;

(j) a Change of Control occurs;

(k) the Company or the pool of Collateral shall become required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(l) the Portfolio Manager (i) resigns as Portfolio Manager under this Agreement (unless replaced by an Affiliate thereof accepted to the Administrative Agent prior to, or concurrently with, such resignation), (ii) assigns any of its obligations or duties as Portfolio Manager in contravention of the terms of this Agreement or (iii) otherwise ceases to act as Portfolio Manager in accordance with the terms of this Agreement;

(m) an LTV Default has occurred and is not remedied within either (i) one (1) Business Day or (ii) in the event such LTV Default occurs during a Market Value Cure Period, such Market Value Cure Period;

(n) (i) failure of the Company to fund the Unfunded Exposure Account when required in accordance with Section 2.03(f) other than in the case that any Lender fails to make the Advance required in accordance with Section 2.03(f), (ii) failure of the Company to satisfy its obligations in respect of unfunded obligations with respect to any Delayed Funding Term Loan or Revolving Loan (including the payment of any amount in connection with the sale thereof to the extent required under this Agreement) or (iii) failure of the Company to fund the Unfunded Exposure Account when required in accordance with Section 2.03(g); provided that the failure of the Company to undertake any action set forth in this clause (n)(i) or (n)(ii) is not remedied within two (2) Business Days; or

(o) the Parent shall fail to maintain the Parent ICA Status.

then, and in every such event (other than an event with respect to the Company described in clause (d) or (e) of this Article), and at any time thereafter in each case during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Financing Commitments, and thereupon the Financing Commitments shall terminate immediately, and (ii) declare all of the Secured Obligations then outstanding to be due and payable in whole (or in part, in which case any Secured Obligations not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Secured Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in case of any event with respect to the Company described in clause (d) or (e) of this Article, the Financing Commitments shall automatically terminate and all Secured Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

ARTICLE VIII

COLLATERAL ACCOUNTS; COLLATERAL SECURITY

SECTION 8.01. The Collateral Accounts; Agreement as to Control.

(a) Establishment and Maintenance of Collateral Accounts. The Company hereby appoints the Securities Intermediary to establish, and the Securities Intermediary does hereby establish, each of the Collection Account, the Permitted Non-USD Currency Account, the MV Cure Account, the Unfunded Exposure Account and the Operating Account (collectively, the “Collateral Accounts”). The Securities Intermediary agrees to maintain the Collateral Accounts as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC), in the name of the Company subject to the lien of the Collateral Agent under this Agreement. The Collection Account may include, among other subaccounts, an “Interest Collection Subaccount” into which Interest Proceeds shall be deposited and a “Principal Collection Subaccount” into which Principal Proceeds shall be deposited. In the event any Collateral Account is re-characterized as a deposit account, the Securities Intermediary agrees to maintain such

Collateral Account as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC) (in such capacity, the “Bank”), in the name of the Company subject to the lien of the Collateral Agent under this Agreement. The Securities Intermediary hereby certifies that it is a bank or trust company that in the ordinary course of business maintains securities accounts and deposit accounts for others and in that capacity has established the Collateral Accounts. Notwithstanding the above, in respect of any Permitted Non-USD Currency Account for a Permitted Non-USD Currency, it is understood and agreed that such account shall not be available for deposit, withdrawal or application of any Portfolio Investment denominated in such currency (or the proceeds thereof) (collectively, “Functional”) until such time as the Company (1) requests the Securities Intermediary to open such Accounts for such Permitted Non-USD Currency and (2) provides the Securities Intermediary a foreign tax identifying number and any other information necessary to provide for the availability of such account. Upon receipt of such information and completion of the process necessary to provide for the availability of such accounts, the Securities Intermediary shall promptly send written confirmation to the Company, the Portfolio Manager and the Administrative Agent that such Permitted Non-USD Currency Account is Functional (such written confirmation, the “Permitted Non-USD Currency Account Opening Notice”). The Company may, after the date hereof, request that the Securities Intermediary open an additional Collateral Account for purposes of holding and maintaining deposits or custody of assets or cash in a Permitted Non-USD Currency in accordance with this Agreement and the Account Control Agreement. Upon receipt of such information and completion of the process necessary to provide for the availability of such accounts, the Securities Intermediary shall promptly notify the Company and such accounts shall be deemed to be a Collateral Account under the Loan Documents and subject to the terms thereof.

(b) Collateral Agent in Control of Collateral Accounts. Each of the parties hereto hereby agrees that (1) each Collateral Account shall be deemed to be a “securities account” (within the meaning of Section 8-501(a) of the UCC, (2) all property credited to any Collateral Account shall be treated as a financial asset for purposes of Article 8 of the UCC and (3) except as otherwise expressly provided herein, the Collateral Agent will be exclusively entitled to exercise the rights that comprise each financial asset credited to each Collateral Account. Except as provided in Section 8.01(h) below, the parties hereto agree that (i) the Securities Intermediary shall act only on entitlement orders or other instructions with respect to the Collateral Accounts originated by the Collateral Agent and no other Person (and without further consent by any other Person) and (ii) the Collateral Agent, for the benefit of the Secured Parties, shall have exclusive control and the sole right of withdrawal over each Collateral Account, in each case, with respect to the Operating Account, subject to the delivery of a notice of exclusive control by the Collateral Agent. The only permitted withdrawals from the Collateral Accounts shall be in accordance with the provisions of this Agreement.

(c) Subordination of Lien, Etc. If the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Collateral Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent for the benefit of the Secured Parties. The property credited to any Collateral Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Collateral Agent (except that the Securities Intermediary may set-off (1) all amounts due to the Securities Intermediary in respect of its customary fees and expenses for the routine maintenance and operation of the Collateral Accounts, and (2) the face amount of any payments received by check, wire transfer, ACH or otherwise which have been credited to any Collateral Account but are subsequently returned unpaid because of uncollected or insufficient funds).

(d) Property Registered, Indorsed, etc. to Securities Intermediary. All securities or other property represented by a certificated security, promissory note or an instrument underlying any financial assets credited to any Collateral Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any financial asset credited to any Collateral Account be registered in the name of the Company, payable to the order of the Company or specially indorsed to the Company except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

(e) Jurisdiction; Governing Law of Collateral Accounts. The establishment and maintenance of each Collateral Account and all interests, duties and obligations related thereto shall be governed by the law of the State of New York and the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC) shall be the State of New York. As permitted by Article 4 of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (the “Hague Convention”), the parties hereto agree that the law of the State of New York shall govern each Collateral Account and the issues specified in Article 2(1) of the Hague Convention. The provisions of the immediately preceding sentence shall be construed as an amendment to any other account agreement governing any Collateral Account. Terms used in this Section 8.01 without definition have the meanings given to them in the UCC.

(f) No Duties. The parties hereto acknowledge and agree that the Securities Intermediary shall not have any additional duties under this Agreement other than those expressly set forth in this Section 8.01, and the Securities Intermediary shall satisfy those duties expressly set forth in this Section 8.01 so long as it acts without gross negligence, fraud, reckless disregard or willful misconduct. Without limiting the generality of the foregoing, the Securities Intermediary shall not be subject to any fiduciary or other implied duties, and the Securities Intermediary shall not have any duty to take any discretionary action or exercise any discretionary powers. The Securities Intermediary shall be subject to all of the rights, protections and immunities given to the Collateral Agent hereunder, including indemnities. In the event the Securities Intermediary receives instructions from the Company to effect a securities transaction as contemplated in 12 CFR 12.1, the Company acknowledges that upon its written request and at no additional cost, it has the right to receive the notification from the Securities Intermediary after the completion of such transaction as contemplated in 12 CFR 12.4(a) or (b). The Company agrees that, absent specific request, such notifications shall not be provided by the Securities Intermediary hereunder, and in lieu of such notifications, the Securities Intermediary shall make available periodic account statements in the manner required by this Agreement.

(g) Ownership of Collateral Accounts; Tax Forms. For the avoidance of doubt, each Collateral Account (including income, if any, earned on the investments of funds in such Collateral Account) will be owned by the Company, for federal income tax purposes. The Company is required to provide to the Securities Intermediary (i) an IRS Form W-9 or appropriate IRS Form W-8 no later than the date of this Agreement, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by Applicable Law or upon the reasonable request of the Securities Intermediary as may be necessary (x) to reduce or eliminate the imposition of U.S. withholding taxes and (y) to permit the Securities Intermediary to fulfill its tax reporting obligations under Applicable Law with respect to the Collateral Accounts or any amounts paid to the Company. If any IRS form or other documentation previously delivered becomes obsolete or inaccurate in any respect, the Company shall timely provide to the Securities Intermediary accurately updated and complete versions of such IRS forms or other documentation. UMB Bank, National Association, both in its individual capacity and in its capacity as Securities Intermediary, shall have no liability to the Company or any other person in connection with any tax withholding amounts paid or withheld from the Collateral Accounts pursuant to Applicable Law arising from the Company’s failure to timely provide an accurate, correct and complete IRS Form W-9 or an appropriate IRS Form W-8, as applicable, or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Collateral Accounts absent the Securities Intermediary having first received the IRS forms and other documentation required by this paragraph.

(h) Investment of Funds on Deposit in the Unfunded Exposure Account. All amounts on deposit in the Unfunded Exposure Account shall be invested (and reinvested) at the written direction of the Company (or the Portfolio Manager on its behalf) delivered to the Collateral Agent in Eligible Investments; provided that, following the occurrence and during the continuance of an Event of Default or following a Market Value Event, all amounts on deposit in the Unfunded Exposure Account shall be invested, reinvested and otherwise disposed of at the written direction of the Administrative Agent delivered to the Collateral Agent.

(i) Unfunded Exposure Account.

(i) Amounts may be deposited into the Unfunded Exposure Account from time to time in accordance with Section 4.05. Amounts shall also be deposited into the Unfunded Exposure Account as set forth in Section 2.03(f) or Section 2.03(g).

(ii) While no Event of Default has occurred and is continuing and no Market Value Event has occurred and subject to satisfaction of the Borrowing Base Test (after giving effect to such release), the Portfolio Manager (acting on behalf of the Company) may direct, by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator), the release of funds on deposit in the Unfunded Exposure Account (i) for the purpose of funding the Company’s unfunded commitments with respect to Delayed Funding Term Loans and Revolving Loans, and (ii) so long as no Unfunded Exposure Shortfall exists or would exist after giving effect to the withdrawal, for deposit into the Operating Account. Following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, at the written direction of the Administrative Agent (at the direction of the Required Lenders) (with a copy to the Collateral Administrator), the Securities Intermediary shall transfer all amounts in the Unfunded Exposure Account to the Collection Account to be applied pursuant to Section 4.05. Upon the direction of the Company by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator, the Collateral Agent and the Administrative Agent), any amounts on deposit in the Unfunded Exposure Account in excess of outstanding funding obligations of the Company shall be released to the Collection Account to prepay the outstanding Advances.

SECTION 8.02. Collateral Security; Pledge; Delivery.

(a) Grant of Security Interest. As collateral security for the prompt payment in full when due of all the Company’s obligations to the Agents, the Lenders, the Collateral Administrator and the Securities Intermediary (collectively, the “Secured Parties”) under this Agreement and the other Loan Documents (collectively, the “Secured Obligations”), the Company hereby pledges to the Collateral Agent and grants a continuing security interest in favor of the Collateral Agent in all of the Company’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all accounts, payment intangibles, general intangibles, chattel paper, electronic chattel paper, instruments, deposit accounts, letter-of-credit rights, investment property, and any and all other property of any type or nature owned by it (all of the property described in this clause (a) being collectively referred to herein as “Collateral”), including, without limitation: (1) each Portfolio Investment, (2) all of the Company’s interests in the Collateral Accounts and all investments, obligations and other property from time to time credited thereto, (3) the Sale and Contribution Agreement and all rights related to such agreement, (4) any other Loan Document and all rights related to each such agreement, (5) all other property of the Company and (6) all proceeds thereof, all accessions to and substitutions and replacements for, any of the foregoing, and all rents, profits and products of any thereof.

(b) Delivery and Other Perfection. In furtherance of the collateral arrangements contemplated herein, the Company shall (1) Deliver to the Collateral Agent the Collateral hereunder as and when acquired by the Company and (2) if any of the securities, monies or other property pledged by the Company hereunder are received by the Company, forthwith take such action as is necessary to ensure the Collateral Agent’s continuing perfected security interest in such Collateral (including Delivering such securities, monies or other property to the Collateral Agent);.

(c) Remedies, Etc. During the period in which an Event of Default shall have occurred and be continuing, the Collateral Agent shall (but only if and to the extent directed in writing by the Required Lenders) do any of the following:

(i) Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s or its designee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent or a designee of the Collateral Agent (acting at the direction of the Required Lenders) may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days’ prior notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Collateral Agent or its designee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

(ii) Transfer all or any part of the Collateral into the name of the Collateral Agent or a nominee thereof;

(iii) Enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(iv) Endorse any checks, drafts, or other writings in the Company’s name to allow collection of the Collateral;

(v) Take control of any proceeds of the Collateral;

(vi) Execute (in the name, place and stead of any of the Company) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral; and/or

(vii) Perform such other acts as may be reasonably required to do to protect the Collateral Agent’s rights and interest hereunder.

(d) Compliance with Restrictions. The Company and the Portfolio Manager agree that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent or its designee are hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel in writing is necessary in order to avoid any violation of Applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Company and the Portfolio Manager further agree that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to the Company or the Portfolio Manager for any discount allowed by the reason of the fact that such Collateral is sold in good faith compliance with any such limitation or restriction.

(e) Private Sale. The Collateral Agent shall incur no liability as a result of a sale of the Collateral, or any part thereof, at any private sale pursuant to clause (c) above conducted in a commercially reasonable manner. The Company and the Portfolio Manager hereby waive any claims against each Agent and Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.

(f) Collateral Agent Appointed Attorney-in-Fact. The Company hereby appoints the Collateral Agent as the Company’s attorney-in-fact (it being understood that the Collateral Agent shall not be deemed to have assumed any of the obligations of the Company by this appointment), with full authority in the place and stead of the Company and in the name of the Company, from time to time in the Collateral Agent’s discretion (exercised at the written direction of the Administrative Agent or the Required Lenders, as the case may be), after the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Agreement. The Company hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this clause is irrevocable during the term of this Agreement and is coupled with an interest.

(g) Further Assurances. The Company covenants and agrees that, from time to time upon the request of the Collateral Agent (as directed by the Administrative Agent), the Company will execute and deliver such further documents, and do such other acts and things as the Collateral Agent (as directed by the Administrative Agent) may reasonably request in order fully to effect the purposes of this Agreement and to protect and preserve the priority and validity of the security interest granted hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral; provided that no such document may alter the rights and protections afforded to the Company or the Portfolio Manager herein.

(h) Termination. Upon the payment in full of all Secured Obligations and termination of the Financing Commitments, the security interest granted herein shall automatically (and without further action by any party) terminate and all rights to the Collateral shall revert to the Company. Upon notice of any such termination by the Company, the Collateral Agent will, at the Company’s direction and sole expense, deliver to the Company, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Securities Intermediary hereunder, and execute and deliver to the Company or its nominee such documents as the Company shall reasonably request to evidence such termination.

ARTICLE IX

THE AGENTS

SECTION 9.01. Appointment of the Administrative Agent and the Collateral Agent. Each of the Lenders hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent (each, an “Agent” and collectively, the “Agents”) as its agent and authorizes such Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto subject, with respect to the Collateral Agent, to the Specified Covenant. Anything contained herein to the contrary notwithstanding, each Agent and each Lender hereby agree that no Lender shall have any right individually to realize upon any of the Collateral hereunder, it being understood and agreed that all powers, rights and remedies hereunder with respect to the Collateral shall be exercised solely by the Collateral Agent for the benefit of the Secured Parties at the direction of the Administrative Agent.

Each financial institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender (if applicable) as any other Lender and may exercise the same as though it were not an Agent, and such financial institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company as if it were not an Agent hereunder.

No Agent or the Collateral Administrator shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except that the foregoing shall not limit any duty expressly set forth in this Agreement to include such rights and powers expressly contemplated hereby or that such Agent is required to exercise as directed in writing by (i) in the case of the Collateral Agent (A) in respect of the exercise of remedies under Section 8.02(c), the Required Lenders, or (B) in all other cases, the Administrative Agent or (ii) in the case of any Agent, the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided herein), and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company that is communicated to or obtained by the financial institution serving in the capacity of such Agent (except insofar as provided to it as Agent hereunder) or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct or with the consent or at the request or direction of (i) in the case of the Collateral Agent or the Collateral Administrator, the Company or the Portfolio Manager in the manner and to the extent expressly provided in this Agreement or other Loan Document or (ii) the Administrative Agent (in the case of the Collateral Administrator and the Collateral Agent only) or the Required Lenders (or such other number or percentage of Lenders that shall be permitted herein to direct such action or forbearance). None of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be deemed to have knowledge of any Default, Event of Default, Market Value Event or failure of the Borrowing Base Test unless and until a Responsible Officer has received written notice thereof from the Company, a Lender or the Administrative Agent. None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan

Document, (iv) the validity, enforceability, effectiveness, genuineness, value or sufficiency of this Agreement, any other agreement, instrument or document or the Collateral, or (v) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to such Agent. None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be required to risk or expend its own funds in connection with the performance of its obligations hereunder if it reasonably believes it will not receive reimbursement therefor hereunder.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, direction, opinion, document, electronic communication or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

In the event the Collateral Agent or the Collateral Administrator shall receive conflicting instruction from the Administrative Agent and the Required Lenders, the instruction of the Required Lenders shall govern. Neither the Collateral Administrator nor the Collateral Agent shall have any duties or obligations under or in respect of any other agreement (including any agreement that may be referenced herein) to which it is not a party. The grant of any permissive right or power to the Collateral Agent hereunder shall not be construed to impose a duty to act.

It is expressly acknowledged and agreed that neither the Collateral Administrator nor the Collateral Agent shall be responsible for, and shall not be under any duty to monitor or determine, compliance with the Eligibility Criteria or the Concentration Limitations in any instance, to determine if the conditions of “Deliver” have been satisfied or otherwise to monitor or determine compliance by any other Person with the requirements of this Agreement.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. No Agent shall be responsible for any misconduct or negligence on the part of any sub-agent or attorney appointed by such Agent with due care. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates and the respective directors, officers, employees, agents and advisors of such Person and its Affiliates (the “Related Parties”) for such Agent. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent, as the case may be.

Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Collateral Agent, the Securities Intermediary and the Administrative Agent may resign at any time upon 30 days’ notice to each other agent, the Lenders, the Portfolio Manager and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Administrator, Collateral Agent, Securities Intermediary or Administrative Agent, as applicable (each, a “Retiring Agent”), gives notice of its resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. If no successor shall have been so appointed by the Administrative Agent and shall have accepted such appointment within sixty (60) days after the Retiring Agent gives notice of its resignation, such agent may petition a court of competent jurisdiction for the appointment of a successor. Upon the acceptance of its appointment as Collateral Administrator, Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the Retiring Agent, and the Retiring Agent shall be discharged from its duties and obligations hereunder. After the Retiring Agent’s resignation hereunder, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such Retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be.

Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Collateral Agent and the Securities Intermediary may be removed at any time with 30 days’ notice by the Company (with the written consent of the Administrative Agent), with notice to the Collateral Administrator, the Collateral Agent, the Securities Intermediary, the Lenders and the Portfolio Manager. Upon any such removal, the Company shall have the right (with the written consent of the Administrative Agent) to appoint a successor to the Collateral Agent, the Collateral Administrator and/or the Securities Intermediary, as applicable. If no successor to any such Person shall have been so appointed by the Company and shall have accepted such appointment within thirty (30) days after receipt of such notice of removal by the Collateral Administrator, the Collateral Agent and/or the Securities Intermediary, as applicable (each, a “Removed Agent”), then the Administrative Agent may appoint a successor which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. Upon the acceptance of its appointment as Collateral Administrator, Securities Intermediary or Collateral Agent, as the case may be, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the Removed Agent, and the Removed Agent shall be discharged from its duties and obligations hereunder. After the Removed Agent’s removal hereunder, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such Removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Securities Intermediary or Collateral Agent, as the case may be. Any Person into which any Agent, the Collateral Administrator or the Securities Intermediary may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Person shall be a party, or any Person succeeding to the corporate trust services business of such Person shall be the successor of such Person hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto.

Upon the request of the Company or the Administrative Agent or the successor agent, such retiring or removed agent shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor agent all the rights, powers and trusts of the retiring or removed agent, and shall duly assign, transfer and deliver to such successor agent all property and money held by such retiring or removed agent hereunder. Upon request of any such successor agent, the Company and the Administrative Agent shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor agent all such rights, powers and trusts.

Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Anything in this Agreement notwithstanding, in no event shall any Agent, the Collateral Administrator or the Securities Intermediary be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if such Agent, the Collateral Administrator or the Securities Intermediary, as the case may be, has been advised of such loss or damage and regardless of the form of action.

Each Agent and the Collateral Administrator shall not be liable for any error of judgment made in good faith by an officer or officers of such Agent or the Collateral Administrator, unless it shall be conclusively determined by a court of competent jurisdiction that such Agent or the Collateral Administrator was grossly negligent in ascertaining the pertinent facts.

Each Agent and the Collateral Administrator shall not be responsible for the accuracy or content of any certificate, statement, direction or opinion furnished to it in connection with this Agreement.

Each Agent and the Collateral Administrator shall not be bound to make any investigation into the facts stated in any resolution, certificate, statement, instrument, opinion, report, consent, order, approval, bond or other document or have any responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

No Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts include but are not limited to acts of God, strikes, lockouts, riots and acts of war. In connection with any payment, the Collateral Agent and the Collateral Administrator are entitled to rely conclusively on any instructions provided to them by the Administrative Agent.

The rights, protections and immunities given to the Agents in this Section 9.01, Section 9.02(e) and (h) shall likewise be available and applicable to the Securities Intermediary and the Collateral Administrator.

SECTION 9.02. Additional Provisions Relating to the Collateral Agent and the Collateral Administrator.

(a) Collateral Agent May Perform. The Collateral Agent shall from time to time take such action (at the written direction of the Administrative Agent or the Required Lenders) for the maintenance, preservation or protection of any of the Collateral or of its security interest therein or any other exercise of rights, remedies or discretionary actions hereunder and the Administrative Agent may direct the Collateral Agent in writing to take any action incidental thereto; provided that with respect to actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the written direction of the Administrative Agent; provided further that.in each case the Collateral Agent shall have no obligation to take any such action in the absence of such direction and shall have no obligation to comply with any such direction if it reasonably believes that the same (1) is contrary to Applicable Law or (2) is reasonably likely to subject the Collateral Agent to any loss, liability, cost or expense, unless the Administrative Agent or the Required Lenders, as the case may be, issuing such instruction provides indemnification or otherwise makes provision reasonably satisfactory to the Collateral Agent for payment of same.

If, in performing its respective duties under this Agreement, the Collateral Agent or Collateral Administrator, as applicable, is required to decide between alternative courses of action, such Collateral Agent or Collateral Administrator shall request written instructions from the Administrative Agent as to the course of action desired by it. The Collateral Agent or Collateral Administrator, as applicable, shall be entitled to rely on the advice of legal counsel and independent accountants in performing its respective duties hereunder and shall be protected if it acts in good faith in reliance upon such advice.

(b) Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that (i) the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as permitted by this Agreement and (ii) the Collateral Agent shall have failed to exercise reasonable care if it fails to comply with any reasonable request of the Administrative Agent pursuant to this Agreement at any time. The Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any liens thereon.

(c) Collateral Agent Not Liable. Except to the extent arising from the gross negligence, willful misconduct, fraud or reckless disregard of the Collateral Agent, the Collateral Agent shall not be liable by reason of its compliance with the terms of this Agreement with respect to (1) the investment of funds held thereunder in Eligible Investments (other than for losses attributable to the Collateral Agent’s failure to make payments on investments issued by the Collateral Agent, in its commercial capacity as principal obligor and not as collateral agent, in accordance with their terms) or (2) losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity. The Collateral Agent and its Affiliates shall be permitted to receive additional compensation that could be deemed to be in such Agent’s economic self-interest for (1) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (2) using Affiliates to effect transactions in certain Eligible Investments, and (3) effecting transactions in certain investments.

(d) Certain Rights and Obligations of the Collateral Agent. Without further consent or authorization from any Lenders, the Collateral Agent may execute any documents or instruments necessary to release any lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or as otherwise permitted or required hereunder or to which the Required Lenders have otherwise consented. Anything contained herein to the contrary notwithstanding, in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, any Agent or Lender may be the purchaser of any or all of such Collateral at any such sale and the Collateral Agent, as agent for and representative of the Lenders (but not any Lender in its individual capacity unless the Required Lenders shall otherwise agree), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the purchaser at such sale.

(e) Collateral Agent, Securities Intermediary and Collateral Administrator Fees and Expenses. The Company agrees to pay to the Collateral Agent, the Securities Intermediary and the Collateral Administrator such fees as the Collateral Agent, the Securities Intermediary, the Collateral Administrator and the Portfolio Manager (acting on behalf of the Company), may agree in writing, subject to the Priority of Payments. The Company further agrees to pay to the Collateral Agent, the Securities Intermediary and the Collateral Administrator, or reimburse the Collateral Agent, the Securities Intermediary and the Collateral Administrator for paying, reasonable and documented out-of-pocket expenses, including attorney’s fees, in connection with this Agreement and the transactions contemplated hereby, subject to the Priority of Payments.

(f) Execution by the Collateral Agent, the Securities Intermediary and the Collateral Administrator. The Collateral Agent, the Securities Intermediary and the Collateral Administrator are executing this Agreement solely in their capacity as Collateral Agent, Securities Intermediary and Collateral Administrator hereunder and in no event shall have any obligation to make any Advance, provide any Advance or perform any obligation of the Administrative Agent hereunder.

(g) Reports by the Collateral Administrator. The Company hereby appoints UMB Bank, National Association as Collateral Administrator and directs the Collateral Administrator to prepare the reports substantially in the form reasonably agreed by the Company, the Collateral Administrator and the Administrative Agent, which shall include daily position and cash flow reports with respect to the Portfolio Investments, which such daily position and cash flow reports shall identify each Portfolio Investment as either an absolute assignment or a Participation Interest. All information reported with respect to (i) an individual Portfolio Investment related Eligible Currency and (ii) calculations, tests or other determinations requiring the aggregation of Portfolio Investments or other Collateral (or groups thereof), such information shall be reported in U.S. Dollars based upon the Spot Rate. The Company and the Portfolio Manager shall cooperate with the Collateral Administrator in connection with the matters described herein, including calculations relating to the reports contemplated herein or as otherwise reasonably requested hereunder. Without limiting the generality of the foregoing, the Portfolio Manager shall supply in a timely fashion any determinations, designations, classifications or selections made by it relating to a Portfolio Investment, including in connection with the acquisition or disposition thereof, and any information maintained by it that the Collateral Administrator may from time to time reasonably request with respect to the Portfolio Investment and reasonably need to complete the reports required to be prepared by the Collateral Administrator hereunder or reasonably required to permit the Collateral Administrator to perform its obligations hereunder. The Collateral Administrator shall endeavor to deliver a draft of each such report to the Portfolio Manager and the Portfolio Manager shall review, verify and approve the contents of the aforesaid reports. To the extent any of the information in such reports conflicts with data or calculations in the records of the Portfolio Manager, the Portfolio Manager shall notify the Collateral Administrator of such discrepancy and use reasonable efforts to assist the Collateral Administrator in reconciling such discrepancy. Upon reasonable request by the Collateral Administrator, the Portfolio Manager further agrees to provide to the Collateral Administrator from time to time during the term of this Agreement, on a timely basis, any information relating to the Portfolio Investments and any proposed purchases, sales or other dispositions thereof as to enable the Collateral Administrator to perform its duties hereunder.

(h) Information Provided to the Collateral Agent and the Collateral Administrator. Without limiting the generality of any terms of this Section, neither the Collateral Agent nor the Collateral Administrator shall have liability for any failure, inability or unwillingness on the part of the Portfolio Manager, the Administrative Agent, the Company or the Required Lenders to provide accurate and complete information on a timely basis to the Collateral Agent or the Collateral Administrator, as applicable, or otherwise on the part of any such party to comply with the terms of this Agreement, and, absent gross negligence, willful misconduct, bad faith, fraud or reckless disregard of the Collateral Agent or the Collateral Administrator, as applicable, shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s or Collateral Administrator’s, as applicable, part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof. Neither the Collateral Agent nor the Collateral Administrator shall have any obligation to determine or calculate any Net Asset Value, the Borrowing Base Test, the Unfunded Exposure Amount, the Unfunded Exposure Shortfall Amount, any Market Value, and shall be entitled to conclusively rely upon such amounts as calculated by the Portfolio Manager or the Administrative Agent as applicable, in accordance with this Agreement. The Collateral Agent and the Collateral Administrator shall be entitled to conclusively rely upon information provided by the Administrative Agent with respect to the determination of all interest, fees, expenses and other amounts due and payable to the Lenders and the calculation of each Benchmark or Benchmark Replacement.

SECTION 9.03. Acknowledgements of the Lenders.

(a) Each Secured Party hereby agrees that (i) if the Administrative Agent notifies such Secured Party that the Administrative Agent has determined in its sole discretion that any funds received by such Secured Party from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Secured Party (whether or not known to such Secured Party), and demands the return of such Payment (or a portion thereof), such Secured Party shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Secured Party to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) to the extent permitted by applicable law, such Secured Party shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Secured Party under this Section 9.03 shall be conclusive, absent manifest error.

(b) Each Secured Party hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (ii) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Secured Party agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Secured Party shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Secured Party to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The parties hereto hereby agree that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Secured Party that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Secured Party with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Company, except, in each case, to the extent such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from the Company for the purpose of making such Payment.

(d) Each party’s obligations under this Section 9.03 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, any Secured Party, the termination of the Financing Commitments or the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 9.04. Notices. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which the Company is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent or the Collateral Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.05 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 9.05. Certain ERISA Matters(a) . (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of each Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company, the Parent or the Portfolio Manager, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Rules) of one or more Plans in connection with the Advances or the Financing Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Financing Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Financing Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Financing Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Financing Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of each Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company, the Parent or the Portfolio Manager, that none of the Agents, the Collateral Administrator, the Securities Intermediary or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c) Each Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Advances, the Financing Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Advances or the Financing Commitments for an amount less than the amount being paid for an interest in the Advances or the Financing Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE X

MISCELLANEOUS

SECTION 10.01. Non-Petition; Limited Recourse. Each of the Collateral Agent, the Securities Intermediary, the Collateral Administrator, the Portfolio Manager and the other parties hereto (other than the Administrative Agent acting at the direction of the Required Lenders) hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of the Company or any similar proceedings, in each case prior to the date that is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all amounts owing to the parties hereto. The foregoing restrictions are a material inducement for the parties hereto to enter into this Agreement and are an essential term of this Agreement. The Administrative Agent or the Company may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, winding-up, liquidation or similar proceedings. The Company shall promptly object to the institution of any bankruptcy, winding-up, liquidation or similar proceedings against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor. Nothing in this Section 10.01 shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this Section that was instituted by the Company or against the Company by any Person other than a party hereto.

Notwithstanding any other provision of this Agreement, no recourse under any obligation, covenant or agreement of the Company or the Portfolio Manager contained in this Agreement shall be had against any incorporator, stockholder, partner, officer, director, member, manager, employee or agent of the Company, the Portfolio Manager or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company and (with respect to the express obligations of the Portfolio Manager hereunder) the Portfolio Manager and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, partner, officer, director, member, manager, employee or agent of the Company, the Portfolio Manager or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the Company or the Portfolio Manager contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Company or the Portfolio Manager of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, partner, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

SECTION 10.02. Notices. All notices and other communications in respect hereof (including, without limitation, any modifications hereof, or requests, waivers or consents hereunder) to be given or made by a party hereto shall be in writing (including by electronic mail or other electronic messaging system of .pdf or other similar files) to the other parties hereto at the addresses for notices specified on the Transaction Schedule (or, as to any such party, at such other address as shall be designated by such party in a notice to each other party hereto). All such notices and other communications shall be deemed to have been duly given when (a) transmitted by facsimile, (b) personally delivered, (c) in the case of a mailed notice, upon receipt, or (d) in the case of notices and communications transmitted by electronic mail or any other electronic messaging system, upon delivery, in each case given or addressed as aforesaid.

Each of the Collateral Agent, Collateral Administrator and Securities Intermediary shall be entitled to accept and act upon instructions or directions pursuant to this Agreement and other Loan Documents sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, that each party providing such instructions or directions shall provide to the Collateral Agent, Collateral Administrator or Securities Intermediary written notice of persons designated to provide instructions or directions. The Collateral Agent, Collateral Administrator and Securities Intermediary shall not be liable for any losses, costs or expenses arising directly or indirectly from the Collateral Agent’s, Collateral Administrator’s and Securities Intermediary’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Each party hereto agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Collateral Agent, Collateral Administrator and Securities Intermediary, including without limitation the risk of the Collateral Agent, Collateral Administrator and Securities Intermediary acting on unauthorized instructions, and the risk of interception and misuse by third parties. Any party providing such instructions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

SECTION 10.03. No Waiver. No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

SECTION 10.04. Expenses; Indemnity; Damage Waiver; Right of Setoff.

(a) The Company shall pay (1) all fees and reasonable and documented out-of-pocket expenses incurred by the Agents, the Collateral Administrator, the Securities Intermediary and their Related Parties, including the fees, charges and disbursements of outside counsel for each Agent and the Collateral Administrator, and such other local counsel in relevant jurisdictions as required for the Agents, the Securities Intermediary and the Collateral Administrator, collectively, in connection with the preparation and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) (including due diligence with respect to the transactions contemplated hereby) and (2) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Securities Intermediary, the Collateral Administrator and the Lenders, including the fees, charges and disbursements of outside counsel for each Agent, the Securities Intermediary, the Collateral Administrator and such other local counsel in relevant jurisdictions as required for all of them, in connection herewith, including the enforcement or protection of their rights in connection with this Agreement, including their rights under this Section, or in connection with the Advances provided by them hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b) The Company shall indemnify the Agents, the Collateral Administrator, the Securities Intermediary, the Lenders and their Related Parties (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities (related expenses, including the fees, charges and disbursements of outside counsel for each Indemnitee and such other local counsel as required for any Indemnitees, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (1) the execution or delivery of this Agreement or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations (including, without limitation, any breach of any representation or warranty made by the Company or the Portfolio Manager hereunder (for the avoidance of doubt, after giving effect to any limitation included in any such representation or warranty relating to materiality or causing a Material Adverse Effect)) or the exercise or enforcement of the parties thereto of their respective rights (including, without limitation, the approval or disapproval by the Administrative Agent of the acquisition of any Portfolio Investment in accordance with the terms of this Agreement) or the consummation of the transactions contemplated hereby, (2) any Advance or the use of the proceeds therefrom, (3) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or is pursuing or defending any such action or (4) any action taken in connection with this Agreement, including, but not limited to, the payment of principal, interest and fees; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or its officers, directors or employees This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. To the extent permitted by Applicable Law, neither the Company nor any Indemnitee shall assert, and each hereby waives, any claim against the Company or any Indemnitee, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement, instrument or transaction contemplated hereby or thereby, any Advance or the use of the proceeds thereof.

(c) If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this clause (c) are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

(d) This Section 10.04 shall survive the termination of this Agreement and the repayment of all amounts owing to the Secured Parties hereunder and, if applicable, the earlier resignation or removal of any Indemnitee.

SECTION 10.05. Amendments. Subject to Section 3.01(h)(ii), no amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including, without limitation, a writing evidenced by a facsimile transmission or electronic mail) and executed by each of the Agents, the Collateral Administrator, the Required Lenders, the Company and the Portfolio Manager; provided, however, that any amendment to this Agreement that the Administrative Agent determines in its commercially reasonable judgment is necessary to effectuate the purposes of Section 1.04 hereof following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event and which would not result in an increase or decrease in the rights, duties or liabilities of the Portfolio Manager or the Company shall not be required to be executed by the Portfolio Manager or the Company; provided further that the Administrative Agent may waive any of the Eligibility Criteria and the requirements set forth in Schedule 3 or Schedule 4 in its sole discretion; provided further that none of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be required to execute any amendment that affects its rights, duties, protections or immunities; provided further that any Material Amendment shall require the prior written consent of each Lender affected thereby; provided further that (i) the Administrative Agent may, with the consent of the Company only, amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Administrative Agent), so long as such amendment, modification or supplement does not adversely affect the rights of the Bank or any Lender or the Lenders shall have received at least five Business Days’ prior written notice (which may be by electronic mail) thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice (which may be by electronic mail) from the Required Lenders stating that the Required Lenders object to such amendment and (ii) the Administrative Agent may (with the consent of the Required Lenders), in its sole and absolute discretion, consent to any action or omission as set forth in this Agreement and may grant waivers, concessions and other indulgences in accordance with the terms of this Agreement.

SECTION 10.06. Successors; Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Portfolio Manager, the Administrative Agent and each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and the Portfolio Manager may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent. Except as expressly set forth herein, nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Subject to the conditions set forth below, any Lender may assign to any other Person, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed, it being understood that it shall not be unreasonable for the Company to withhold consent to an assignment to a Competitor) of the Administrative Agent and the Company provided that (1) no consent of the Administrative Agent shall be required for an assignment of any Financing Commitment to an assignee that is a Lender (or any Affiliate thereof)

immediately prior to giving effect to such assignment and (2) no consent of the Company shall be required for an assignment to an assignee that is a bank, broker-dealer or insurance company; provided, further, that no consent of the Company shall be required for an assignment to any Person (including a Competitor) during the continuance of any Event of Default or following the occurrence of a Market Value Event.

Assignments shall be subject to the following additional conditions: (A) [reserved]; (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; and (C) the parties to each assignment shall execute and deliver to the Administrative Agent an assignment and assumption agreement in form and substance acceptable to the Administrative Agent.

Subject to acceptance and recording thereof below, from and after the effective date specified in each assignment and assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such assignment and assumption, be released from its obligations under this Agreement (and, in the case of an assignment and assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto as a Lender but shall continue to be entitled to the benefits of Sections 5.03 and 10.04).

The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each assignment and assumption delivered to it and the Register. The entries in the Register shall be conclusive absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Lender and the Portfolio Manager, at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed assignment and assumption executed by an assigning Lender and an assignee, the Administrative Agent shall accept such assignment and assumption and record the information contained therein in the Register.

(c) Any Lender may sell participations to one or more banks, broker-dealers, insurance companies or other entities (a “Lender Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances owing to it); provided that (1) such Lender’s obligations under this Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (3) the Company, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (4) the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed, it being understood that it shall not be unreasonable for the Company to withhold consent to a participation to a Competitor) of the Company shall be required; provided that (1) no consent of the Administrative Agent shall be required for a participation of any Financing Commitment to a participant that is a Lender (or any Affiliate thereof) immediately prior to giving effect to such participation and (2) no consent of the Company shall be required for a participation to a participant that is a bank, broker-dealer or insurance company; provided, further, that no consent of the Company shall be required for a participation to any Person (including a Competitor) during the continuance of any Event of Default or following the occurrence of a Market Value Event. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Lender Participant, agree to any Material Amendment that affects such Lender Participant.

(d) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Company, maintain a register on which it enters the name and address of each Lender Participant and the principal amounts (and stated interest) of each Lender Participant’s interest in the Advances or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Lender Participant or any information relating to a Lender Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or any successor provision. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The Company agrees that each Lender Participant shall be entitled to the benefits of Sections 3.01(e) and 3.03 (subject to the requirements and limitations therein, including the requirements under Section 3.03(f) (it being understood that the documentation required under Section 3.03(f) shall be delivered to the Lender that sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Lender Participant (A) agrees to be subject to the provisions of Section 3.01(f) relating to replacement of Lenders as if it were an assignee under paragraph (b) of this Section 10.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01(e) and 3.03, with respect to any participation, than the Lender that sells the participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Lender Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the replacement of Lenders provisions set forth in Section 3.01(f) with respect to any Lender Participant.

SECTION 10.07. Governing Law; Submission to Jurisdiction; Etc.

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York.

(b) Submission to Jurisdiction. Any suit, action or proceedings relating to this Agreement (collectively, “Proceedings”) shall be tried and litigated in the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City. With respect to any Proceedings, each party hereto irrevocably (i) submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Proceedings to enforce any judgment against any such party arising out of or relating to this Agreement in the courts of any place where such party or any of its assets may be found or located, nor will the bringing of such Proceedings in any one or more jurisdictions preclude the bringing of such Proceedings in any other jurisdiction.

(c) Waiver of Jury Trial. EACH OF THE PARTIES HERETO AND THE ADMINISTRATIVE AGENT ON BEHALF OF THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.08. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts which are treated as interest on such Advance under Applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Advance in accordance with Applicable Law, the rate of interest payable in respect of such Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section 10.08 shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.09. PATRIOT Act. Each Lender and Agent that is subject to the requirements of the PATRIOT Act hereby notifies the Company that pursuant to the requirements of the PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or Agent to identify the Company in accordance with the PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 10.10. Counterparts. This Agreement may be executed in any number of counterparts by facsimile or other written form of communication or electronic transmission (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform), each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. The words “delivery,” “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures which shall be of the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. By executing this Agreement, the parties hereto hereby acknowledge and agree, and direct the Collateral Agent, Collateral Administrator and the Securities Intermediary to acknowledge and agree and the Collateral Agent, Collateral Administrator and the Securities Intermediary do hereby acknowledge and agree, that execution of this Agreement, any instruction, order, direction, notice, form or other document executed by any party to this Agreement or the other Loan Documents in connection with this Agreement or such other Loan Documents, by electronic signatures (whether by Adobe Sign, DocuSign, or any other similar platform identified by such party and reasonably available at no undue burden or expense to the Collateral Agent, Collateral Administrator and the Securities Intermediary) shall be permitted hereunder notwithstanding anything to the contrary herein and such electronic signatures shall be legally binding as if such electronic signatures were handwritten signatures. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such officer on such party’s behalf. The parties hereto also hereby acknowledge and agree that the Collateral Agent, Collateral Administrator and the Securities Intermediary shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(1) a reduction in full or in part or cancellation of any such liability;

(2) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(3) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 10.13. Confidentiality. Each Agent, the Collateral Administrator, the Securities Intermediary and each Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors to the extent such Information is disclosed to such persons on a “need to know” basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority (including any self-regulatory authority); provided, that such regulatory authority and self-regulatory authority shall have jurisdiction over such Person, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, in which case such Person agrees to inform the Company to the extent permitted by law, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder, the sale of any Portfolio Investment following the occurrence of a Market Value Event or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this

Section 10.13, to (x) any assignee of or participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (other than any assignee to whom the Company has declined consent to the assignment thereto (to the extent such consent is otherwise required)), or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (vii) with the consent of the Company, (viii) to the extent such Information (ix) becomes publicly available other than as a result of a breach of this Section 10.13 by the delivering party or its Affiliates or (y) becomes available to any Agent, the Collateral Administrator, the Securities Intermediary or any Lender on a nonconfidential basis from a source other than the Company or (ix) to the extent permitted or required under this Agreement or the Account Control Agreement. For purposes of this Section 10.13, any Person required to maintain the confidentiality of Information as provided in this Section 10.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.14. Annex A. For the avoidance of doubt, Annex A is hereby incorporated as a part of this Agreement. To the extent of any conflict between any provision in Annex A and any provision in the rest of this Agreement, the provision in Annex A shall prevail.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

STEPSTONE SPV FACILITY V LLC, as Company

By:	/s/ Joseph Cambareri
Name:	Joseph Cambareri
Title:	Chief Financial Officer

STEPSTONE PRIVATE CREDIT FUND LLC, as Portfolio Manager

By:	/s/ Joseph Cambareri
Name:	Joseph Cambareri
Title:	Chief Financial Officer

STEPSTONE PRIVATE CREDIT FUND LLC, as the Parent

By:	/s/ Joseph Cambareri
Name:	Joseph Cambareri
Title:	Chief Financial Officer

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ James Greenfield
Name:	James Greenfield
Title:	Managing Director

UMB Bank, National Association, as Collateral Agent

By:	/s/ Mark Nguyen
Name:	Mark Nguyen
Title:	Vice President

UMB Bank, National Association, as Collateral Administrator

By:	/s/ Mark Nguyen
Name:	Mark Nguyen
Title:	Vice President

UMB Bank, National Association, as Securities Intermediary

By:	/s/ Tonya Cordray
Name:	Tonya Cordray
Title:	Senior Vice President

The Lenders

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ James Greenfield
Name:	James Greenfield
Title:	Managing Director

SCHEDULE 1

Transaction Schedule

1.	Types of Financing	Available	Financing Limit

	Advances	yes	Prior to a Financing Commitment Increase Date: $250,000,000; On and after a Financing Commitment Increase Date, if any, an aggregate amount up to $500,000,000 as approved pursuant to Section 2.06.

2.	Lenders	Financing Commitment

JPMorgan Chase Bank, National Association

Prior to a Financing Commitment Increase Date: $250,000,000;

On and after a Financing Commitment Increase Date, if any, an aggregate amount up to $500,000,000, as approved pursuant to Section 2.06, in each case, as reduced from time to time pursuant to Section 4.07.

3.	Scheduled Termination Date:	July 25, 2030;

4.	Interest Rates

Applicable Margin for Advances denominated in U.S. Dollars:

With respect to interest based on the Term SOFR Rate, (x) prior to January 25, 2027, 1.85% per annum and (y) thereafter, 1.90% per annum (subject to increase in accordance with Section 3.01(b));

With respect to interest based on the applicable Base Rate, (x) prior to January 25, 2027, 1.85% per annum and (y) thereafter, 1.90% per annum (subject to increase in accordance with Section 3.01(b))

Applicable Margin for Advances denominated in CAD:

With respect to interest based on Adjusted Term CORRA, (x) prior to January 25, 2027, 1.85% per annum and (y) thereafter, 1.90% per annum (subject to increase in accordance with Section 3.01(b));

With respect to interest based on the applicable Base Rate, (x) prior to January 25, 2027, 1.85% per annum and (y) thereafter, 1.90% per annum (subject to increase in accordance with Section 3.01(b))

Applicable Margin for Advances denominated in CHF:

With respect to interest based on the applicable Daily Simple RFR, (x) prior to January 25, 2027, 1.85% per annum and (y) thereafter, 1.90% per annum (subject to increase in accordance with Section 3.01(b));

With respect to interest based on the applicable Base Rate, (x) prior to January 25, 2027, 1.85% per annum and (y) thereafter, 1.90% per annum (subject to increase in accordance with Section 3.01(b))

Applicable Margin for Advances denominated in GBP:

With respect to interest based on the applicable Daily Simple RFR, (x) prior to January 25, 2027, 1.85% per annum and (y) thereafter, 1.90% per annum (subject to increase in accordance with Section 3.01(b));

With respect to interest based on the applicable Base Rate, (x) prior to January 25, 2027, 1.85% per annum and (y) thereafter, 1.90% per annum (subject to increase in accordance with Section 3.01(b))

Applicable Margin for Advances denominated in Euros:

With respect to interest based on the EURIBOR Rate (x) prior to January 25, 2027, 1.85% per annum and (y) thereafter, 1.90% per annum (subject to increase in accordance with Section 3.01(b));

With respect to interest based on the applicable Base Rate, (x) prior to January 25, 2027, 1.85% per annum and (y) thereafter, 1.90% per annum (subject to increase in accordance with Section 3.01(b)).

5.	Account Numbers

	Interest Collection Subaccount	[ ]
	Principal Collection Subaccount:	[ ]
	General Collection Subaccount:	[ ]
	MV Cure Account:	[ ]

	Unfunded Exposure Account:	[ ]

	Operating Account:	[ ]

6.	Market Value Trigger:	As of any date of determination, the AR in effect as of such date plus 7.5%

7.	Purchases of Restricted Securities

Notwithstanding anything herein to the contrary, no Portfolio Investment may constitute, at the time of initial purchase, a Restricted Security. As used herein, “Restricted Security” means any security that forms part of a new issue of publicly or privately issued securities (a) with respect to which an Affiliate of any Lender that is a “broker” or a “dealer”, within the meaning of the Securities Exchange Act of 1934, participated in the distribution as a member of a selling syndicate or group within 30 days of the proposed purchase by the Company and (b) which the Company proposes to purchase from any such Affiliate of any Lender.

[Remainder of Schedule 1 Intentionally Omitted]

SCHEDULE 2

Contents of Notices of Acquisition

[Intentionally Omitted]

SCHEDULE 3

Eligibility Criteria

1.

Such obligation is a Senior Secured Loan and is not a Synthetic Security, a Debt Security, a Structured Finance Obligation, a Mezzanine Obligation (or, for the avoidance of doubt, any other unsecured obligation of a Portfolio Investment Obligor) or a letter of credit or an interest therein.

2.

Such obligation does not require the making of any future advance or payment by the Company to the issuer thereof or any related counterparty except in connection with a Delayed Funding Term Loan or a Revolving Loan.

3.

Such obligation is (i) eligible to be entered into by, sold or assigned to the Company and pledged to the Collateral Agent and (ii) able to be sold by the Administrative Agent, the Collateral Agent or their respective designees, including following the occurrence of an Event of Default or Market Value Event and, to the extent there is an express prohibition (other than customary transfer restrictions) on the pledging or transfer of such obligation in favor or to the Administrative Agent or the Collateral Agent, a consent from the applicable general partner, managing member, board of directors or any similar governing body of the Portfolio Investment Obligor authorizing and consenting to the pledge or transfer (as applicable) of such obligation to the Administrative Agent or the Collateral Agent shall have been obtained.

4.	Such obligation is and purchased at a price that is at least 80% of the par amount of such obligation.

5.	Such obligation is denominated and payable in an Eligible Currency and is issued by a Portfolio Investment Obligor organized in an Eligible Jurisdiction.

6.

It is an obligation upon which no payments are subject to deduction or withholding for or on account of any withholding Taxes imposed by any jurisdiction unless the related Portfolio Investment Obligor is required to make “gross-up” payments that cover the full amount of any such withholding Taxes (subject to customary conditions to such payments which the Company (or the Portfolio Manager on behalf of the Company) in its good faith reasonable judgment expects to be satisfied).

7.

Such obligation is not subject to an event of default (as defined in the underlying instruments for such obligation) in accordance with its terms (including the terms of its underlying instruments after giving effect to any grace and/or cure period set forth in the related loan agreement, but not to exceed (i) in the case of any payment default, five (5) days or (ii) otherwise, thirty (30) days) and no Indebtedness of the Portfolio Investment Obligor thereon ranking pari passu with or senior to such obligation is in default with respect to the payment of principal or interest or is subject to any other event of default that would trigger a default under the related loan agreement (after giving effect to any grace and/or cure period set forth in the related loan agreement, but not to exceed (i) in the case of any payment default, five (5) days or (ii) otherwise, thirty (30) days).

8.	The timely repayment of such obligation is not subject to non-credit-related risk as determined by the Portfolio Manager in its good faith and reasonable judgment.

9.

It is not at the time of purchase or commitment to purchase the subject of an offer other than an offer pursuant to the terms of which the offeror offers to acquire a debt obligation in exchange for consideration consisting solely of cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest.

10.	Such obligation is not an Equity Interest and does not provide, on the date of acquisition, for conversion or exchange at any time over its life into an Equity Interest.

11.	Such obligation will not cause the Company or the pool of Collateral to be required to register as an investment company under the Investment Company Act of 1940, as amended.

12.	The Portfolio Investment has been Delivered to the Collateral Agent.

13.

In the case of a Portfolio Investment that is a Loan, (i) the Administrative Agent is an “Eligible Assignee” (as such term, or comparable term, is defined in the documents evidencing such Portfolio Investment) and such Portfolio Investment is otherwise permitted to be entered into by, sold or assigned to the Administrative Agent and (ii) the Company shall have delivered to the Administrative Agent an assignment agreement duly executed by the administrative agent and/or Portfolio Investment Obligor in respect of such Portfolio Investment, naming the Administrative Agent as assignee.

14.

Unless waived by the Administrative Agent in its sole discretion, following the relevant Trade Date, such obligation has not been amended to (a) increase the financing commitment of the Company, (b) reduce the principal amount of such Portfolio Investment or reduces the rate of interest thereon, or reduces any fees payable to the Company thereunder, (b) postpone the scheduled date of payment of the principal amount in respect of such Portfolio Investment or any interest thereon, or any other amounts payable thereunder, or reduces the amount of, waives or excuses any such payment, or postpones the scheduled date of expiration of any financing commitment thereunder, (c) changes any provision in a manner that would alter the pro rata sharing of payments required by the Underlying Instruments in a manner adverse to the Company, (d) release any material guarantor of such Portfolio Investment from its obligations, (e) terminate or release any lien on a material portion of the collateral securing such Portfolio Investment, in each case without the prior written consent of the Administrative Agent (at the direction of the Required Lenders) or (f) in a manner adverse to the Company, changes any of the provisions of the definition of “Required Lenders” (or its equivalent) or any other provision thereof specifying the number or percentage of lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder; provided that this clause 14 shall not be applicable for purposes of Section 1.03 of the Agreement.

15.	Such obligation does not have a Leverage Ratio of over 8.50:1.00.

16.	The obligor of such obligation has an LTM EBITDA of at least $10,000,000.

17.

The confidentiality obligations, if any, binding on the Company in connection with such obligation permit the Company to post or provide the relevant information as otherwise contemplated in Section 6.02(x).

18.

Such obligation either (i) provides only for periodic payments of interest thereon solely in cash at least semi-annually or (ii) provides for the interest thereon to be paid in kind (any such obligation under this clause (ii), a “PIK Portfolio Investment”); provided that such PIK Portfolio Investments shall provide for periodic payments of interest thereon in cash at least semi-annually at a rate greater than or equal to the greater of (x) the benchmark thereunder plus 50% of the applicable margin thereunder and (y) the benchmark thereunder plus an applicable margin of 2.25% per annum.

SCHEDULE 4

Concentration Limitations

The “Concentration Limitations” shall be satisfied on any date of determination if, in the aggregate, the Portfolio Investments (other than any Ineligible Investments) owned (or in relation to a proposed purchase of a Portfolio Investment, proposed to be owned) by the Company comply with all the requirements set forth below:

1.

Portfolio Investments issued by a single Portfolio Investment Obligor and its Affiliates may not exceed an aggregate principal balance equal to 3.5% of the Collateral Principal Amount (or, prior to the end of the Ramp-Up Period, $15,000,000); provided that Portfolio Investments issued by two (2) Portfolio Investment Obligors and their respective Affiliates may each constitute up to an aggregate principal balance equal to 5% of the Collateral Principal Amount, provided further that Portfolio Investments that are ARR Portfolio Investments issued by a single Portfolio Investment Obligor may not exceed an aggregate principal balance equal to 2.5% of the Collateral Principal Amount .

2.	Not less than 100% of the Collateral Principal Amount may consist of Senior Secured Loans and cash and Eligible Investments on deposit in the Collection Account as Principal Proceeds.

3.	In aggregate not more than 10% of the Collateral Principal Amount may consist of Portfolio Investments that are ARR Portfolio Investments.

4.

Portfolio Investments issued by Portfolio Investment Obligors and their Affiliates domiciled in (x) the United States of America may not be less than 90% of the Collateral Principal Amount or (y) any Eligible Jurisdiction other than the United States of America may constitute up to 10% of the Collateral Principal Amount.

5.	Not less than 90% of the Collateral Principal Amount may be denominated in U.S. Dollars.

6.

Portfolio Investments issued by Portfolio Investment Obligors that belong to each GICS Industry Classification may not exceed the corresponding sector or industry limit as set forth in Schedule 6 hereto. As used herein, “GICS Industry Classifications” means the industry classifications set forth in Schedule 6 hereto, as applicable, which classification (x) shall be determined by the Portfolio Manager (with the consent of the Administrative Agent in its sole and absolute discretion) on the Trade Date for the applicable Portfolio Investment and (y) shall be updated, upon reasonable prior notice to the Portfolio Manager if GICS publishes revised sector or industry classifications.

7.	Not more than 10% of the Collateral Principal Amount may consist of Portfolio Investments with a Leverage Ratio of over 7.00:1.00.

8.	The Unfunded Exposure Amount shall not exceed the Unfunded Exposure Threshold 3; provided that any Unfunded Exposure Amount shall be cash collateralized as required in accordance with Section 2.03(g).

9.

Not more than 15% of the Collateral Principal Amount may consist of Portfolio Investments to Portfolio Investment Obligors with an EBITDA of less than $25,000,000. Not more than 5% of the Collateral Principal Amount may consist of Portfolio Investments to Portfolio Investment Obligors with an EBITDA of less than $15,000,000.

10.	Not more than 5% of the Collateral Principal Amount may be denominated in Permitted Non-USD Currencies other than EUR, GBP and CAD.

11.

Not more than 10% of the Collateral Principal Amount may consist of Active PIK Portfolio Investments (excluding any Active PIK Portfolio Investments that provide for periodic payments of interest thereon in cash at least semi-annually at a rate greater than or equal to the benchmark thereunder plus an applicable margin of 3.50% per annum). As used herein, “Active PIK Portfolio Investments” means any PIK Portfolio Investment with respect to which the Portfolio Investment Obligor thereunder has elected or is required to partially pay interest then due and payable thereunder in kind for the current interest period.

SCHEDULE 5

Initial Portfolio Investments

None as of the Effective Date

SCHEDULE 6

GICS Classification
Sector Classification	Sector Limit*	Industry Code	Industry Limit	Industry Classification
Energy	5%	101010	5%	Energy Equipment & Services
		101020	5%	Oil, Gas & Consumable Fuels
Materials	20%	151010	10%	Chemicals
		151020	10%	Construction Materials
		151030	10%	Containers & Packaging
		151040	10%	Metals & Mining
		151050	10%	Paper & Forest Products
Industrials	40%	201010	12.5%	Aerospace & Defense
		201020	12.5%	Building Products
		201030	12.5%	Construction & Engineering
		201040	12.5%	Electrical Equipment
		201050	12.5%	Industrial Conglomerates
		201060	12.5%	Machinery
		201070	12.5%	Trading Companies & Distributors
		202010	20%	Commercial Services & Supplies
		202020	20%	Professional Services
		203010	12.5%	Air Freight & Logistics
		203020	12.5%	Passenger Airlines
		203030	12.5%	Marine Transportation
		203040	12.5%	Ground Transportation
		203050	12.5%	Transportation Infrastructure
Consumer Discretionary Distribution& Retails	25%	251010	10%	Automobile Components
		251020	10%	Automobiles
		252010	10%	Household Durables
		252020	10%	Leisure Products
		252030	10%	Textiles, Apparel & Luxury Goods
		253010	10%	Hotels, Restaurants & Leisure
		253020	10%	Diversified Consumer Services
		255010	10%	Distributors
		255030	10%	Broadline Retail
		255040	10%	Specialty Retail
Consumer Staples Distribution & Retail	20%	301010	12.5%	Consumer Staples Distribution & Retail
		302010	12.5%	Beverages
		302020	12.5%	Food Products
		302030	12.5%	Tobacco
		303010	12.5%	Household Products
		303020	12.5%	Personal Care Products

Health Care	30%	351010	12.5%	Health Care Equipment & Supplies
		351020	25%	Health Care Providers & Services
		351030	12.5%	Health Care Technology
		352010	12.5%	Biotechnology
		352020	12.5%	Pharmaceuticals
		352030	12.5%	Life Sciences Tools & Services
Financials	20%	401010	10%	Banks
		402010	10%	Financial Services
		402020	10%	Consumer Finance
		402030	10%	Capital Markets
		402040	10%	Mortgage Real Estate Investment Trusts (REITs)
		403010	10%	Insurance
Information Technology	20%	451020	12.5%	IT Services
		451030	12.5%	Software
		452010	12.5%	Communications Equipment
		452020	12.5%	Technology Hardware, Storage & Peripherals
		452030	12.5%	Electronic Equipment, Instruments & Components
		453010	12.5%	Semiconductors & Semiconductor Equipment
Communication Services	20%	501020	12.5%	Diversified Telecommunication Services
		501020	12.5%	Wireless Telecommunication Services
		502010	12.5%	Media
		502020	12.5%	Entertainment
		502030	12.5%	Interactive Media & Services
Utilities	5%	551010	5%	Electric Utilities
		551020	5%	Gas Utilities
		551030	5%	Multi-Utilities
		551040	5%	Water Utilities
		551050	5%	Independent Power and Renewable Electricity Producers
Real Estate	5%	601010	5%	Diversified REITs
		601025	0%	Industrial REITs
		601030	0%	Hotel & Resort REITs
		601040	0%	Office REITs
		601050	0%	Health Care REITs
		601060	0%	Residential REITs
		601070	0%	Retail REITs
		601080	0%	Specialized REITs
		602010	5%	Real Estate Management & Development

EXHIBIT A

Form of Request for Advance

[Intentionally Omitted]

SCHEDULE 7

Partial PIK Portfolio Investment – Notice Form

Portfolio Investment / Asset	Paid PIK in Quarter ended ____? (Y/N)	Coupon paid (Cash / PIK)

ANNEX A

DEFINITIONS ANNEX

[Intentionally Omitted]